                                                                   Exhibit 10.2*


                       PARTNERSHIP RESTRUCTURING AGREEMENT

     This is a Partnership Restructuring Agreement, dated as of March 15, 1996 (as in effect from time to time, the "AGREEMENT"), between Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and Lockheed Martin Corporation, a Maryland corporation ("LMC"), as successor by merger to Martin Marietta Corporation, a Maryland corporation ("MMC"). In addition, M4 Environmental L.P., a Delaware limited partnership (the "PARTNERSHIP"), is entering into this Agreement solely for the purposes of Article 5.

     WHEREAS, MMC and MMT entered into a Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (as in effect from time to time, the "MASTER AGREEMENT"), pursuant to which they formed the Partnership in order to effectively commercialize CEP by selling, engineering, constructing and operating CEP Plants, and sublicensing CEP technology to appropriate third parties to permit them to engineer, construct and operate CEP Plants, to service the environmental remediation, waste management, decontamination, decommissioning, chemical and biological demilitarization, pollution prevention and waste minimization needs of the Department of Energy or the Department of Defense;

     WHEREAS, MMT and the Partnership have entered into an Agreement for Additional Market Segment -- United States Enrichment Corporation, dated as of December 13, 1994 (the "USEC AGREEMENT");

     WHEREAS, pursuant to an Agreement and Plan of Reorganization, dated as of August 29, 1994, between MMC and Lockheed Corporation, a Delaware corporation ("LOCKHEED"), MMC and Lockheed effected a business combination whereby MMC and Lockheed became wholly-owned subsidiaries of LMC, a new publicly-held corporation (the "LMC MERGER");

     WHEREAS, subsequent to the LMC Merger, Lockheed and MMC merged with and into LMC, with LMC as the surviving corporation;

     WHEREAS, LMC directly or indirectly owns 100% of Lockheed Environmental Systems & Technologies Co., a Nevada corporation ("LESAT"), which engages in businesses that fall within the scope of LMC's non-competition obligations under
Section 5.3(d) of the Master Agreement;

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

     WHEREAS, the parties have been in discussions regarding

                                       *

                         the most appropriate means of resolving the issues
raised by the LESAT acquisition, and have concluded that it is in the best interests of all parties to contribute certain LESAT business operations to the Partnership and to restructure their relationship in order to expand the Partnership's resource base through additions of technology, capital and staffing, and also to maximize the Partnership's opportunities for successfully winning business by teaming with LMC's Energy and Environmental Sector ("LMC/EES") in the pursuit and execution of certain major contracts and opportunities.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    Article 1
                                    ---------

                                  Defined Terms
                                  -------------

     In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the preamble.

     "Additional Market Segments" has the meaning set forth in Section 7.2.

     "Asset Acquisition Agreement" has the meaning set forth in Section 2.1.

     "Bankruptcy" means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code, or corresponding provisions of future laws (or any other federal or state insolvency law), (ii) the filing by such Person of an answer consenting to or acquiescing in any such petition, (iii) the

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

making by such Person of any assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, (iv) the filing of an involuntary petition against such Person under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within a 60-day period after the occurrence of such event, or (v) the entry against such Person of a final non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

     "Business Plan" means the Business Plan of the Partnership as currently in effect, as such Business Plan may be amended from time to time by unanimous consent of the Executive Committee.

     "By-Law Amendment" has the meaning set forth in Section 3.3.

     "Catalytic Extraction Processing" or "CEP" means the processes, methods and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources), owned or used by MMT, directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing liquified metal.

     "CEP Plant" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called "demonstration" CEP Plant, on the basis generally provided in the applicable demonstration program).

     "Charter Amendment" has the meaning set forth in Section 3.3.

     "Commercial Shortfall" has the meaning set forth in Section 10.3.

     "Competing Activity" has the meaning set forth in Section 7.3.

     "Competing Business" has the meaning set forth in Section 7.3.

     "Designated Period" means (i) in the case of any termination of this
Agreement by LMC pursuant to Section 10.2 or 10.4, the       *    after the
effective date


- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

of such termination and (ii) in the case of any other termination of this
Agreement the    *    after the effective date of such termination.

     "Dispute Resolution Agreement" has the meaning set forth in Section 3.5.

     "DoD" means the United States Department of Defense and, where the context so requires, any Successor Agency.

     "DOE" means the United States Department of Energy and, where the context so requires, any Successor Agency.

     "EPA" means the United States Environmental Protection Agency and any successor agency.

     "Executive Committee" has the meaning set forth in Section 6.2.

     "Feedstocks" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

     "General Manager" has the meaning set forth in Section 6.5.

     "General Partner" means M4 Environmental Management, Inc., a Delaware corporation.

     "GOCO" means a government-owned, contractor-operated facility and/or activity, with respect to which the U.S. Government owns the property and facilities, and a private-sector contractor provides the staff and performs the management and/or operations functions for the facilities and associated programs on a facility-wide or program-wide basis. Direction is provided by U.S. Government employees, and, in general, all costs incurred by the contractor are reimbursed by the U.S. Government. Various GOCO contract forms are possible, including "M&O" (Management and Operating) contracts, "M&I" (Management & Integration) contracts, and such Performance-Based Management Contract Vehicles contemplated within the current DOE contract reform initiative contained in "Making Contracting Work Better and Cost Less", REPORT OF THE CONTRACT REFORM TEAM, United States Department of Energy, DOE/S/0107 (February 1994).

     "GP Stockholder Agreement" has the meaning set forth in Section 3.3.

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

     "Hazardous" means, with respect to Feedstocks, Feedstocks that are defined as "hazardous" within the meaning of RCRA.

     "Inside Directors" has the meaning set forth in Section 6.2.

     "Intellectual Property" means all patents, inventions, patent applications, patent rights, trademarks, trademark registrations, trade names, brand names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, copyrights (including those in computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications and data), software, trade secrets, know-how, mask works, industrial designs, formulae, processes and technical information, including confidential and proprietary information, whether or not subject to statutory registration or protection.

     "LESAT" has the meaning set forth in the preamble.

     "Limited Feedstocks" means, at any time, Feedstocks (other than Market Feedstocks of the type referred to in clause (I) of the definition thereof) for which the annual amount generated in the United States at such time is * , as determined by MMT and confirmed in writing to the Partnership.

     "Limited Guaranty" has the meaning set forth in Section 3.4.

     "LMC" has the meaning set forth in the preamble.

     "LMC Directors" means LMC's designees to the Executive Committee.

     "LMC Merger" has the meaning set forth in the preamble.

     "LMC Subsidiary" means Martin Marietta Environmental Holdings, Inc., a Delaware corporation.

     "Loan Agreement" means the Revolving Credit Agreement between LMC and the Partnership entered into pursuant to the Asset Acquisition Agreement, as in effect from time to time.

     "Lockheed" has the meaning set forth in the preamble.

     "Market" means the environmental remediation, waste management, decontamination, decommissioning, chemical and biological demilitarization (including

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

disposal of unexploded ordnance), pollution prevention and waste minimization needs of the DoD, DOE or USEC anywhere in the world with respect to Market Feedstocks.

     "Market Feedstocks" means USEC Feedstocks and any of the following
Feedstocks:

     (I) any of the Feedstocks described in the following clauses (i)-(iv), to the extent such Feedstocks are owned by, generated by or stored by DOE or DoD, pursuant to the legal authority given to DoD or DOE under applicable law as of the date of the Original Master Agreement:

          (i)  any Hazardous, Toxic or Radioactive Feedstocks;

          (ii) any Mixed Feedstocks;

          (iii) any Medical Waste; and

          (iv) any Scrap Material for Recycling;

     (II) any Superfund, Hazardous or Toxic Feedstocks, other than Limited Feedstocks, which DoD or DOE specifically requests to be processed through an existing CEP Plant of the Partnership, but only to the extent such Superfund, Hazardous or Toxic Feedstocks represent a minor portion of the Feedstocks processed at the applicable CEP Plant in any year; and

    (III) any Feedstocks for which: (a) the processing of such Feedstocks is funded by U.S. governmental appropriations; (b) the processing of such Feedstocks is pursuant to a designated program initiative for which DoD or DOE is the responsible U.S. agency for implementation of such initiative, such as the Soviet Nuclear Threat Reduction Act of 1991, 22 U.S.C.[Section]2551 note, the Cooperative Threat Reduction ("CTR") program, or a government-to-government Agreement for Cooperation under the Peaceful Use of Atomic Energy program of the Atomic Energy Act, 42 U.S.C.[Section]2153; and (c) the processing of such Feedstocks is associated with environmental restoration, waste management, decontamination and decommissioning, pollution prevention, waste management or chemical or biological demilitarization at sites and facilities within the former Soviet Union.

          Notwithstanding the foregoing, Market Feedstocks do not, however, include any Municipal Waste or waste or other materials from commercial nuclear power plants.

     "Master Agreement" has the meaning set forth in the preamble.

     "Medical Waste" means, with respect to any Feedstocks, Feedstocks that constitute "medical waste" as defined in 40 C.F.R. [Section]259.10.

     "Mixed Feedstocks" means, with respect to Feedstocks, Feedstocks that contain Radioactive materials in combination with Hazardous and/or Toxic materials.

     "MMC" has the meaning set forth in the preamble.

     "MMT" has the meaning set forth in the preamble.

     "MMT Directors" means MMT's designees to the Executive Committee.

     "MMT License Agreement" has the meaning set forth in Section 3.2.

     "MMT Subsidiary" means MMT Federal Holdings, Inc., a Delaware corporation.

     "Municipal Waste" means solid waste, other than Hazardous, Toxic, Radioactive or Mixed Feedstocks, that is typically generated by households, retail facilities or business offices.

     "OCI" has the meaning set forth in Article 8.

     "Offer Trigger Date" has the meaning set forth in Section 5.2(b).

     "Original Business Plan" means the business plan of the Partnership, dated as of August 9, 1994.

     "Original Master Agreement" means the Master Agreement, dated as of August 9, 1994, between MMC and MMT.

     "Outside Directors" has the meaning set forth in Section 6.2.

     "Partnership" has the meaning set forth in the preamble.

     "Partnership Agreement" has the meaning set forth in Section 3.1.

     "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Pit 9 Contract" means Subcontract No. C91-133136 effective August 26, 1994 between Lockheed Idaho Technologies Company and LESAT, as modified by Modification No 1 effective November 15, 1994 and Modification No. 2 effective February 20, 1995.

     "Radioactive" means, with respect to Feedstocks, Feedstocks that contain disintegrating isotopes, either natural or man-made, that have been either added to or enhanced in the material that make up such Feedstock.

     "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. [SECTION]6901 ET SEQ.), and the federal regulations implementing such Act.

     "Recovered Resources" means the elements and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

     "Recycling" means the return of resources recovered or produced from waste or other similar materials for use or sale.

     "Registration Rights Agreement" has the meaning set forth in Section 2.2.

     "Related Agreements" means this Agreement, the Master Agreement, the Asset Acquisition Agreement, the Loan Agreement, the Registration Rights Agreement, the Partnership Agreement, the GP Stockholder Agreement, the MMT License Agreement, the Certificate of Incorporation of the General Partner (as in effect from time to time), the By-Laws of the General Partner (as in effect from time to time), the Dispute Resolution Agreement and the Limited Guaranties, and any other agreement between any of the Partnership, LMC, MMT, LESAT, the General Partner, the LMC Subsidiary or the MMT Subsidiary relating to the Partnership which specifies that it is a Related Agreement for purposes of this Agreement.

     "Retech" means the division of LESAT operating assets purchased in 1995 from Retech, Inc., a California corporation.

     "Retech Technology" means Retech's plasma systems.

     "RFP" has the meaning set forth in Section 5.1.

     "Scrap Materials for Recycling" means any bits and pieces of plastic, metal or other parts (e.g., bars, turnings, rods, sheets, wire) or metal, plastic or other pieces that may be combined together with bolts or soldering (e.g. radiators, scrap automobiles, railroad box cars), which when worn or superfluous can be recycled.

     "Subsidiary" means a corporation, company or other entity:

     (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

     (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interests representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     "Successor Agency" has the meaning set forth in Section 7.1.

     "Superfund" means, with respect to any Feedstocks, Feedstocks that are being treated, remediated or cleaned up pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. [SECTION]9601 ET SEQ.

     "Teamed Project" has the meaning set forth in Section 5.1.

     "Toxic" means, with respect to Feedstocks, Feedstocks that are chemical substances or mixtures that are regulated under Section 6 of TSCA, 15 U.S.C. [SECTION]2605.

     "Treatment" means, with respect to any material, any physical, mechanical, thermal and/or chemical actions which, individually or in concert, alter the chemical composition of such materials.

     "TSCA" means the Toxic Substance Control Act, 15 U.S.C., [SECTION]2601 ET SEQ., and the federal regulations implementing such Act.

     "USEC" means the United States Enrichment Corporation and, where the context so requires, any Successor Agency thereto.

     "USEC Feedstocks" means any of the Feedstocks described in the following clauses (i)-(iv), to the extent such Feedstocks are owned by, generated by or stored by USEC from and after July 1, 1993, pursuant to legal authority given to USEC under applicable law as of August 9, 1994:

     (i)   any Hazardous, Toxic or Radioactive Feedstocks;

     (ii)  any Mixed Feedstocks;

     (iii) any Medical Waste; and

     (iv)  any Scrap Material for Recycling.

     "Voting Securities" mean, with respect to any Person, all securities issued by such Person having the ordinary power to vote in the election of directors of such Person, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

                                    Article 2
                                    ---------

                               Asset Contribution
                               ------------------

     2.1. ASSET ACQUISITION AGREEMENT. (a) LMC and MMT agree to enter into, and to cause the Partnership to enter into, an Asset Acquisition Agreement in the form of EXHIBIT A hereto (as in effect from time to time, the "ASSET ACQUISITION AGREEMENT"), pursuant to which LMC will cause LESAT to contribute to the Partnership certain assets and liabilities, and transfer to MMT certain assets, relating to LESAT's Retech operations. In exchange for the assets transferred to MMT by LESAT, MMT will issue to LESAT 307,735 shares of MMT's Common Stock, par value $.01 per share (the "MMT STOCK"). MMT will transfer the assets acquired from LESAT to the MMT Subsidiary, which will in turn transfer the applicable Retech assets to the Partnership as a capital contribution.

        (b)

                                        *
                                        -




               The Partnership shall also have the right to make offers to employ certain LESAT sales and marketing personnel it designates.

                                        *


     2.2. REGISTRATION RIGHTS AGREEMENT. In connection with the shares of MMT Stock issued to LMC pursuant to the Asset Acquisition Agreement, LMC and MMT agree to enter into a Registration Rights Agreement in the form of EXHIBIT B hereto (as in effect from time to time, the "REGISTRATION RIGHTS AGREEMENT"). As provided in the Registration Rights Agreement, MMT hereby agrees (i) to file a registration statement with the Securities and Exchange Commission ("SEC") within seven days after the Closing (as defined in the Asset Acquisition Agreement), (ii) to cause the MMT Stock to be available for quotation through the NASDAQ National Market System and (iii) in the

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

event that the above-referenced registration statement is not declared effective by the SEC within either (y) thirty (30) days after its filing date, if the registration statement is not reviewed by the SEC, or (z) ninety (90) days after its filing date, if the registration statement is reviewed by the SEC, if requested by LMC at such time, to repurchase the MMT Stock for a cash purchase price of $23.72 per share.

     2.3. Satisfaction of Section 5.3(d).
          ------------------------------

                                        *
                                        -




                                    Article 3
                                    ---------

                        Restructuring of the Partnership
                        --------------------------------

     3.1. PARTNERSHIP AGREEMENT. LMC and MMT agree to cause the General Partner, MMT Subsidiary, LMC Subsidiary and LESAT, as applicable, to enter into, and LMC agrees to cause LESAT to enter into, an amendment and restatement of the Partnership Agreement in the form of EXHIBIT C hereto (as in effect from time to time, the "PARTNERSHIP AGREEMENT").

     3.2. LICENSE AGREEMENT. MMT and LMC agree to enter into, and agree to cause the Partnership to enter into, an amendment and restatement of the License Agreement in the form of EXHIBIT D hereto (as in effect from time to time, the "MMT LICENSE AGREEMENT").

     3.3. GENERAL PARTNER AMENDMENTS. MMT and LMC agree to cause MMT Subsidiary and LMC Subsidiary, respectively, to enter into the Amended and Restated GP Stockholder Agreement in the form of EXHIBIT E-1 hereto (as in effect from time to time, the "GP STOCKHOLDER AGREEMENT"), to amend the General Partner's Certificate of Incorporation as set forth in EXHIBIT E-2 hereto (the "CHARTER AMENDMENT") and to amend the General Partner's By-Laws as set forth in EXHIBIT E-3 hereto (the "BY-LAW AMENDMENT").

     3.4. LIMITED GUARANTIES. MMT and LMC agree to execute and deliver Amended and Restated Limited Guaranties in the form of EXHIBITS F-1 and F-2 hereto (as in effect from time to time, the "LIMITED GUARANTIES").

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

     3.5. DISPUTE Resolution Agreement. LMC and MMT agree to enter into, and to cause, as applicable, the LMC Subsidiary, the MMT Subsidiary, the General Partner, the Partnership and LESAT to enter into, an Amended and Restated Dispute Resolution Agreement in the form of EXHIBIT G hereto (as in effect from time to time, the "DISPUTE RESOLUTION AGREEMENT").

     3.6. CONVERSION TO LLC STATUS. LMC and MMT acknowledge that they wish to cause MMT Subsidiary and LMC Subsidiary to take all actions required to convert the Partnership from a Delaware limited partnership to a Delaware limited liability company, provided that there are no material adverse tax, accounting, liability or operational consequences to the parties as a result of converting to a limited liability company. This conversion would take place within 90 days after the Closing referred to in Article 4. The documentation to be prepared in connection with such conversion must be in mutually acceptable form, will be consistent with the Related Agreements and will provide that the Executive Committee will have final responsibility for approving all business matters relating to the Partnership within the normal purview of corporate boards of directors, including items under the Related Agreements which now require separate approvals of one or more of the parties to this Agreement; PROVIDED that those items set forth on SCHEDULE 3.6 would still require the approval of LMC or MMT or its designated subsidiary, as applicable. In the event that LMC and MMT elect not to cause the conversion of the Partnership to a Delaware limited liability company, this Agreement and the other Related Agreements shall remain in effect in the form provided for in this Agreement.

                                    Article 4
                                    ---------

                                     Closing
                                     -------

     The closing of the restructuring contemplated by Articles 2 and 3 will take place at the time and place referred to in the Asset Acquisition Agreement.

                                    Article 5
                                    ---------

                                Teaming; Pit Nine
                                -----------------

     5.1. Teaming.
          -------

     (a) In the interest of serving the needs of both the Partnership and LMC and their major customers, LMC (through LMC/EES) and the Partnership agree to enter into teaming arrangements in response to certain DOE, DoD and USEC government procurement opportunities requiring Treatment or Recycling of Feedstocks or other waste, in particular for contracts that require financial commitments in excess of a pre-determined threshold. Any contract opportunity that becomes the subject of this teaming arrangement is referred to below as a "TEAMED PROJECT". Any such teaming arrangements will be on the basis contemplated by Section 5.1(c).

     (b) For purposes of determining which DOE, DoD or USEC requests for proposal ("RFP's") shall constitute Teamed Projects, LMC and the Partnership will be guided by an analysis of the Partnership's current Business Plan, with respect to which the parties have agreed that

                              *     will be designated as Teamed Projects
          for purposes of this Section 5.1. From these projects LMC and the Partnership will extrapolate the characteristics necessary to determine the threshold for future projects to become Teamed Projects. These criteria will also take into account the Partnership's expected growth and financial strength and operating experience.

     (c) With respect to any Teamed Project, LMC will serve as the prime contractor, with overall contract and customer interface responsibility, and will provide general systems integration and program management, and the systems engineering and integration lead. The Partnership will be responsible for, and will provide (or subcontract for) and manage, all waste processing technologies necessary to perform the Teamed Project. For each RFP governed by this teaming arrangement, LMC and the Partnership will form an RFP response team staffed by both LMC and the Partnership, with one team leader from LMC and a deputy team leader from the Partnership. LMC and the Partnership, operating through this team, will promptly by joint agreement resolve all issues relating to the RFP, including system architecture, process design, facility design and construction, business and finance plans, selection of teammates and other matters necessary to respond effectively to the RFP. LMC and M4 will also establish their respective economic participation with respect to the applicable Teamed Project. If the necessary waste processing technologies are not already owned or controlled by the Partnership, it will obtain access to them for purpose of performing the applicable Teamed Project.

     (d) The parties by mutual agreement may elect to vary the arrangement described above, on a case-by-case basis, depending upon the particular circumstances of the applicable RFP. In addition, when in the best interest of the Partnership and LMC/EES, as determined by each of the Partnership and LMC in its discretion, the Executive Committee and LMC can always, on a case-by-case basis, elect to enter into a teaming arrangement for RFP's that are below the applicable threshold or for procurement


- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

          opportunities requiring waste processing anywhere in the world that are outside of the Market.

     (e) Any dispute relating to the roles of LMC and the Partnership with respect to any proposed Teamed Project which cannot be resolved by the respective management teams will be directed to the Chairman of the Partnership and the President of LMC/EES. If the President of LMC/EES and the Chairman of the Partnership fail to resolve such dispute, LMC and the Partnership will not proceed with such Teamed Project, either alone or with others.

     (f) The provisions of this Section 5.1 shall not prohibit LMC and its Subsidiaries from pursuing GOCO and similar opportunities or other business opportunities, including but not limited to areas involving environmental services, such as systems integration, remediation management, environmental consulting, analytical labs and waste characterization and transportation, in each case to the extent permitted under Section 7.3.

     5.2. Pit 9 Contract.
          --------------

     (a) LMC (either directly or through a Subsidiary) will continue to perform the Pit 9 Contract generally within its current scope. LMC and the Partnership will agree on terms whereby the Partnership will assume (subject to obtaining any necessary customer approvals), by sub-contract, operational responsibility at a defined time (anticipated to be as soon as possible following the Limited Product Test and Operations Readiness Review milestones under the Pit 9 Contract). LMC and the Partnership shall begin discussions with respect to this subcontract in advance of such milestones. This subcontract will provide that the Partnership will be appropriately compensated and will accept appropriate contractual responsibilities.

     (b) After the earlier of the completion of the Pit 9 Contract or the occurrence of any material addition to or enhancement of the Pit 9 Contract (the "OFFER TRIGGER DATE"), the infrastructure relating to the Pit 9 Contract and additional future business opportunities generated by the Pit 9 Contract, including the assets and liabilities, will be offered (subject to obtaining any necessary customer approvals) by LMC to the Partnership

                        *      pursuant to the procedures contemplated by
          Section 7.3(d), except that LMC shall make such offer within fifteen
          (15) days after the Offer Trigger Date, the Partnership shall have fifteen (15)

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

          days after receipt of such offer to accept or reject such offer, and LMC and the Partnership shall work diligently to close such acquisition as soon as possible.

                                    Article 6
                                    ---------

                                   Governance
                                   ----------

        6.1. PRINCIPAL BUSINESS. The Partnership's principal business will be to own, operate and sub-license waste processing technologies that contribute to the development of a long term, high margin business. The Partnership's primary technology base will be CEP, used in accordance with the MMT License Agreement, for the Market and, following the acquisition contemplated by the Asset Acquisition Agreement, Retech Technology for use in the Market and other opportunities in any other market anywhere in the world as determined by the Executive Committee. The best technology available to the Partnership shall be used for any particular Partnership project taking into account both qualitative and quantitative factors as determined by the Executive Committee exercising its business judgment.

     6.2. Establishment.
          -------------

     (a) LMC (as successor under the Master Agreement to MMC) and MMT have established an executive committee of the General Partner to implement this Agreement and the Related Agreements (the "EXECUTIVE COMMITTEE"). The Executive Committee will oversee the development of the Partnership and the General Partner. The Executive Committee shall also serve as the Board of Directors of the General Partner. The Executive Committee shall be staffed by an equal number of senior representatives designated by LMC and MMT ("INSIDE DIRECTORS"), unless LMC and MMT mutually agree to select additional members not affiliated with LMC or MMT ("OUTSIDE DIRECTORS"). Unless LMC and MMT agree otherwise, the Executive Committee shall consist of a total of eight
          (8) members. Each Inside Director shall serve at the pleasure of the party which designated such Inside Director and may from time to time be replaced by such party. Any such replacement must be a member of senior management of the designating party. All Outside Directors may be replaced only with the mutual consent of LMC and MMT. Each party shall notify the other party in writing of the persons designated by it to serve on the Executive Committee as Inside Director and any replacement for such person promptly following such designation or replacement.

     (b) The Chairman of the Executive Committee shall be a senior MMT executive designated from time to time by MMT. The Chairman shall preside at all meetings of the Executive Committee and shall have such other duties and responsibilities as are assigned from time to time by the Executive Committee.

     6.3. Authority and Duties.
          --------------------

     (a) The Executive Committee shall have the specific authority delegated to it pursuant to this Agreement and the Related Agreements.

     (b) DUTIES OF EXECUTIVE COMMITTEE. Without limiting the general duties and authority of the Executive Committee as set forth in this Article 6, the Executive Committee shall have responsibility for the evaluation of the performance of the General Manager, the establishment and monitoring of capital and operating budgets and other duties traditionally associated with Boards of Directors of Delaware corporations. The Executive Committee shall also review the Business Plan at least annually, and revise it as appropriate to reflect the business conditions and prospects for the Partnership. The Executive Committee shall form a compensation committee, over which the Chairman of the Executive Committee shall preside, to evaluate and set the compensation of the General Manager and other senior management.

     (c) FIDUCIARY DUTIES. Each member of the Executive Committee shall have the fiduciary duties of loyalty and care (similar to fiduciary duties of loyalty and care of directors of a business corporation governed by the General Corporation Law of the State of Delaware) to the Partnership and all of the Limited Partners.

     6.4. MEETINGS. The Executive Committee will meet as often as the members deem necessary, presently contemplated to be four times per year. Meetings may be conducted in person or by telephone or in any other manner agreed to by the Executive Committee. Either party may call a meeting of the Executive Committee upon reasonable prior notice. No notice of a meeting shall be necessary when all members of the Executive Committee are present. An equal number of Inside Directors then designated by each party shall constitute a quorum. Meetings of the Executive Committee may be attended by other representatives of LMC and MMT and other persons related to the Partnership all as agreed to from time to time by the Executive Committee. The Executive Committee will set up procedures relating to the recording of minutes of its meetings. Actions of the Executive Committee may also be taken without a meeting by unanimous written consent of the Executive Committee in the manner permitted by Section 141(f) of the General Corporation Law of the State of Delaware.

     6.5. POSITION OF GENERAL MANAGEr. LMC designated the President of the General Partner as the general manager of the Partnership (the "GENERAL MANAGER") to manage activities related to the development and operation of the Partnership. The General Manager was, immediately prior to becoming the General Manager, an employee of MMC, and may be removed from office only with the prior agreement of the MMT and LMC Directors, except that if either the MMT Directors or the LMC Directors have objected to the Executive Committee on at least three separate occasions about the General Manager's performance, providing information about the grounds for such objections in reasonable detail, then upon the request of the objecting party the LMC Directors and MMT Directors shall remove the General Manager and select a mutually acceptable new General Manager. Upon the retirement or removal of the General Manager, LMC may designate the replacement General Manager, subject to the approval of the MMT Directors. LMC agrees that management of the Partnership and the General Partner shall be the General Manager's only responsibility and such General Manager's activities shall be directed solely for the benefit of the Partnership and the General Partner.

     6.6. DUTIES OF GENERAL MANAGER. The General Manager shall be the Chief Executive Officer of the General Partner and shall be responsible for the management, operations, direction and administration of the Partnership and the General Partner and shall have such other duties and responsibilities related to the development of the Partnership as the Executive Committee shall from time to time direct. Subject to the provisions of this Agreement and the Related Agreements, the General Manager shall have discretion in choosing the remainder of the management team for the Partnership. The General Manager shall be responsible for advising the Executive Committee on the status of the Partnership on a regular basis or more frequently as requested by the Executive Committee.

                                    Article 7
                                    ---------

                     Exclusivity; Additional Market Segments
                     ---------------------------------------

     7.1. Exclusive Market Obligation of MMT.
          ----------------------------------

     (a) MMT agrees that, during the term of this Agreement, except pursuant to this Agreement and other Related Agreements it shall not either directly or indirectly (whether through its Affiliates, as a shareholder, partner, or consultant):

          (i)  except to the extent permitted under paragraphs (b), (c), (d) or
               (e) below, own or operate any CEP Plant that processes any Market Feedstocks; or

          (ii) except to the extent permitted under paragraphs (b), (c), (d) or
               (e) below, sell or license any CEP Plant pursuant to sale or license terms which permit such CEP Plant to process any Market Feedstocks.

     (b) Notwithstanding the provisions of paragraph (a) above, under relationships existing as of July 1, 1994

          * or their successors in interest, * and MMT (solely to the extent it is acting together with * pursuant to either such relationship) may own and operate CEP Plants located in the United States that process Market Feedstocks generated in the United States, excluding, however, Radioactive or Mixed Market Feedstocks, which may not be processed by
          * or MMT pursuant to this paragraph (b). MMT shall determine annually the quantity of any such Feedstocks so processed. As provided in the MMT License Agreement, the Partnership and its sublicensees shall be allowed to process, at CEP Plants owned by the Partnership or its sublicensees and located in the United States, an amount of Hazardous, Toxic or Superfund Feedstocks, other than Limited Feedstocks, that are generated in the United States but which are not Market Feedstocks, equal to the amount of such Market Feedstocks so processed by * or MMT. Any CEP Plants developed by * or MMT, or their successors in interest, beyond the scope of the relationships existing as of July 1, 1994 between MMT and * shall not qualify for the exemption provided by this paragraph (b) but instead shall be subject to the provisions of paragraph (c) below. MMT has previously disclosed in a writing acknowledged by MMC the nature of MMT's relationships with * .

     (c) Except for any agreement entered into with * or their Subsidiaries consistent with the provisions of paragraph (b) above, no agreement entered into after July 1, 1994 by MMT with any Person other than the Partnership shall permit the applicable licensee to process any Market Feedstocks at the CEP Plant to be developed pursuant to such agreement. However, to provide some flexibility for unintended processing of Market Feedstocks, LMC agrees that if any such licensee processes Market Feedstocks, generated in the United States, at a CEP Plant located in the United States and developed pursuant to such agreement, in an amount * such action will not be considered a breach of such agreement. Correspondingly, MMT agrees that, as provided in the MMT License Agreement, if the Partnership processes Superfund, Hazardous or Toxic Feedstocks generated in the United States, other than Market Feedstocks or Limited Feedstocks, at any CEP Plant within the United States in an amount * such action shall not be considered a breach of the MMT License Agreement.

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

     (d) As provided in the MMT License Agreement, in the event that the environmental remediation or other similar responsibility of any governmental organization other than DoD, DOE or USEC, or any private entity, is transferred to or assumed by DoD, DOE or USEC (such as the DoD's Army Corps of Engineers assuming responsibility for remediation of Superfund sites otherwise under the jurisdiction of the EPA or a private entity), any Feedstocks nominally subject to or related to such responsibility shall not constitute "Market Feedstocks" for purposes of this Agreement and the Related Agreements. Accordingly, the Partnership and its sublicensees shall not be entitled to process any such Feedstocks and this Section 7.1 shall not prevent MMT and its licensees from processing any such Feedstocks. Subject to any restrictions imposed by MMT's current or future agreements with third parties, in the event DoD, DOE or USEC is assigned or assumes environmental remediation or similar responsibility from a government agency with respect to all of such government agency's facilities or otherwise assumes all of the environmental remediation or similar responsibility of such government agency, MMT shall give the Partnership a right of first offer, pursuant to terms and procedures equivalent to those in Section 7.2, with respect to any such Feedstocks.

     (e) As provided in the MMT License Agreement, to the extent that the environmental remediation or other similar responsibility currently under the control of DoD, DOE or USEC is assigned to or assumed by any other government agency (a "SUCCESSOR AGENCY"), then the Partnership and its sublicensees shall be permitted to process the same type of Feedstocks with respect to such Successor Agency as those which the Partnership and its sublicensees could process with respect to DoD, DOE or USEC, as applicable, prior to such transfer to the Successor Agency, and MMT's restrictions under this Section 7.1 shall be extended in the same manner to such Successor Agency. The Executive Committee shall meet as required to discuss the effects of any change contemplated by this paragraph (e), and shall agree upon any changes required to this Agreement or the Related Agreements to reflect such change.

     (f) The provisions of this Section 7.1 shall not restrict MMT and its licensees from owning, operating, selling, or licensing any CEP Plant processing Market Feedstocks to the extent such CEP Plant is developed by MMT or its licensees pursuant to Section 8(b).

     7.2. Additional Market Segments.
          --------------------------

     (a) In addition to MMT's obligation under Section 7.1 with respect to DoD, DOE or USEC facilities, MMT agrees that, during the term of this Agreement, except pursuant to this Agreement and the Related Agreements it shall not grant a license to any third party to operate CEP

          Plants serving all facilities under the sole control of any other United States federal government agency or authority (the "ADDITIONAL MARKET SEGMENTS"), without first offering such opportunity to the Partnership pursuant to this Section 7.2. An example of an Additional Market Segment would be a proposed license to a third party for CEP Plants serving all Department of Agriculture facilities.

     (b) If MMT wishes to grant a license to a third party as provided in paragraph (a) above, it shall provide notice to the Executive Committee together with sufficient information to enable the Executive Committee to decide whether it wishes to pursue such opportunity through the Partnership. MMT shall not be required to have identified any particular third party or to have received an offer prior to implementing the procedures contemplated by this Section 7.2. The Executive Committee shall make its decision as promptly as practicable after receipt of such information, but in no event more than sixty
          (60) days after receipt of MMT's first notice, and provide prompt written notice of such decision to MMT.

          If the Executive Committee decides that it does not wish to pursue such opportunity through the Partnership, MMT shall thereafter be free to pursue such opportunity on its own. If the Executive Committee decides that it does wish to pursue such opportunity through the Partnership, the Partnership and MMT shall negotiate in good faith for thirty (30) days and if MMT and the Partnership are able to reach agreement within such period on the terms pursuant to which MMT shall permit the Partnership to pursue such opportunity, then MMT shall not pursue such opportunity outside the Partnership. If, after such decision, the Executive Committee decides not to pursue such opportunity any further, it shall provide prompt notice thereof to MMT, who shall thereafter be free to pursue such opportunity on its own outside the Partnership.

     (c) Notwithstanding the foregoing, if additional capital is required from LMC in order for the Partnership to pursue any particular Additional Market Segment, such decision to pursue the Additional Market Segment shall be made by LMC as opposed to the Executive Committee.

     (d) Any information disclosed by MMT to the Executive Committee pursuant to this Section 7.2 shall be subject to Section 6.2 of the MMT License Agreement.

     7.3. NON-COMPETITION OBLIGATION OF LMC. (a) LMC agrees that, during the term of this Agreement and thereafter for the Designated Period, except pursuant to this Agreement and the Related Agreements it shall not

                                        *
                                        -





- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

                                        *
                                        -











- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

                                        *
                                        -















- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

                                        *
                                        -


                                    Article 8
                                    ---------

                                   OCI Issues
                                   ----------

     (a) LMC and MMT acknowledge that insofar as LMC or its Affiliates have existing or future contracts with certain facilities constituting part of the Market, so-called "Organizational Conflict of Interest" ("OCI") issues could arise in connection with the transactions contemplated by this Agreement and the Related Agreements. The Executive Committee, or a sub-committee created by the Executive Committee and charged with overseeing such matters, shall meet regularly to discuss OCI issues, to act proactively to insure that OCI issues will have as little impact as possible on the Partnership's marketing and commercialization efforts, and to address and minimize the effect of any OCI issues that do arise.

     (b) In the event that the Partnership intends to bid on or otherwise pursue any particular contract for a CEP Plant serving the Market, LMC will keep MMT informed about any possible OCI issues. LMC shall take all reasonable actions required to resolve or mitigate the particular OCI issues. MMT, if requested by LMC, shall assist LMC in resolving OCI issues. If, despite such actions, the applicable contracting officer determines that the Partnership will be precluded from bidding on such CEP Plant because of OCI issues, MMT shall be permitted to effectively bid for or accept the contract relating to such CEP Plant and otherwise shall be free, without compensation to the Partnership, to pursue such opportunity on its own or grant a license to a third party with respect to such opportunity. LMC agrees to cooperate with MMT and provide MMT as much advance notice as is reasonably possible of any such preclusion in order to permit MMT to prepare to undertake the applicable contract, including the contemporaneous preparation of its own bid.

                                    Article 9
                                    ---------

                        Acquisition of Voting Securities
                        --------------------------------

     (a) LMC agrees with MMT that, until three (3) years after the termination of this Agreement, without the prior written consent of MMT, it will not

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

          directly or indirectly (through an Affiliate or otherwise) acquire beneficial ownership of any Voting Securities of MMT or any of its Subsidiaries, any securities convertible into or exchangeable for Voting Securities of MMT or any of its Subsidiaries, or any other right to acquire Voting Securities of MMT or any of its Subsidiaries, without the consent of MMT if the effect of such acquisition would be to increase the percentage of Voting Securities of MMT or such Subsidiary then beneficially owned directly or indirectly by LMC and its Affiliates to more than 4.9% of the Voting Securities of MMT or such Subsidiary then issued and outstanding.

     (b) MMT agrees with LMC that, until three (3) years after the termination of this Agreement, without the prior written consent of LMC, it will not directly or indirectly (through an Affiliate or otherwise) acquire beneficial ownership of any Voting Securities of LMC or any of its Subsidiaries, any securities convertible into or exchangeable for Voting Securities of LMC or any of its Subsidiaries, or any other right to acquire Voting Securities of LMC or any of its Subsidiaries, without the consent of LMC if the effect of such acquisition would be to increase the percentage of Voting Securities of LMC or such Subsidiary then beneficially owned directly or indirectly by MMT and its Affiliates to more than 4.9% of the Voting Securities of LMC or such Subsidiary then issued and outstanding.

                                   Article 10
                                   ----------

                                   Termination
                                   -----------

     10.1. TERMINATION BY MUTUAL CONSENT. This Agreement, and the business relationship contemplated by this Agreement and the Related Agreements, may be terminated at any time by the mutual written consent of the parties.

     10.2. BANKRUPTCY OF LMC OR MMT. Upon the Bankruptcy of LMC or MMT, the non-bankrupt party may elect within ninety (90) days of the Bankruptcy to terminate the business relationship contemplated by this Agreement and the Related Agreements.

     10.3. RIGHT TO TERMINATE BASED ON COMMERCIAL SHORTFALL.

                                        *
                                        -


- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

     10.4. RIGHT TO TERMINATE BASED ON TECHNICAL PERFORMANCE. In the event that a Performance Shortfall (as defined in the MMT License Agreement) occurs prior to

                                        *



     10.5. SCHEDULED TERMINATION. This Agreement shall terminate on July 1, 2019, unless LMC and MMT agree prior to such date to renew this Agreement for an additional term.

     10.6. Effects of Termination.
           ----------------------

     (a) In the event of any termination of this Agreement pursuant to any one of Sections 10.1 to Section 10.5, (i) the parties' obligations under the Dispute Resolution Agreement shall remain in effect, (ii) the provisions of Articles 1, 6, 7.1(c) (other than the first sentence thereof), 10, 11, 12, 13 and 14 shall survive any such termination and the provisions of Sections 7.3(a) and 9 shall survive any such termination for the limited term set forth in such Sections, (iii) any provision of a Related Agreement which by its terms states that it shall survive such a termination shall survive and (iv) such termination shall not effect either party's rights with respect to any breach or non-performance by the other party prior to such termination.

     (b) In the event of any termination of this Agreement pursuant to any one of Sections 10.1 to 10.5, the Executive Committee will be responsible for winding up the Partnership. The Executive Committee shall wind up the Partnership in an orderly and prudent manner consistent with the Partnership's then-existing obligations (including with respect to developed CEP Plants), with the goals of fulfilling the Partnership's contractual obligations, protecting customer goodwill, limiting any residual liability to LMC, the LMC Subsidiary, the MMT Subsidiary and MMT and, except as provided in Section 9.2 of the Partnership

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

          Agreement, effecting a division of assets consistent with the 50/50 ownership interests in the Partnership. MMT and LMC may elect to wind up the relationship contemplated by this Agreement by causing the sale by one partner of its interest in the Partnership or one or more CEP Plants owned by the Partnership or sublicensed by the Partnership to the other party.

                                   Article 11
                                   ----------

                                        *
                                        -







                                   Article 12
                                   ----------

                            Disclosure and Publicity
                            ------------------------

     LMC and MMT agree that the initial public disclosures concerning the transactions contemplated by this Agreement shall require mutual prior approval. Thereafter, the Partnership shall provide prior notice of material press releases to each of MMT and LMC.

                                   Article 13
                                   ----------

                         Representations and Warranties
                         ------------------------------

     (a) Each of LMC and MMT represents and warrants to the other that: (i) it or its applicable Subsidiary, as the case may be, has the corporate power and authority to enter into this Agreement and the Related Agreements to which it or such Subsidiary is a party and perform the obligations required to be performed by it or such Subsidiary hereunder and thereunder; (ii) the execution and delivery by it or such Subsidiary of this Agreement and the Related Agreements to which it or such Subsidiary is a party and the

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

          performance by it of the obligations required to be performed by it or such Subsidiary hereunder and thereunder have been duly authorized by the Board of Directors of it or such Subsidiary and no consent of its stockholders or those of such Subsidiary, as the case may be, is required, (iii) this Agreement represents, and the Related Agreements to which it or such Subsidiary, as the case may be, is a party when executed and delivered by it or such Subsidiary will represent, the valid and binding obligation of it or such Subsidiary, enforceable against it or such Subsidiary, as the case may be, in accordance with its terms; and (iv) the execution and delivery of this Agreement and each of the Related Agreements to which it or such Subsidiary, as the case may be, is a party by it or its applicable Subsidiary and the performance by it or such Subsidiary of the obligations required to be performed by them hereunder or thereunder will not conflict with, violate or otherwise breach, or require a consent under, any agreement or instrument to which it or such Subsidiary, as the case may be, is a party or by which it or such Subsidiary, as the case may be, or their property is bound. The foregoing representations and warranties shall survive the execution and delivery of this Agreement and the Related Agreements.

     (b)  In the Master Agreement, MMT has undertaken to

                                      *
                                      -
          for the development, marketing and regulatory support of CEP technology.

                                   Article 14
                                   ----------

                                     General
                                     -------

     14.1. EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and the Related Agreements and of the transactions contemplated hereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     14.2. NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

- ------------------
*Confidential treatment has been requested for portions of this Exhibit 10.2.

        If to MMT:

        Molten Metal Technology, Inc.
        51 Sawyer Road
        Waltham Massachusetts 02154

               Attention:    William M. Haney, III,
                             President and Chief Executive Officer
                             Ethan E. Jacks, Esq., Vice President
                             and General Counsel

        with a copy sent contemporaneously to:

        Bingham, Dana & Gould LLP
        150 Federal Street
        Boston, Massachusetts 02110

               Attention:    John R. Utzschneider, Esq.

        If to LMC to:

        Lockheed Martin Corporation
        Energy and Environment Sector
        1155 University Boulevard
        Albuquerque, NM  87106-4320

               Attention:    President

        with a copy sent contemporaneously to:

        Richards, Layton & Finger
        One Rodney Square
        Wilmington, DE  19801

               Attention:    James G. Leyden, Jr., Esq.

     14.3. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) together with the Related Agreements contains the entire understanding of the parties hereto and thereto, except as provided below supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto or thereto, as applicable. This Agreement supersedes the provisions of Sections 3, 5, 6, 7, 8, 9, 10 and 11 of the Master Agreement. All other provisions of the Master Agreement shall remain in full force and effect. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. The parties further acknowledge and agree that, in entering into this Agreement and entering or causing their Subsidiaries to enter into the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

     14.4. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules, and, to the extent applicable, federal laws of the United States of America. As provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of state and federal courts located in Delaware.

     14.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     14.6. WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS
OF ANY OF THEM RELATING THERETO.

     14.7. SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     14.8. ASSIGNS. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto or thereto.

     14.9. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except LMC and MMT and their Affiliates party hereto, any rights or remedies under or by reason of this Agreement.

     14.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.11. DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

     14.12. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     14.13. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                              MOLTEN METAL TECHNOLOGY, INC.

                              By:  /s/ William M. Haney, III
                                   ----------------------------
                                   Name:  William M. Haney, III
                                   Title:  President and Chief Executive Officer

                               LOCKHEED MARTIN CORPORATION

                               By: /s/ Al Narath
                                   ----------------------------
                                   Name: Al Narath
                                   Title: President & Chief Operating Officer
                                          Energy & Environment Sector

                              M4 ENVIRONMENTAL L.P., solely for purposes of
                              Article 5

                              By:  M4 Environmental Management,
                                   Inc., as general partner

                                   By: /s/ J. Robert Merriman
                                       ------------------------
                                       Name:  J. Robert Merriman
                                       Title: President and Chief
                                              Executive Officer

                                    EXHIBITS
                                    --------

Exhibit A      -    Form of Asset Acquisition Agreement

Exhibit B      -    Form of Registration Rights Agreement

Exhibit C      -    Form of Amended and Restated Limited Partnership Agreement

Exhibit D      -    Form of Amended and Restated License Agreement

Exhibit E-1    -    Form of Amended and Restated GP Stockholder Agreement

Exhibit E-2    -    Form of Charter Amendment

Exhibit E-3    -    Form of By-Law Amendment

Exhibit F-1    -    Form of MMT Limited Guaranty

Exhibit F-2    -    Form of LMC Limited Guaranty

Exhibit G      -    Form of Dispute Resolution Agreement

Schedule 3.6   -    Matters Requiring Parent Approval

                                                                    Exhibit A to
                                                                    ------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                          ASSET ACQUISITION AGREEMENT
                          ---------------------------

     THIS ASSET ACQUISITION AGREEMENT (this "AGREEMENT") is made and entered into as of the 15th day of March, 1996, by and among LOCKHEED ENVIRONMENTAL SYSTEMS & TECHNOLOGIES CO., a Nevada corporation ("LESAT"), and M4 ENVIRONMENTAL L.P., a Delaware limited partnership ("M4"), and is joined in by LOCKHEED MARTIN CORPORATION, a Maryland corporation ("LOCKHEED MARTIN"), MMT FEDERAL HOLDINGS, INC., a Delaware corporation (the "MMT SUBSIDIARY"), and MOLTEN METAL TECHNOLOGY, INC., a Delaware corporation ("MOLTEN METAL").

                                    RECITALS
                                    --------

          A. LESAT is an environmental technology company and is a wholly owned direct or indirect subsidiary of Lockheed Martin.

          B. M4 is also an environmental technology company and is owned, directly or indirectly, by Lockheed Martin (50%) and Molten Metal (50%).

          C. Subject to the terms and conditions of this Agreement, M4 desires to acquire and assume, and LESAT desires to contribute and transfer, certain specified assets and liabilities of LESAT relating to the RETECH Business (as such term is defined in Subsection 1(ad) hereof).

          D. Subject to the terms and conditions of this Agreement, M4 desires to issue the Partnership Interest (as such term is defined in Subsection 1(x) hereof) to LESAT in exchange for the assets and liabilities contributed by LESAT.

          E. Subject to the terms and conditions of this Agreement, Molten Metal desires to (i) acquire, and LESAT desires to transfer to Molten Metal, certain intangible assets relating to the RETECH Business in exchange for the issuance by Molten Metal to LESAT of the Molten Metal Stock (as such term is defined in Subsection 1(v) hereof, (ii) contribute and transfer the assets acquired from LESAT to the MMT Subsidiary, and (iii) cause the MMT Subsidiary to, and the MMT Subsidiary desires to, contribute the assets acquired from LESAT to M4.

          F. Each of Lockheed Martin, the MMT Subsidiary and Molten Metal is joining in this Agreement for the purpose of accepting and agreeing to be bound by the terms hereof and making the representations, warranties and covenants applicable to it contained herein.

          G. The parties hereto have prepared and delivered a separate volume of schedules and exhibits to this Agreement. Any reference herein to a schedule or exhibit is to the corresponding exhibit or schedule in such separate volume.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in reliance upon the mutual representations, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto do hereby agree as follows.

          H. DEFINITIONS. As used herein, the following terms have the following meanings. Other capitalized terms used in this Agreement but not defined in this
Section 1 shall have the meanings ascribed to them as set forth in Section 1(ai) below.

                1. "Accounts Receivable" shall mean (i) the accounts receivable of LESAT relating to the RETECH Business specifically set forth on Schedule 1(a) hereto, excluding any Accounts Receivable collected prior to the Closing and the receivable from LESAT set forth on the attached pages of Schedule 1(a) hereto in the amount of Two Million One Hundred Twenty Thousand Five Hundred Seventy-Four Dollars ($2,120,574) (the "LESAT RECEIVABLE"), and (ii) the accounts receivables, if any, generated in connection with the RETECH Business from the date of Schedule 1(a) hereto prior to the Closing, each as shall be set forth on an updated Schedule 1(a) to be delivered by LESAT to M4 following the Closing.

               2. "Acquired Assets" shall mean the Accounts Receivable, Contracts, Equipment, Inventory, Permits (to the extent transferable), and Intellectual Property.

               3. "Actual Net Expenditures" shall mean the actual expenditures made by a person net of any resulting tax benefit and net of any refund or reimbursement of any portion of such actual expenditures, including, without limitation, reimbursement by way of insurance, third party indemnification (other than pursuant to this Agreement) or the inclusion of such actual expenditures as a cost under government contracts with respect to any matter.

               4. "Adverse Consequences" shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, assessments, penalties, fines, costs, amounts paid in settlement, liabilities, taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

               5. "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement, dated the date of the Closing, in form and content substantially similar to Exhibit 1(e) hereto, pursuant to which LESAT shall contribute, assign, convey and transfer to M4, and M4 shall accept and assume, all of LESAT's rights, duties and obligations under the Assumed Liabilities and all of LESAT's right, title and interest in the LESAT Acquired Assets.

               6. "Assumed Liabilities" shall mean




                                       *




               Notwithstanding the foregoing, "Assumed Liabilities" shall not include any of the Excluded Liabilities.

               7. "Closing Date" shall mean the date on which the Closing occurs.

               8. "Confidentiality Agreement" shall mean the Confidentiality Agreement, dated as of May 3, 1995, among Lockheed Martin, M4 and Molten Metal.

               9. "Contracts" shall mean (i) the contracts, agreements, purchase orders, leases and other commitments specifically set forth on Schedule 1(i) hereto (except to the extent set forth in the immediately following sentence), and (ii) the contracts, agreements, purchase orders, leases and other commitments, if any, entered into by LESAT from Friday, March 1, 1996 prior to the Closing in connection with the RETECH Business, each as shall be set forth on an updated Schedule 1(i) to be delivered by LESAT to M4 following the Closing. With respect to the RETECH Purchase Agreement, LESAT shall retain, and is not assigning to M4, the right to indemnification thereunder to the extent that, pursuant to this Agreement, LESAT is retaining the liability with respect to which the right to indemnification arises under the RETECH Purchase Agreement.

               10. "Environmental Law" shall mean any judgment, decree, order, law, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Water Pollution Control Act, the Solid Waste Disposal Act, as amended, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment.


- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

               11. "Equipment" shall mean (i) the furniture, fixtures, machinery, equipment and other tangible personal property of LESAT specifically set forth on Schedule 1(k) hereto and (ii) the tangible personal property, if any, acquired by LESAT in connection with the RETECH Business from the date of
Schedule 1(k) prior to the Closing, in each case to the extent still owned by LESAT at the Closing and as shall be set forth on an updated Schedule 1(k) to be delivered by LESAT to M4 following the Closing.

               12. "Excluded Liabilities" shall mean




                                        *



               13. "Existing Documents" shall mean the Master Agreement and the Related Agreements referred to in the Master Agreement.

               14. "GAAP" means generally accepted accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended December 31, 1995, and (b) such that a "big six" accounting firm would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements prepared in conformity with such principles.

               15. "Income Taxes" means any Taxes based upon or related to net income.

               16. "Intellectual Property" shall mean (i) the trade names, trademarks or service marks, copyrights, pending or issued registrations for any of the foregoing, patents and patent applications (including, without limitation, the Patents), unpatented inventions, and trade secrets and other confidential or proprietary information of LESAT regularly used in and necessary for the conduct of the RETECH Business, including the intellectual property specifically set forth on Schedule 1(p) hereto and (ii) the intellectual property of LESAT, if any, relating to the RETECH Business acquired by LESAT from the date hereof prior to the Closing, as shall be set forth on an updated
Schedule 1(p) to be delivered by LESAT to M4 following the Closing, together with the goodwill associated therewith.


- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

               17. "Inventory" shall mean (i) the raw materials, work-in-process, manufacturing supplies, packaging materials, purchased products and finished product inventories of LESAT specifically set forth on Schedule 1(q) hereto and (ii) such inventory items, if any, acquired by LESAT relating to the RETECH Business from the date of Schedule 1(q) prior to the Closing, in each case to the extent still owned by LESAT at the Closing and as shall be set forth on an updated Schedule 1(q) to be delivered by LESAT to M4 following the Closing.

               18. "Knowledge" shall mean, whether or not capitalized, actual knowledge without any independent investigation. Except where the context otherwise requires, the knowledge of each of LESAT, Lockheed Martin, M4, the MMT Subsidiary and Molten Metal shall be deemed to mean its knowledge after consultation with its current corporate officers and directors (or functional equivalents) and senior employees having appropriate functional responsibilities as the context requires.

               19. "Master Agreement" shall mean the Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (as amended from time to time), between Lockheed Martin, as successor in interest to Martin Marietta Corporation, a Maryland corporation, and Molten Metal.

               20. "Material Adverse Effect" shall mean, with respect to any Person (or, in the case of the RETECH Business, with respect to the RETECH Business), a material adverse effect on the business, financial condition or results of operations taken as a whole of such Person or business.

               21. "Molten Metal Documents" shall mean stock certificate(s) representing the Molten Metal Stock, duly executed and sealed, and, if appropriate, duly endorsed for transfer or accompanied by an appropriate stock power.

               22. "Molten Metal Stock" shall mean Three Hundred Seven Thousand Seven Hundred Thirty-Five (307,735) shares of common stock of Molten Metal, par value $.01 per share, as the number may be adjusted pursuant to Subsection 3(c) hereof.

               23. "Partnership Agreement" shall mean the Amended and Restated Limited Partnership Agreement, dated as of the date of the Closing, of M4 entered into pursuant to the Partnership Restructuring Agreement.

               24. "Partnership Interest" shall mean the limited partnership equity interest as a limited partner in M4 issued to LESAT pursuant to the Partnership Agreement.

               25. "Partnership Restructuring Agreement" shall mean the Partnership Restructuring Agreement, dated as of March 15, 1996, among Lockheed Martin and Molten Metal and, for certain purposes, M4.

               26. "Permits" shall mean (i) the permits, approvals, certificates, franchises, licenses and other authorizations of any federal, state, local or foreign governmental or regulatory body of LESAT specifically set forth on Schedule 1(z) hereto and (ii) such permits, if any, as shall be obtained by LESAT from the date hereof prior to the Closing, in each case to the extent still owned by LESAT at the Closing and as shall be set forth on an updated Schedule 1(z) to be delivered by LESAT to M4 following the Closing.

               27. "Person" shall mean any individual, partnership, corporation, limited liability company, trust, association, joint venture and any government, governmental department or agency or political subdivision hereof.

               28. "Related Agreements" shall have the meaning set forth in the Partnership Restructuring Agreement.

               29. "Restructuring" shall mean the reorganization of the existing business, operations and governance of M4, which shall be consummated by amending and restating the Existing Documents as described in the Partnership Restructuring Agreement, it being understood that the contemplated conversion of M4 to a limited liability company is not a condition precedent to the Closing and consummation of the transactions contemplated by this Agreement.

               30. "RETECH Business" shall mean the business and research and development efforts of the Retech division of LESAT, including the business of developing, manufacturing and marketing high temperature furnaces, such as the Plasma Arc Centrifugal Treatment Systems and PHP static hearth products, for nuclear and hazardous waste treatment, as well as the business of developing, marketing and manufacturing of or related to various metallurgical processes and the manufacture of certain electrical power supply control equipment under the "Macroamp" name.

               31. "RETECH Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of March 14, 1995, by and among LESAT, Retech, Inc., a California corporation now called Flight Rail Inc. ("RETECH"), Max P. Schlienger and Joan Schlienger, pursuant to which LESAT acquired substantially all of the assets and liabilities of Retech relating to the RETECH Business.

               32. "RETECH Security Agreement" shall mean the Patent Collateral Assignment and Security Agreement, dated the date of the Closing, in form and content reasonably satisfactory to M4 and LESAT and complying with the requirements of Section 6.11 of the RETECH Purchase Agreement, pursuant to which Retech is granted a security interest in the following patents and patent applications: (i) Patents Nos. 4,770,109, 5,005,494, 5,136,137, 5,408,494 and 5,410,121 and (ii) Patent
Application Serial No. 218,791 filed March 28, 1994.

               33. "Tax" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.


               34. "Working Capital Facility" shall mean the working capital facility to be provided by Lockheed Martin to M4 in accordance with the provisions of Subsection 6(l).

               35. The following terms have the meanings assigned to such terms in the indicated section of this Agreement:

          Additional Investment                     Subsection 3(c)(i)
          Adjustment Amount                         Subsection 3(c)(iv)
          Agreement                                 Preamble
          Basket Amount                             Subsection 15(f)(iv)
          CAP Plan                                  Subsection 17(d)
          CERCLA                                    Subsection 1(j)
          Closing                                   Section 5
          Closing Balance Sheet                     Subsection 3(c)(ii)
          Closing Investment Amount                 Subsection 3(c)(iii)
          Code                                      Subsection 17(a)(i)
          Contribution Value                        Subsection 3(a)
          Due Diligence Document                    Subsection 15(l)(i)
          Due Diligence Representatives             Subsection 15(l)(ii)
          Employee Benefit Plan                     Subsection 6(x)(i)
          Eligible Individuals                      Subsection 17(c)
          EPA                                       Subsection 6(s)(ii)(A)
          ERISA                                     Subsection 17(a)(ii)
          Excess Amount                             Subsection 15(f)(iii)(A)(2)
          General Partner                           Subsection 17(b)(i)
          Hazardous Substances                      Subsection 6(s)(ii)(B)
          Indemnitee                                Subsection 15(g)
          Indemnitor                                Subsection 15(f)(i)
          Initial Investment Amount                 Subsection 3(c)(i)
          Insurance Policies                        Subsection 6(u)
          IP Agreements                             Subsection 6(v)(vii)

          January Balance Sheet                     Subsection 3(c)(i)
          LESAT                                     Preamble
          LESAT 401(k) Plan                         Subsection 17(d)
          LESAT Acquired Assets                     Subsection 2(d)(i)
          LESAT Receivable                          Subsection 1(a)
          Listed Equipment                          Subsection 6(t)
          Lockheed Martin                           Preamble
          M4                                        Preamble
          M4 401(k) Plan                            Subsection 17(d)
          MICP Plan                                 Subsection 17(f)
          MMT Acquired Assets                       Subsection 2(a)(i)
          MMT Subsidiary                            Preamble
          Molten Metal                              Preamble
          RCRA                                      Subsection 1(j)
          Real Property                             Subsection 6(ae)
          Representatives                           Subsection 15(c)
          Retech                                    Subsection 1(ae)
          SARA                                      Subsection 1(j)
          Secondary Excess Amount                   Subsection 15(f)(iii)(B)(2)
          Securities Act                            Subsection 6(f)
          Single Event                              Subsection 15(d)(ii)(E)
          Threshold Amount                          Subsection 15(f)(iii)(A)(2)
          Transferred Employees                     Subsection 17(a)(iii)
          WARN                                      Subsection 17(b)(ii)

          I.   CONTRIBUTIONS TO M4.
               -------------------

               1.   ACQUISITION BY MOLTEN METAL.

                    a. Upon the terms and subject to the conditions of this Agreement, Molten Metal hereby agrees to purchase from LESAT, and LESAT hereby agrees to sell to Molten Metal, (A) that portion of the Accounts Receivable having a book value as of the Closing Date equal to one-half of the Contribution Value (as defined in Section 3(a)), (B) to the extent that the book value of all of such Accounts Receivable is less than one-half of the Contribution Value, an undivided interest in the Intellectual Property having a book value as of the Closing Date equal to such deficiency, and (C) to the extent that the book value of all such Accounts Receivable and Intellectual Property is less than one-half of the Contribution Value, an undivided interest in such other intangible Acquired Assets (as Molten Metal and LESAT shall reasonably agree) having a book value as of the Closing Date equal to such deficiency (with all of such assets referred to as the "MMT ACQUIRED ASSETS"), in exchange for the issuance by Molten Metal to LESAT of the Molten Metal Stock in accordance with the terms of this Agreement.

                    b. The transfer of the MMT Acquired Assets shall be evidenced by a bill of sale and assignment in form and content substantially similar to Exhibit 2(a) hereto, and the issuance of the Molten Metal Stock shall be evidenced by the Molten Metal Documents and appropriate entries in Molten Metal's books and records.

               2. CONTRIBUTION BY MOLTEN METAL. Upon the terms and subject to the conditions of this Agreement, Molten Metal hereby agrees to, at the Closing, contribute, assign and convey to the MMT Subsidiary, and the MMT Subsidiary hereby agrees to accept, as a capital contribution all of Molten Metal's right, title and interest in and to the MMT Acquired Assets. Such transfer shall be made pursuant to and evidenced by a bill of sale and assignment in form and content substantially similar to Exhibit 2(b) hereto.

               3.   CONTRIBUTION BY THE MMT SUBSIDIARY.

                    a. Upon the terms and subject to the conditions of this Agreement, the MMT Subsidiary hereby agrees to, and Molten Metal hereby agrees to cause the MMT Subsidiary to, at the Closing, contribute, assign and convey to M4, and M4 hereby agrees to accept, as a capital contribution all of the MMT Subsidiary's right, title and interest in and to the MMT Acquired Assets. Such transfer shall be made pursuant to and evidenced by a bill of sale and assignment in form and content substantially similar to Exhibit 2(c) hereto.

                    b. At the Closing, M4 shall credit the capital account of the MMT Subsidiary for this contribution in the amount set forth in the Partnership Agreement.

               4.   CONTRIBUTION BY LESAT.

                    a. Upon the terms and subject to the conditions of this Agreement, LESAT hereby agrees, at the Closing, to contribute, assign and convey to M4, and M4 hereby agrees to accept from LESAT, as a capital contribution, all of LESAT's right, title and interest in and to the Acquired Assets other than the MMT Acquired Assets (with that portion of the Acquired Assets transferred by LESAT directly to M4 being referred to as the "LESAT ACQUIRED ASSETS"). LESAT shall not contribute, assign or convey, and M4 shall not receive, any right, title or interest in or to any of LESAT's property or assets other than the Acquired Assets.

                    b. Such contribution, assignment and conveyance shall be evidenced by the Assignment and Assumption Agreement.

                    c. At the Closing, pursuant to the Partnership Agreement, M4 shall (A) issue the Partnership Interest to LESAT, and (B) establish a capital account for LESAT in the amount set forth in the Partnership Agreement.

          J.   DETERMINATION OF CONTRIBUTION VALUE; ALLOCATION.

               1.

                                       *



               2. The fair market value of the Acquired Assets determined under
Section 3(a) will be set forth on Schedule 3(b) to be attached hereto (including revisions to reflect the adjustments contemplated by Subsection 3(c) below). All parties hereto agree that Schedule 3(b), as revised to reflect Subsection 3(c), represents the book value of the Acquired Assets to M4 as of the Closing Date.

               3. INVESTMENT ADJUSTMENTS.

                  a.


                                       *











                    b. Within forty-five (45) days after the Closing Date, LESAT shall prepare and deliver to M4 an unaudited balance sheet of the RETECH Business as of the close of business on the day immediately preceding the Closing Date (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall be prepared on the same basis as the January Balance Sheet.

                    c. When LESAT delivers the Closing Balance Sheet, LESAT shall also deliver a certificate (A) certifying that the Closing Balance Sheet was prepared in accordance with paragraph (ii) above and (B) containing LESAT's calculations, based on the same process as was used to determine the Initial Investment Amount and on the Closing Balance Sheet, of the Additional Investment as of the close of

- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

business on the day immediately preceding the Closing Date (the "CLOSING INVESTMENT AMOUNT").


                    d. Within thirty (30) days after the delivery of the Closing Balance Sheet, LESAT and M4 representatives shall meet to resolve any issues outstanding with respect to the calculation of the Closing Investment Amount. After resolving such issues, the amount equal to the Closing Investment Amount minus the Initial Investment Amount shall be hereinafter referred to as the "ADJUSTMENT AMOUNT."











                                        *













                       The parties hereto shall cooperate and provide the appropriate documentation to effectuate the adjustment contemplated by the immediately preceding sentence within five business days after the determination of the Adjustment Amount.


- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          K. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, M4 hereby covenants and agrees to (and at the Closing shall) assume, perform, pay and be responsible for the Assumed Liabilities. M4 shall not assume or be responsible for the Excluded Liabilities or any other liabilities or obligations of LESAT other than the Assumed Liabilities. Such assumption shall be evidenced by the Assignment and Assumption Agreement.

          L. CLOSING. Except as otherwise set forth herein and subject to the conditions set forth in this Agreement, closing and settlement (the "CLOSING") for the contributions, assignments, conveyances and distributions, the assumption of the Assumed Liabilities, and the other transactions contemplated herein to take place at the Closing, shall take place at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, Wilmington, Delaware 19801, on April 25, 1996, at 10:00 a.m., or at such other time and place as the parties hereto may mutually agree.

          M. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESAT AND LOCKHEED MARTIN. LESAT and Lockheed Martin represent, warrant and covenant to M4 and Molten Metal as follows:

               1. DUE ORGANIZATION AND AUTHORITY. (i) LESAT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) Lockheed Martin is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (iii) LESAT is qualified to do business as a foreign corporation under the laws of each state or other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect on LESAT, and (iv) each of LESAT and Lockheed Martin has full power and authority to execute and deliver, and, assuming satisfaction of the conditions set forth in Subsection 11(l) to the extent required, will have full power and authority to consummate all transactions contemplated by, with respect to, or in connection with, this Agreement.

               2. DUE AUTHORIZATION AND ENFORCEABILITY. Each of LESAT and Lockheed Martin is duly authorized to execute and deliver this Agreement and all other documents relating hereto to be executed and delivered by such party before or at the Closing and, assuming satisfaction of the conditions set forth in Subsection 11(l) to the extent required, will have full power and authority to take any and all other action contemplated or required by this Agreement on behalf of such party. This Agreement and all other documents referred to herein to be executed and delivered by LESAT and Lockheed Martin to M4 or Molten Metal at the Closing have or shall have been duly and validly executed and delivered by LESAT and Lockheed Martin party thereto and, assuming due execution and delivery by the other parties hereto or thereto, constitute or shall constitute legal, valid, binding obligations of LESAT and Lockheed Martin party thereto, enforceable against LESAT and Lockheed Martin in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and by general principles of equity, whether considered and applied by a court of law or equity.

               3. NO VIOLATION OF ARTICLES OF INCORPORATION, BY-LAWS, LAW, ETC. The execution, delivery and performance of this Agreement by each of LESAT and Lockheed Martin have not constituted and will not constitute a violation or breach of (i) the Charter, Certificate or Articles of Incorporation, as the case may be, or By-Laws of either LESAT or Lockheed Martin, (ii) assuming compliance with any required government notifications or permits, any agreement to which LESAT or Lockheed Martin is subject except to the extent that such violation or breach could not reasonably be expected to have a Material Adverse Effect on LESAT or Lockheed Martin, as the case may be, or (iii) assuming compliance with any required government notifications or permits, to the knowledge of LESAT or Lockheed Martin, as the case may be, any applicable law, rule, regulation, judgment, order or decree of any government instrumentality or court, domestic or foreign, having jurisdiction over LESAT or Lockheed Martin or their respective properties (either real or personal).

               4. BROKERS. Except for Donaldson, Lufkin & Jenrette (whose fees will be paid by Lockheed Martin), no broker, finder, investment banker or financial advisor has been retained on behalf of Lockheed Martin or LESAT in connection with the transactions contemplated hereby which might be entitled to payment from M4 or Molten Metal.

               5. GOVERNMENT APPROVALS. To the knowledge of LESAT and Lockheed Martin, the execution, delivery and performance of this Agreement and all other documents referred to herein to be executed and delivered to M4 or Molten Metal at the Closing do not require Lockheed Martin or LESAT to make any filing with or obtain any consent or approval from any government instrumentality or court, federal, state, local or foreign, except (i) as set forth on Schedule 6(e) hereto, (ii) the filing required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (iii) any filings that may be required by the securities laws of the United States or state securities laws. With respect to the required governmental filings, actions or consents, to the knowledge of Lockheed Martin and LESAT, there are no facts relating to either of their identity or circumstances, or those of M4 or Molten Metal, that could prevent or materially delay the making of such filings or obtaining of such consents or actions.

               6. INVESTMENT PURPOSES. LESAT and Lockheed Martin understand that the Partnership Interest is being issued to LESAT and the Molten Metal Stock is being issued to LESAT in transactions not involving a public offering for purposes of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Each of LESAT and Lockheed Martin is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act. LESAT is obtaining the Partnership Interest primarily for its own account and not for distribution or resale to others. LESAT will not sell or otherwise transfer the Partnership Interest or the Molten Metal Stock unless such security is registered under the Securities Act or unless an exemption from such registration is available. Notwithstanding the foregoing, the parties acknowledge and agree that LESAT is permitted to transfer the Partnership Interest and the Molten Metal Stock to Martin Marietta Environmental Holdings, Inc., Lockheed Martin or any direct or indirect wholly owned subsidiary of Lockheed Martin, and that any such transfer shall not be deemed to breach the provisions of this Subsection 6(f).

               7.   TITLE AND LIENS RE: ACQUIRED ASSETS. Except as noted on
Schedule 6(g) attached hereto, as of the close of business on the date immediately preceding the date hereof, LESAT had good title to all material tangible items of the Acquired Assets regularly used in and necessary for the conduct of the RETECH Business. The Acquired Assets as of the date of the Closing will constitute all of the assets necessary to permit the continuation of the RETECH Business in substantially the same manner as that business has previously been conducted.

               8. LITIGATION. Schedule 6(h) attached hereto sets forth all actions, suits, hearings or other legal proceedings pending as of the date immediately preceding the date of this Agreement before any court to which LESAT is a party relating to the RETECH Business that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               9. CONTRIBUTION OF LESAT ACQUIRED ASSETS. At the Closing, LESAT shall contribute and transfer to M4 all of its right, title and interest in and to the LESAT Acquired Assets, free and clear of all liens, encumbrances and other rights of third parties, such that M4 will have free, clear and absolute title to and ownership of the LESAT Acquired Assets, except for liens, encumbrances and other rights of third parties described on Schedule 6(i) and other non-material liens, encumbrances and other rights of third parties incurred or created in connection with the operation of the RETECH Business in accordance with the terms hereof from the date of this Agreement prior to the Closing, all of which will be assumed by M4.

               10. TRANSFER OF MMT ACQUIRED ASSETS. At the Closing, LESAT shall transfer to Molten Metal all of its right, title and interest in and to the MMT Acquired Assets, free and clear of all liens, encumbrances and other rights of third parties to the Accounts Receivable and Intellectual Property constituting part of the MMT Acquired Assets, such that Molten Metal will have free, clear and absolute title to and ownership of the Accounts Receivable and Intellectual Property constituting part of the MMT Acquired Assets, except for liens, encumbrances and other rights of third parties described on Schedule 6(j) and other non-material liens, encumbrances and other rights of third parties incurred or created in connection with the operation of the RETECH Business in accordance with the terms hereof from the date of this Agreement prior to the Closing, all of which will be assumed by Molten Metal.

               11. RESTRUCTURING. LESAT and Lockheed Martin shall use their good faith reasonable efforts to cause the Restructuring to be consummated at or prior to the date set for the Closing as described in the Partnership Restructuring Agreement.

               12. PROVISION OF WORKING CAPITAL FACILITY. Simultaneously with the Closing, Lockheed Martin shall execute and deliver to M4 a revolving credit agreement substantially in the form attached hereto as Exhibit 6(l).

               13. ACCESS TO INFORMATION. During the period from the date of this Agreement through the date of the Closing, LESAT shall give M4 and its employees, accountants, attorneys and other authorized agents and representatives reasonable access during reasonable hours to offices, facilities, books and records of LESAT relating to the RETECH Business; provided, however, (i) that M4 and its representatives shall schedule their access and visits through a designated officer of LESAT and in such a way as to avoid disrupting the normal business of LESAT; (ii) LESAT shall not be required to take any action which could reasonably be expected to constitute a waiver of any attorney-client privilege and work product doctrine; (iii) LESAT need not supply M4 with any information which, in the reasonable judgment of LESAT, it is under a legal obligation not to supply; and (iv) any information received by M4 and its representatives must be held in accordance with the Confidentiality Agreement.

               14. NON-CONTRAVENTION. Except as set forth in Schedule 6(n) hereto, to the knowledge of LESAT and Lockheed Martin, neither the execution and delivery of this Agreement by each of Lockheed Martin and LESAT nor the performance by each of Lockheed Martin and LESAT of their obligations hereunder will constitute a violation of or a default under, or result in the creation or imposition of any lien or encumbrance upon any of the Acquired Assets pursuant to, any agreement to which either Lockheed Martin or LESAT is a party or by which either Lockheed Martin or LESAT or any of their properties (including, without limitation, any of the Acquired Assets) is bound, except for any violation, default or encumbrance that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               15. GOVERNMENTAL PERMITS. To the knowledge of LESAT and Lockheed Martin, LESAT has and maintains, and Schedule 1(z) lists, all licenses, permits and other authorizations from all governmental authorities required to be maintained by it in connection with the conduct of the RETECH Business or in connection with the ownership of the Acquired Assets, except for licenses, permits or other authorizations where the failure of LESAT to have and maintain any or all of such licenses, permits and authorizations individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               16. FINANCIAL STATEMENTS. Lockheed Martin has delivered the following financial statements to M4, and there are attached as Schedule 6(p)(i) hereto: (i) a balance sheet for the RETECH Business as of December 31, 1995 and income and cash flow statements for the 12-month period then ended and (ii) the January Balance Sheet and an income statement for January 1996. Except as set forth on Schedule 6(p)(ii), to the knowledge of LESAT and Lockheed Martin, each of such financial statements was prepared in accordance with GAAP consistently applied throughout the period covered, each such balance sheet fairly presents the financial condition of the RETECH Business as of its date, and each of such income and cash flow statements fairly presents the results of operations and cash flows of the RETECH Business for the period covered thereby.

               17. ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 6(q) or in the January Balance Sheet, since December 31, 1995, (i) LESAT has not conducted the RETECH Business in a manner outside the ordinary course, and (ii) there has been no change in the financial condition, results of operations, assets, liabilities or business of the RETECH Business that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               18. CONFORMITY TO LAW. Except as set forth on Schedule 6(r), to the knowledge of LESAT, LESAT has complied in all material respects with, and is in compliance in all material respects with, all laws, statutes, governmental regulations and all judicial or administrative or tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the RETECH Business or any of the Acquired Assets (including, without limitation, any labor, environmental, occupational health, zoning or other law, regulation or ordinance), except where the failure to comply individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business. Except as set forth in Schedule 6(r) hereto, LESAT has not been charged with or, to Lockheed Martin's or LESAT's knowledge, been under investigation with respect to any violation of any provision of any national, state or local law or administrative regulation in respect of the RETECH Business or any of the Acquired Assets, except for any violation that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               19. SAFETY, ZONING AND ENVIRONMENTAL MATTERS. To the knowledge of LESAT, neither the facilities, offices or properties in or on which LESAT carries on any aspect of the RETECH Business nor the activities carried on therein are in violation in any material respect of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and the Americans With Disabilities Act, except for any violation that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business. Except as set forth in Schedule 6(s) hereto, to the knowledge of LESAT and except for any items that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business:

                    a. neither LESAT nor any operator of any of past or present properties of LESAT is in violation, or alleged violation, of any Environmental Laws in connection with the operation of the RETECH Business;

                    b. insofar as it relates to the RETECH Business, LESAT has not received notice from any third party, including without limitation any federal, state or local governmental authority, (A) that LESAT or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") or any state regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (B) that any hazardous waste as defined by 42 U.S.C. [Section] 6903(5), any hazardous substances as defined by 42 U.S.C. [Section] 9601(14), any pollutant or contaminant as defined by 42 U.S.C. [Section] 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that LESAT or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (C) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                    c. insofar as it relates to the RETECH Business, (A) no portion of the past or present real properties owned, leased or operated by LESAT has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances by LESAT except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on such real properties; (B) in the course of any activities conducted by LESAT, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (C) there have been no releases (I.E., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) by LESAT on, upon, into or from such properties; (D) there have been no releases on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by LESAT which, through soil or groundwater contamination, has come to be located on, and which would have a material adverse effect on the value of, any real property presently or formerly owned, leased or operated by LESAT; and (E) any Hazardous Substances that have been generated by LESAT have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws; and

                    d. insofar as it relates to the RETECH Business, none of the real properties presently or formerly owned, leased or operated by LESAT is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

               20. EQUIPMENT. Schedule 1(k) hereto sets forth a complete and accurate list of all tangible personal property owned at January 31, 1996 by LESAT which is regularly used in and necessary for the conduct of the RETECH Business and which cost more than $1,500 to acquire (the "LISTED EQUIPMENT"). To the knowledge of LESAT, the Listed Equipment and all personal property leased by LESAT regularly used in and necessary for the conduct of the RETECH Business are, taken as a whole, in good condition and repair, reasonable wear and tear excepted, for their present use in the RETECH Business.

               21. INSURANCE. To the knowledge of LESAT, attached as Schedule 6(u) is a list of all insurance policies maintained by or for the benefit of LESAT (collectively the "INSURANCE POLICIES") in connection with the RETECH Business. To LESAT's knowledge, all the Insurance Policies are in full force and effect, are valid, outstanding and enforceable policies and provide that they will remain in full force and effect through the respective dates set forth on
Schedule 6(u).

               22. CONTRACTS. Except for the contracts, agreements and other arrangements listed in Schedule 1(i), and any contracts, agreements or other arrangements that have been fully performed and with respect to which LESAT has no further obligations or liabilities, insofar as it relates to the RETECH Business as of March 1, 1996, to the knowledge of LESAT and Lockheed Martin, neither Lockheed Martin nor LESAT is a party to or otherwise bound by any:

                    a. distributor, sales representative or sales agency (including any foreign agents or representatives) agreement;

                    b. agreement for the sale or lease of any of its assets requiring the payment of more than $10,000, excluding sales of its products in the ordinary course of its business, or agreement entered into other than in the ordinary course of the operation of the RETECH Business;

                    c. agreement requiring the payment by either Lockheed Martin or LESAT of more than $10,000 for the purchase or lease of any real estate, machinery, equipment or other capital assets;

                    d. contract, agreement, legal commitment or proposal for the sale of products or the performance of services which would involve payment to either Lockheed Martin or LESAT of more than $10,000;

                    e. personal property lease with an annual rent of $10,000 or more or total remaining rental payments of $10,000 or more;

                    f. real property lease or sublease (as lessee, lessor, sublessee or sublessor);

                    g. license or other agreement relating to any of the patents, trademarks, trade names or copyrights referred to in Schedule 1(p) hereto or other agreement relating to technology, know-how or processes which LESAT has licensed from or to any other Person or authorized for use by any other Person or been authorized by any other Person for use by LESAT which is regularly used in and necessary for the conduct of the RETECH Business (with all of such agreements listed on Schedule 1(i) referred to as the "IP AGREEMENTS");

                    h. (x) employment agreement, (y) consulting agreement, or (z) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of LESAT or the sale or other transfer of any significant portion of its assets;

                    i.        joint venture or teaming agreement; or

                    j. contract or agreement that is material to the RETECH Business.

          Lockheed Martin and LESAT have delivered or caused to be delivered to M4 (or made available for its review) correct and complete copies of each contract, agreement or other arrangement listed in Schedule 1(i) hereto, as amended to date. Except as set forth in Schedule 6(v) hereto, to the knowledge of LESAT and Lockheed Martin, neither LESAT nor the other party or parties thereto is in breach, or is considered to be in breach by the other party thereto, of any term of any Contract, except for any breaches that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               23. RETECH PURCHASE AGREEMENT. Except as set forth on Schedule 6(w), LESAT has not amended or waived in writing or (to the knowledge of LESAT) otherwise any provisions of the RETECH Purchase Agreement or made any claims for indemnification thereunder.

               24.  EMPLOYEE BENEFIT PLANS.

                    a. Except for the arrangements set forth in Schedule 6(x), neither Lockheed Martin nor LESAT maintains, contributes to, or participates in, nor has any of either Lockheed Martin (insofar as it relates to the RETECH Business) or LESAT at any time since acquiring the RETECH Business maintained, contributed to, or participated in, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, car allowance, vacation, holiday, tuition refund or family or sick leave plan or arrangement, whether formal or informal, for the benefit of any employee of the RETECH Business. Each of the arrangements set forth in Schedule 6(x) is hereafter referred as an "EMPLOYEE BENEFIT PLAN." Lockheed Martin or LESAT has heretofore delivered or made available to M4 or Molten Metal true, correct and complete copies of the plan document for or summaries of each Employee Benefit Plan to the extent set forth on Schedule 6(x), receipt of which are hereby acknowledged by M4.

                    b. Except as provided on Schedule 6(x), to the knowledge of LESAT and Lockheed Martin:

                              (A) each Employee Benefit Plan has been operated in compliance with applicable law, except for any non-compliance that singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the RETECH Business;

                              (B) since March 14, 1995 there have been no claims against LESAT under any of the Employee Benefit Plans other than claims for benefits in the ordinary course of business; and

                              (C) except with respect to the LESAT 401(k) Plan, the CAP Plan and the MICP Plan (as such terms are defined in Section 17 hereof), neither LESAT nor Lockheed Martin has made a binding commitment to modify any Employee Benefit Plan or to adopt any arrangement or program which, once established, would come within the definition of Employee Benefit Plan.

               20. COMPENSATION OF AND CONTRACTS WITH EMPLOYEES. Schedule 6(y) hereto sets forth a complete and accurate list of each current employee of the RETECH Business (identified by employee number), the date of hire and years of service for each such employee and the total salary and bonus paid to each such employee for the fiscal year ended December 31, 1995. Except as described on
Schedule 6(y), there have
been no material changes in such compensation since December 31, 1995 other than consistent with past practice.

               26.  LABOR RELATIONS.

                    a. Insofar as it relates to the RETECH Business, except as set forth on Schedule 6(z), to the knowledge of LESAT and Lockheed Martin, LESAT is in compliance in all material respects with all national, state and local laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice. Except as set forth on Schedule 6(z), there is no charge pending or, to the knowledge of either Lockheed Martin or LESAT, threatened against LESAT relating to the RETECH Business alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against LESAT relating to the RETECH Business pending before the National Labor Relations Board or any similar governmental agency, in each case that could reasonably be expected to have a Material Adverse Effect on the RETECH Business. There is no labor strike, dispute, slow-down or work stoppage actually pending or to the knowledge of either Lockheed Martin or LESAT threatened against or involving the RETECH Business. Except as set forth on
                              Schedule 6(z), to the knowledge of LESAT, since LESAT acquired the RETECH Business, no one has petitioned, and no one is now petitioning, for union representation of any employees of the RETECH Business. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement and relating to the RETECH Business is pending against LESAT and, to the knowledge of LESAT, no claim therefor has been asserted. Except as set forth on Schedule 6(z), none of the employees of LESAT is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by either Lockheed Martin or LESAT (in each case, only insofar as it relates to the RETECH Business). Except as set forth on

                              Schedule 6(z) hereto, LESAT has not experienced any labor strike, dispute, slow-down or similar work stoppage in the last three years relating to the RETECH Business.

                    b. Except as set forth on Schedule 6(z), since March 14, 1995, no senior employee of the RETECH Business has been transferred to or hired by any other division or unit of Lockheed Martin or any affiliate of Lockheed Martin. Except as set forth on Schedule 6(z), since March 14, 1995, no senior employee of Lockheed Martin or any affiliate of Lockheed Martin (other than LESAT) has been hired by LESAT in connection with the RETECH Business.

               27.  TRADEMARKS, PATENTS, ETC.

                    a. Schedule 1(p) hereto sets forth a complete and accurate list of all material patents, trademarks, trade names and copyrights owned by and registered in the name of LESAT or any of its affiliates regularly used in and necessary for the conduct of the RETECH Business and all applications therefor. To the knowledge of LESAT, the IP Agreements represent the only agreements relating to the Intellectual Property regularly used in and necessary for the conduct of the RETECH Business which LESAT has licensed or authorized for use by others or which has been licensed or authorized for use in the RETECH Business to LESAT or any of its affiliates.

                    b. Except to the extent set forth in Schedule 6(aa)(ii) hereto, LESAT owns or has the sole and exclusive right to use all Intellectual Property regularly used in and necessary for the conduct of the RETECH Business as presently conducted, and, to the knowledge of LESAT, the consummation of the transactions contemplated hereby will not alter or impair any such right. Except as set forth in
                              Schedule 6(aa)(ii), to the knowledge of LESAT, no royalties are paid or payable by LESAT on or with respect to any of the Intellectual Property pursuant to a written agreement, and upon the consummation of the transactions contemplated hereby, no additional royalties shall be payable with respect to such Intellectual Property.

                    c. To the knowledge of either Lockheed Martin or LESAT, insofar as it relates to the RETECH Business, no Transferred Employee is subject to written confidentiality restrictions in favor of any third Person the breach of which could subject LESAT to any material liability or which could materially adversely affect LESAT's access to the Intellectual Property previously used by it regularly and necessary for the conduct of the RETECH Business. No claims have been asserted or are pending against LESAT by any Person regarding use of any such Intellectual Property by LESAT, or challenging or questioning the validity or effectiveness of any license or agreement relating to the Intellectual Property to which LESAT is a party, and, to the knowledge of either Lockheed Martin or LESAT, there is no valid basis for such a claim. To the knowledge of either Lockheed Martin or LESAT, the use by LESAT of the Intellectual Property listed in Schedule 1(p) does not infringe on the rights of any person and LESAT has not received any claim or written notice from any Person to such effect. To the knowledge of either Lockheed Martin or LESAT, no third party is infringing, violating or otherwise using, in an unauthorized manner, any Intellectual Property of LESAT relating to the RETECH Business.

                    d. Except as set forth on Schedule 6(aa)(ii), to the knowledge of LESAT or Lockheed Martin, M4's ability to use any of the Intellectual Property set forth on any of the schedules referred to in this Subsection 6(aa) will not be materially adversely affected by the consummation of the transactions contemplated hereby.

               28. ACCOUNTS RECEIVABLE. To the knowledge of either Lockheed Martin or LESAT, all Accounts Receivable are or will be valid obligations owing to LESAT and will be paid in the ordinary course of business, net of the reserve set forth in the January Balance Sheet (as appropriately updated to the date of the Closing Date consistent with LESAT's past practices).

               29. NO UNDISCLOSED LIABILITIEs. Except as set forth on any Schedule hereto or as reflected or reserved against in the January Balance Sheet and except for the Excluded Liabilities, to the knowledge of LESAT, LESAT has no liabilities, indebtedness or obligations of any nature, whether accrued, absolute, contingent or otherwise relating to the RETECH Business, which pursuant to GAAP would be required to be reflected on a balance sheet of the RETECH Business or a footnote thereto, except for liabilities reflected on the January Balance Sheet, liabilities incurred since January 31, 1996 in the ordinary course of business and liabilities which could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               30. TAX MATTERS. Except as set forth in Schedule 6(ad), to the knowledge of LESAT:

                    a. LIENS. There are no liens for Taxes (other than current Taxes not yet due and payable) on any of the Acquired Assets;

                    b. WITHHOLDING TAXES. LESAT has withheld and paid all Taxes in the approximate amounts required to have been withheld and paid in connection with amounts paid to any employee, creditor, independent contractor or other third party for activities relating to the RETECH Business; and

                    c. PARACHUTE PAYMENTS. None of the Assumed Liabilities represents an obligation to make any payments, or an obligation that under certain circumstances could obligate M4 to make any payments, that will not be deductible under Code
                              Section 280G.

               31. REAL PROPERTY. Attached as Schedule 6(ae) is a list of all real property owned by LESAT or leased or subleased by LESAT regularly used in and necessary for the conduct of the RETECH Business (the "REAL PROPERTY"). Neither LESAT nor Lockheed Martin has received any notice that any of the Real Property is or will become subject to any condemnation or similar proceeding of a substantial portion of a particular parcel of the Real Property or is in violation in any material respect of any zoning or similar law.

               32. UPDATING INFORMATION. LESAT or Lockheed Martin may elect at any time to notify M4 and Molten Metal of any development causing any breach of its representations, warranties or covenants in Subsections 6(a) - 6(ae) above or may correct or update any disclosure schedule delivered hereunder. Any such development, correction or update shall be treated as an undisclosed liability pursuant to Subsection 15(d)(ii) hereof, subject, however, to the operation of Subsection 15(d)(ii)(B).

               33. UPDATED SCHEDULES. LESAT shall, within forty-five (45) days after the date of the Closing, provide to M4 updated Schedules 1(a), 1(f), 1(i), 1(k), 1(p), 1(q) and 1(z) hereto such that those schedules will set forth a current description of the Acquired Assets as of the Closing.

               34. INSPECTIONS. Each of LESAT and Lockheed Martin is an informed, sophisticated business entity capable of understanding and evaluating the merits and risks of its investment in M4 and Molten Metal. Each of LESAT and Lockheed Martin has engaged such experts, counsel, consultants and advisors, has undertaken such independent investigation, has made such independent evaluation and has been provided with access to such documents and personnel of M4 and Molten Metal, each as it has deemed necessary or appropriate in connection with the transactions contemplated hereby based on its own independent investigation and that neither M4 nor Molten Metal (and no one on their behalf) has made any representation or warranty, express or implied, and neither LESAT nor Lockheed Martin is relying on any representation or warranty, other than those expressly set forth in this Agreement.

               35. PARTNERSHIP INTEREST. At the Closing, Lockheed Martin shall cause (i) the Partnership Interest to be issued to LESAT, and (ii) LESAT to be admitted as a limited partner of M4.

               36. CONVEYANCE OF ADDITIONAL ASSETS. If, subsequent to the execution of this Agreement, LESAT determines that it retained an interest in an asset regularly used in and necessary for the conduct of the RETECH Business, LESAT shall promptly notify M4 of such asset and convey such asset to M4. If, subsequent to the execution of this Agreement, M4 notifies LESAT that it believes LESAT retained an interest in an asset regularly used in and necessary for the conduct of the RETECH Business, LESAT shall, if it has retained an interest in such an asset, promptly convey such asset to M4.

          N. REPRESENTATIONS, WARRANTIES AND COVENANTS OF M4. M4 represents, warrants and covenants to LESAT, Lockheed Martin and Molten Metal as follows:

               1. ORGANIZATION AND STANDING. (i) M4 is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) M4 is qualified to do business as a foreign limited partnership under the laws of each state or other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect on M4, and (iii) M4 has full power and authority to execute and deliver, and consummate all transactions contemplated by, with respect to, or in connection with, this Agreement.

               2. DUE AUTHORIZATION AND ENFORCEABILITY. M4 is duly authorized to execute and deliver this Agreement and all documents relating hereto to be executed and delivered by it before or at the Closing and to take any and all other action contemplated or required by this Agreement on behalf of it. Each of the partners of M4 has consented in writing to M4 entering into this Agreement specifically and consummating the Restructuring in general. This Agreement and all other documents referred to herein to be executed and delivered by M4 to LESAT, Lockheed Martin or Molten Metal at the Closing have or shall have been duly and validly executed and delivered by M4 and, assuming due execution and delivery by the other parties hereto or thereto, constitute or shall constitute legal, valid, binding obligations of M4, enforceable against M4 in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and by general principles of equity, whether considered and applied by a court of law or equity.

               3. NO VIOLATION OF PARTNERSHIP AGREEMENT, CERTIFICATE OF PARTNERSHIP, LAW, ETC. The execution, delivery and performance of this Agreement (including, without limitation, the issuance to LESAT of the Partnership Interest) by M4 have not constituted and will not constitute a violation or breach of (i) the Partnership Agreement (as defined in the Master Agreement) or other constituting documents of M4, (ii) assuming compliance with any required government notifications or permits, any agreement to which M4 is subject except to the extent that such violation or breach could not reasonably be expected to have a Material Adverse Effect on M4, or (iii) assuming compliance with any required government notifications or permits, to the knowledge of M4, any applicable law, rule, regulation, judgment, order or decree of any government instrumentality or court, domestic or foreign, having jurisdiction over M4 or its properties (either real or personal).

               4. BROKERS. Except for Oppenheimer & Co. (whose fees were paid by M4), no broker, finder, investment banker or financial advisor has been retained on behalf of M4 in connection with the transactions contemplated hereby which might be entitled to payment from LESAT or Lockheed Martin.

               5. GOVERNMENT APPROVALS. To the knowledge of M4, the execution, delivery and performance of this Agreement and all other documents referred to herein to be executed and delivered to LESAT, Lockheed Martin or Molten Metal at the Closing do not require M4 to make any filing with or obtain any consent or approval from any government instrumentality or court, federal, state, local or foreign, except for (i) the filing required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) any filings that may be required by the securities laws of the United States or state securities laws. With respect to the required governmental filings, actions or consents, to the knowledge of M4, there are no facts relating to its identity or circumstances, or those of

Lockheed Martin, LESAT or Molten Metal, that could prevent or materially delay the making of such filings or obtaining of such consents or actions.

               6. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of M4, threatened against M4 which challenges or seeks to enjoin or otherwise alter the transactions contemplated by this Agreement.

               7. INSPECTIONS. M4 is an informed, sophisticated business entity capable of understanding and evaluating the merits and risks of its business and the RETECH Business. M4 has engaged such experts, counsel, consultants and advisors, has undertaken such independent investigation, has made such independent evaluation and has been provided with access to such documents and personnel of LESAT, each as it has deemed necessary or appropriate in connection with the transactions contemplated by this Agreement. M4 acknowledges that it is entering into this Agreement and the transactions contemplated hereby based on its own independent investigation and that neither Lockheed Martin nor LESAT (and no one on their behalf) has made any representation or warranty, express or implied, and M4 is not relying on any representation or warranty, other than those expressly set forth in this Agreement. IT IS THEREFORE EXPRESSLY UNDERSTOOD AND AGREED THAT M4 ACCEPTS THE CONDITION OF THE ACQUIRED ASSETS WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE OR VALUE OF SUCH PROPERTY, EXCEPT ONLY AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, AND LESAT AND LOCKHEED MARTIN HEREBY EXPRESSLY DISCLAIM ANY AND ALL SUCH OTHER REPRESENTATIONS, WARRANTIES AND GUARANTEES.

               8. CAPITAL STRUCTURE OF M4. M4 is authorized to issue the following amounts and types of limited partnership equity interests: (i) one percent general partner interest in M4, and (ii) ninety-nine percent limited partner interests in M4. At the close of business on the business day next preceding the date hereof, a one percent general partner interest in M4 and two
(2) forty-nine and one-half percent limited partner interests in M4 were issued and outstanding, and all the issued and outstanding limited partnership equity interests in M4 were and are duly authorized and validly issued. Other than with respect to the Partnership Interest, there are no outstanding obligations, options or rights of any kind entitling any persons to acquire a limited partnership equity interest in M4 and there are no outstanding securities or other instruments of any kind that are convertible into limited partnership equity interests in M4.

               9. STATUS OF PARTNERSHIP INTEREST. The Partnership Interest has been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable, subject to Section 17-607 of the Delaware Revised Uniform Limited Partnership Act. The Partnership Interest is free and clear of all claims, liens, encumbrances and assessments whatsoever and is not subject to any other rights of third parties, including, but not limited to, pre-emptive rights.

               10. PARTNERSHIP INTEREST. At the Closing, M4 shall cause (i) the Partnership Interest to be issued to LESAT, and (ii) LESAT to be admitted as a limited partner of M4.

               11. RESTRUCTURING. M4 shall use its good faith reasonable efforts to cause the Restructuring to be consummated at or prior to the date set for the Closing as described in the Partnership Restructuring Agreement.

               12. WORKING CAPITAL FACILITY. At or prior to the Closing, M4 shall execute the Working Capital Facility and deliver it to Lockheed Martin.

               13. RETECH SECURITY AGREEMENT. M4 acknowledges that LESAT is obligated, pursuant to the RETECH Purchase Agreement, to ensure that the acquiror of all or a substantial part of the RETECH Business grant a security interest in certain patents and patent applications to Retech. Therefore, at or prior to the Closing, M4 shall execute the RETECH Security Agreement and deliver it to LESAT.

               14. DUE DILIGENCE REPRESENTATIVES. The representatives of M4 set forth in the definition of Due Diligence Representatives (as defined in Subsection 15(l)) are the only employees, agents or other representatives of M4 that were involved in any material manner in the due diligence investigation performed by M4 and the Due Diligence Representatives relating to this Agreement, the Partnership Restructuring Agreement and the transactions contemplated hereby or thereby.

          O. REPRESENTATIONS, WARRANTIES AND COVENANTS OF MOLTEN METAL AND THE MMT SUBSIDIARY. Molten Metal and the MMT Subsidiary represent, warrant and covenant to M4, LESAT and Lockheed Martin as follows:

               1. ORGANIZATION AND STANDING. (i) Each of Molten Metal and the MMT Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) each of Molten Metal and the MMT Subsidiary is qualified to do business as a foreign corporation under the laws of each state or other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Molten Metal or the MMT Subsidiary, as the case may be, and (iii) each of Molten Metal and the MMT Subsidiary has full power and authority to execute and deliver, and consummate all transactions contemplated by, with respect to, or in connection with, this Agreement.

               2. DUE AUTHORIZATION AND ENFORCEABILITY. Each of Molten Metal and the MMT Subsidiary is duly authorized to execute and deliver this Agreement and all documents relating hereto to be executed and delivered by it before or at the Closing and to take any and all other action contemplated or required by this Agreement on behalf of it. This Agreement and all other documents referred to herein to be executed and delivered by Molten Metal and the MMT Subsidiary to M4, LESAT or Lockheed Martin at the Closing have or shall have been duly and validly executed and delivered by Molten Metal and the MMT Subsidiary party thereto and, assuming due execution and delivery by the other parties hereto or thereto, constitute or shall constitute legal, valid and binding obligations of Molten Metal and the MMT Subsidiary party thereto, enforceable against Molten Metal and the MMT Subsidiary in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and by general principles of equity, whether considered and applied by a court of law or equity.

               3. NO VIOLATION OF CERTIFICATE OF INCORPORATION, BY-LAWS, LAW, ETC. The execution, delivery and performance of this Agreement (including, without limitation, the issuance of the Molten Metal Stock to LESAT and the acquisition by Molten Metal of the MMT Acquired Assets and their subsequent contribution to the MMT Subsidiary and then M4) by each of Molten Metal and the MMT Subsidiary have not constituted and will not constitute a violation or breach of (i) the Certificate of Incorporation, By-Laws or other constituting documents of Molten Metal or the MMT Subsidiary, (ii) assuming compliance with any required government notifications or permits, any agreement to which Molten Metal or the MMT Subsidiary is subject except to the extent that such violation or breach could not reasonably be expected to have a Material Adverse Effect on Molten Metal or the MMT Subsidiary, or (iii) assuming compliance with any required government notifications or permits, to the knowledge of Molten Metal and the MMT Subsidiary, any applicable law, rule, regulation, judgment, order or decree of any government instrumentality or court, domestic or foreign, having jurisdiction over Molten Metal, the MMT Subsidiary or either of their properties (either real or personal).

               4. BROKERS. No broker, finder, investment banker or financial advisor has been retained on behalf of Molten Metal or the MMT Subsidiary in connection with the transactions contemplated hereby which might be entitled to payment from M4, LESAT or Lockheed Martin.

               5. GOVERNMENT APPROVALS. To the knowledge of Molten Metal and the MMT Subsidiary, the execution, delivery and performance of this Agreement and all other documents referred to herein to be executed and delivered to M4, LESAT or Lockheed Martin at the Closing do not require Molten Metal or the MMT Subsidiary to make any filing with or obtain any consent or approval from any government instrumentality or court, federal, state, local or foreign, except for (i) the filing required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) any filings that may be required by the securities laws of the United States or state securities laws. With respect to the required governmental filings, actions or consents, to the knowledge of

Molten Metal and the MMT Subsidiary, there are no facts relating to their identity or circumstances, or those of M4, Lockheed Martin or LESAT, that could prevent or materially delay the making of such filings or obtaining of such consents or actions.

               6. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of Molten Metal and the MMT Subsidiary, threatened against Molten Metal or the MMT Subsidiary which challenges or seeks to enjoin or otherwise alter the transactions contemplated by this Agreement.

               7. INSPECTIONS. Each of Molten Metal and the MMT Subsidiary is an informed, sophisticated business entity capable of understanding and evaluating the merits and risks of its business, its investment in M4 and the RETECH Business. Each of Molten Metal and the MMT Subsidiary has engaged such experts, counsel, consultants and advisors, has undertaken such independent investigation, has made such independent evaluation and has been provided with access to such documents and personnel of LESAT and M4, each as it has deemed necessary or appropriate in connection with the transactions contemplated by this Agreement. Each of Molten Metal and the MMT Subsidiary acknowledges that it is entering into this Agreement and the transactions contemplated hereby based on its own independent investigation and that neither Lockheed Martin nor LESAT (and no one on their behalf) has made any representation or warranty, express or implied, and neither Molten Metal nor the MMT Subsidiary is relying on any representation or warranty, other than those expressly set forth in this Agreement. IT IS THEREFORE EXPRESSLY UNDERSTOOD AND AGREED THAT MOLTEN METAL AND THE MMT SUBSIDIARY ACCEPTS THE CONDITION OF THE ACQUIRED ASSETS WITHOUT ANY REPRESENTATION, WARRANTY OR GUARANTEES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE AS TO THE CONDITION, SIZE, EXTENT, QUANTITY, TYPE OR VALUE OF SUCH PROPERTY, EXCEPT ONLY AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, AND LESAT AND LOCKHEED MARTIN HEREBY EXPRESSLY DISCLAIM ANY AND ALL SUCH OTHER REPRESENTATIONS, WARRANTIES AND GUARANTEES.

               8. CAPITAL STRUCTURE OF MOLTEN METAL. The authorized capital stock of Molten Metal consists of 40,000,000 shares of common stock, par value $.01 per share, and 3,000 shares of preferred stock, par value $.01 per share. At the close of business on the business day next preceding the date hereof, 22,901,890 shares of Molten Metal common stock and no shares of Molten Metal preferred stock were issued and outstanding, and all the issued and outstanding shares of Molten Metal capital stock were and are duly authorized, validly issued, fully paid and nonassessable. There are no pre-emptive rights in respect of any shares of Molten Metal capital stock. As of the date of this Agreement, there are no outstanding obligations, options, warrants or rights of any kind entitling any persons to acquire shares of Molten Metal capital stock, upon exercise, conversion or otherwise, except as disclosed in Molten Metal's filings with the Securities and Exchange Commission and for employee stock options granted in the ordinary course of Molten Metal's business consistent with past practice.

               9. STATUS OF MOLTEN METAL STOCK. At or prior to the Closing, Molten Metal shall execute and deliver to Lockheed Martin the Registration Rights Agreement (as defined in the Partnership Restructuring Agreement). The Molten Metal Stock has been duly authorized and, when issued to LESAT in accordance with the terms of this Agreement, will be validly issued and fully paid and nonassessable. Upon the issuance of the Molten Metal Stock in accordance with the terms of this Agreement, the Molten Metal Stock will be free and clear of all claims, liens, encumbrances and assessments whatsoever and is not subject to any other rights of third parties, including, but not limited to, pre-emptive rights.

               10. ISSUANCE OF MOLTEN METAL STOCK. At or prior to the Closing, Molten Metal shall issue the Molten Metal Stock to LESAT, free and clear of all liens, claims, encumbrances and other rights of third parties, such that LESAT will have free, clear and absolute title to and ownership of the Molten Metal Stock. To the extent there is a stock dividend or stock split of Molten Metal capital stock between the date hereof and the Closing Date, the number of shares of Molten Metal Stock shall be appropriately adjusted.

               11. PARTNERSHIP INTEREST. At the Closing, Molten Metal shall cause (i) the Partnership Interest to be issued to LESAT, and (ii) LESAT to be admitted as a limited partner of M4.

               12. CONTRIBUTION OF MMT ACQUIRED ASSETS. At the Closing, (i) Molten Metal shall contribute and transfer to the MMT Subsidiary all of its right, title and interest in and to the MMT Acquired Assets and (ii) the MMT Subsidiary shall contribute and transfer to M4 all of its right, title and interest in and to the MMT Acquired Assets, in each case free and clear of all liens, encumbrances and other rights of third parties created by or as a result of actions or inactions of Molten Metal or the MMT Subsidiary.

               13. RESTRUCTURING. Each of Molten Metal and the MMT Subsidiary shall use its good faith reasonable efforts to cause the Restructuring to be consummated at or prior to the date set for the Closing as described in the Partnership Restructuring Agreement.

               14. DUE DILIGENCE REPRESENTATIVES. The representatives of Molten Metal set forth in the definition of Due Diligence Representatives are the only employees, agents or other representatives of Molten Metal or the MMT Subsidiary that were involved in any material manner in the due diligence investigation performed by Molten Metal, the MMT Subsidiary and the Due Diligence Representatives relating to this Agreement, the Partnership Restructuring Agreement and the transactions contemplated hereby or thereby.

          P.   CONDUCT PRIOR TO THE CLOSING.

               1. CONDUCT OF RETECH BUSINESS. Except as set forth on Schedule 6(q) hereto, from and after the date hereof to and including the date of the Closing, LESAT will carry on the RETECH Business in a manner consistent with its prior conduct and will not take any action other than in the ordinary course of the RETECH Business in conformity with prior practice (except with M4's prior approval, which shall not be unreasonably withheld), and will use its good faith reasonable efforts to maintain and preserve the RETECH Business intact and to maintain and preserve its relationships with suppliers and customers and others (including employees and providers of services) having business relations with it relating to the RETECH Business. Without limiting the generality of the immediately preceding sentence, to the extent feasible, LESAT shall notify M4 before it enters into any contract, agreement or license relating to the RETECH Business which contemplates the payment from one party to another of an amount in excess of Fifty Thousand Dollars ($50,000).

               2. CONSENTS. Each of the parties hereto shall (i) use its best efforts to obtain all licenses, permits, authorizations, consents, approvals and waivers of all governmental authorities and other third parties necessary in connection with the consummation of the transactions contemplated by this Agreement and the Partnership Restructuring Agreement prior to the scheduled date of the Closing, (ii) make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement and the Partnership Restructuring Agreement, and (iii) cooperate with the other parties to this Agreement in exchanging such information and assistance as any of them may reasonably request in connection with foregoing, PROVIDED, HOWEVER, that (a) no party hereto shall be required to disclose any information that could reasonably by expected to constitute a waiver of any attorney-client privilege and work product doctrine, (b) no party hereto need supply any other party hereto with any information which, in the reasonable judgment of the furnishing party, it is under a legal obligation not to supply, and (c) any information received by a party hereto from another party hereto shall be held in accordance with the Confidentiality Agreement.

               3.   NONASSIGNABLE CONTRACTS.

                    (i) To the extent that any Contract is not capable of being transferred by LESAT to M4 pursuant to this Agreement without the consent, approval or waiver of a third Person, and such consent is not obtained prior to the Closing, or if such transfer or attempted transfer would constitute a breach thereof or a violation of any law, rule or regulation, nothing in this Agreement will constitute a transfer or an attempted transfer thereof. Notwithstanding anything contained in this Agreement to the contrary, LESAT is not obligated to transfer to M4 any of its rights and obligations in and to any of the Contracts referred to in this subparagraph (i) without first having obtained the consents, approvals and waivers necessary for the transfer of such a Contract.

                    (ii) In the event that such consents, approvals and waivers referred to in subparagraph (i) above are not obtained by Lockheed Martin, LESAT and M4 and the Closing occurs, then, in the case of any such Contract, Lockheed Martin, LESAT, Molten Metal, the MMT Subsidiary and M4 shall continue to cooperate and use their best efforts to obtain the necessary consents, approvals and waivers (to the extent that it is reasonably likely that such efforts will be successful) and unless and until any such consent is obtained LESAT will use its best reasonable efforts, to the extent permitted by applicable law, the terms of the Contract and the directions of the customer, to (a) cooperate in any reasonable arrangement designed to provide to M4 the benefits and burdens of any Contract referred to in subparagraph (i) above without incurring any obligation to any other Person other than to provide such benefits to M4, including without limitation the appointment of M4 as LESAT's agent for purposes of such Contract, and (b) enforce, at M4's request for M4's account and at M4's cost, any rights of LESAT arising from any such Contract (including without limitation the right to elect to terminate such Contract in accordance with the terms thereof upon the advice of M4).

                    (iii) No consent, approval or waiver of a third Person with respect to the transfer of, or any novation with respect to, any Contract shall cause an Excluded Liability to be deemed for purposes of this Agreement to have become an Assumed Liability or vice-versa.

               4.   OTHER WASTE PROCESSING TECHNOLOGIES.


                                        *





               5. LESAT PERSONNEL. Lockheed Martin, LESAT and M4 will meet within thirty (30) days after the date hereof to discuss which LESAT employees, in addition to the Transferred Employees, should be employed by M4 as compared to LESAT based on M4's expanded business purposes contemplated by the Partnership Restructuring Agreement.


          Q. CONDITIONS PRECEDENT TO M4'S OBLIGATIONS. The obligations of M4 hereunder are subject to the satisfaction of the following conditions on or before the date of the Closing, the compliance with or occurrence of which may be waived in whole or in part, but only in writing, by M4:


- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

               1. REPRESENTATIONS, WARRANTIES AND COVENANTS TRUE AT THE CLOSING. The representations, warranties and covenants of LESAT and Lockheed Martin and Molten Metal and the MMT Subsidiary contained in this Agreement shall be true on and as of the date of the Closing with the same effect as if made on and as of such date.

               2. PERFORMANCE OF AGREEMENT AND CONDITIONS. Each of LESAT, Lockheed Martin, Molten Metal and the MMT Subsidiary shall have performed, complied with, obtained and satisfied all agreements and conditions required by this Agreement to be performed, complied with, obtained or satisfied by them prior to the Closing.

               3. OPINION OF COUNSEL. LESAT and Lockheed Martin shall have delivered to M4 an opinion of counsel to LESAT and Lockheed Martin dated the date of the Closing in form and content substantially similar to Exhibit 10(c) hereto.

               4. OPINION OF COUNSEL. Molten Metal and the MMT Subsidiary shall have delivered to M4 an opinion of counsel to Molten Metal and the MMT Subsidiary dated the Closing Date in form and substance substantially similar to
Exhibit 10(d) hereto.

               5. NO INJUNCTION. On the date of the Closing, there shall be no effective injunction, writ, preliminary or temporary restraining order or any other order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein, or any of them, not be consummated as herein provided.

               6. DELIVERY OF DOCUMENTS. Each of LESAT, Lockheed Martin, Molten Metal and the MMT Subsidiary shall have delivered the documents required to be delivered by such party in accordance with Section 13 of this Agreement.

               7. DELIVERY OF LESAT ACQUIRED ASSETS. M4 shall have received documentation reasonably acceptable to M4 demonstrating that, at the Closing, LESAT shall have transferred, assigned, contributed and delivered to M4 the LESAT Acquired Assets in accordance with the terms hereof.

               8. DELIVERY OF MMT ACQUIRED ASSETS. M4 shall have received documentation reasonably acceptable to M4 demonstrating that, at the Closing, the MMT Subsidiary shall have transferred, assigned, contributed and delivered to M4 the MMT Acquired Assets in accordance with the terms hereof.

               9. PROVISION OF WORKING CAPITAL FACILITY. At or prior to the Closing, Lockheed Martin shall have executed the Working Capital Facility and delivered it to M4.

               10. CONSUMMATION OF RESTRUCTURING. At or prior to the Closing, the Restructuring shall have been consummated by the execution of the documents contemplated by the Partnership Restructuring Agreement.

               11. EXPIRATION OF WAITING PERIODS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated.

               12. GOVERNMENTAL APPROVALS. All governmental approvals reasonably necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or waived except to the extent that the failure to obtain any such approval could not reasonably be expected to have a Material Adverse Effect on the RETECH Business. In addition, M4 shall have obtained (either as a result of the transfer of the Permits or otherwise) all permits or licenses required to conduct the RETECH Business in compliance with applicable law except to the extent that the failure to obtain any such permit or license could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               13. OTHER THIRD-PARTY CONSENTS. All other non-governmental, third-party consents reasonably necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or waived except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

          R. CONDITIONS PRECEDENT TO LESAT'S AND LOCKHEED MARTIN'S OBLIGATIONS. The obligations hereunder of LESAT and Lockheed Martin shall be subject to the satisfaction on or before the date of the Closing of the following conditions, the compliance with or occurrence of which may be waived in whole or in part, but only in writing, by LESAT and Lockheed Martin:

               1. REPRESENTATIONS, WARRANTIES AND COVENANTS TRUE AT THE CLOSING. The representations, warranties and covenants of M4, Molten Metal and the MMT Subsidiary contained in this Agreement shall be true on and as of the date of the Closing with the same effect as if made on and as of such date.

               2. PERFORMANCE OF AGREEMENT AND CONDITIONS. Each of M4, Molten Metal and the MMT Subsidiary shall have performed, complied with, obtained and satisfied all agreements and conditions required by this Agreement to be performed, complied with, obtained or satisfied by them prior to the Closing.

               3. OPINION OF COUNSEL. M4 shall have delivered to LESAT and Lockheed Martin an opinion of counsel to M4 dated the date of the Closing in form and content substantially similar to Exhibit 11(c) hereto.

               4. OPINION OF COUNSEL. Molten Metal and the MMT Subsidiary shall have delivered to LESAT and Lockheed Martin an opinion of counsel to Molten Metal and the MMT Subsidiary dated the date of the Closing in form and content substantially similar to Exhibit 10(d) hereto.

               5. NO INJUNCTION. On the date of the Closing, there shall be no effective injunction, writ, preliminary or temporary restraining order or any other order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein, or any of them, not be consummated as herein provided.

               6. DELIVERY OF DOCUMENTS. Each of M4, Molten Metal and the MMT Subsidiary shall have delivered the documents required to be delivered by such party in accordance with Section 13 of this Agreement.

               7. ISSUANCE OF MOLTEN METAL STOCK. LESAT and Lockheed Martin shall have received documentation reasonably acceptable to LESAT and Lockheed Martin demonstrating that, at the Closing, Molten Metal shall have issued to LESAT the Molten Metal Stock in accordance with the terms hereof.

               8. CONSUMMATION OF RESTRUCTURING. At or prior to the Closing, the Restructuring shall have been consummated by the execution of the documents contemplated by the Partnership Restructuring Agreement.

               9. ADMISSION OF LESAT AS PARTNER. The Partnership Interest shall have been issued to LESAT in accordance with the terms hereof and LESAT shall have been admitted as a limited partner of M4.

               10. CONTRIBUTION OF MMT ACQUIRED ASSETS. LESAT and Lockheed Martin shall have received documentation reasonably acceptable to LESAT and Lockheed Martin demonstrating that, at the Closing, Molten Metal shall have transferred, assigned, contributed and delivered to the MMT Subsidiary the MMT Acquired Assets and the MMT Subsidiary shall have transferred, assigned, contributed and delivered to M4 the MMT Acquired Assets, each in accordance with the terms hereof.

               11. REGISTRATION OF MOLTEN METAL STOCK. Molten Metal shall have executed and delivered to Lockheed Martin the Registration Rights Agreement.

               12. BOARD APPROVAL. To the extent required, the transactions contemplated by this Agreement shall have been approved by the Board of Directors of each of Lockheed Martin and LESAT or their duly authorized representatives.

               13. EXPIRATION OF WAITING PERIODS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated.

               14. GOVERNMENTAL APPROVALS. All governmental approvals reasonably necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or waived except to the extent that the failure to obtain any such approval could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               15. OTHER THIRD-PARTY CONSENTS. All other non-governmental, third-party consents reasonably necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or waived except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               16. RETECH OPINION OF COUNSEL. LESAT shall have received an opinion of counsel satisfactory to Retech complying with the requirements of
Section 6.11 of the RETECH Purchase Agreement relating to the security interest in the Patents.

          S. CONDITIONS PRECEDENT TO MOLTEN METAL'S AND THE MMT SUBSIDIARY'S OBLIGATIONS. The obligations hereunder of Molten Metal and the MMT Subsidiary shall be subject to the satisfaction on or before the date of the Closing of the following conditions, the compliance with or occurrence of which may be waived in whole or in part, but only in writing, by Molten Metal or the MMT Subsidiary:

               1. REPRESENTATIONS, WARRANTIES AND COVENANTS TRUE AT THE CLOSING. The representations, warranties and covenants of LESAT and Lockheed Martin and M4 contained in this Agreement shall be true on and as of the date of the Closing with the same effect as if made on and as of such date.

               2. PERFORMANCE OF AGREEMENT AND CONDITIONS. Each of M4, LESAT and Lockheed Martin shall have performed, complied with, obtained and satisfied all agreements and conditions required by this Agreement to be performed, complied with, obtained or satisfied by them prior to the Closing.

               3. OPINION OF COUNSEL. LESAT and Lockheed Martin shall have delivered to Molten Metal an opinion of counsel to LESAT and Lockheed Martin dated the date of the Closing in form and content substantially similar to
Exhibit 10(c) hereto.

               4. NO INJUNCTION. On the date of the Closing, there shall be no effective injunction, writ, preliminary or temporary restraining order or any other order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein, or any of them, not be consummated as herein provided.

               5. DELIVERY OF DOCUMENTS. Each of M4, LESAT and Lockheed Martin shall have delivered the documents required to be delivered by such party in accordance with Section 13 of this Agreement.

               6. CONTRIBUTION OF LESAT ACQUIRED ASSETS. Molten Metal shall have received documentation reasonably acceptable to Molten Metal demonstrating that, at the Closing, LESAT shall have transferred, assigned, contributed and delivered to M4 the LESAT Acquired Assets and to Molten Metal the MMT Acquired Assets, each in accordance with the terms hereof.

               7. CONSUMMATION OF RESTRUCTURING. At or prior to the Closing, the Restructuring shall have been consummated by the execution of the documents contemplated by the Partnership Restructuring Agreement.

               8. EXPIRATION OF WAITING PERIODS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated.

               9. GOVERNMENTAL APPROVALS. All governmental approvals reasonably necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or waived except to the extent that the failure to obtain any such approval could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

               10. OTHER THIRD-PARTY CONSENTS. All other non-governmental, third-party consents reasonably necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained or waived except to the extent that the failure to obtain any such consent could not reasonably be expected to have a Material Adverse Effect on the RETECH Business.

          T. DOCUMENTS AT THE CLOSING. At the Closing, the following documents shall be executed, acknowledged (where appropriate) and delivered by the designated parties:

               1.   by M4:

                    a.   the Assignment and Assumption Agreement;

                    b.   the Working Capital Facility;

                    c.   the RETECH Security Agreement;

                    d. the bill of sale and assignment referred to in Subsection 2(c)(i) above;

                    e. a certificate, dated the Closing Date, from a duly authorized representative of M4 to the effect that (a) the representations, warranties and covenants of M4 set forth herein are true and correct as though made on and as of the Closing Date, (b) all conditions precedent to the obligations of M4 hereunder have been satisfied or waived, and (c) M4 is not in default under any of the terms or conditions of this Agreement;

                    f. the opinion of counsel referred to in Subsection 11(c) above; and

                    g. all other documents as may be reasonably required by another party hereto to achieve the purposes and intent of this Agreement.

               2.   by LESAT:

                    a.   the Assignment and Assumption Agreement;

                    b. the bill of sale and assignment referred to in Subsection 2(a)(ii) above;

                    c. a certificate, dated the Closing Date, from a duly authorized representative of LESAT to the effect that (a) the representations, warranties and covenants of LESAT set forth herein are true and correct as though made on and as of the Closing Date, (b) all conditions precedent to the obligations of LESAT hereunder have been satisfied or waived, and (c) LESAT is not in default under any of the terms or conditions of this Agreement;

                    d. the opinion of counsel referred to in Subsections 10(c) and 12(c) above; and

                    e. all other documents as may be reasonably required by another party hereto to achieve the purposes and intent of this Agreement.

               3.   by Molten Metal:

                    a.   the Molten Metal Documents;

                    b.   the Registration Rights Agreement;

                    c. the bill of sale and assignment referred to in Subsection 2(a)(ii) above;

                    d. the bill of sale and assignment referred to in Subsection 2(b) above;

                    e. a certificate, dated the Closing Date, from a duly authorized representative of Molten Metal to the effect that (a) the representations, warranties and covenants of Molten Metal set forth herein are true and correct as though made on and as of the Closing Date, (b) all conditions precedent to the obligations of Molten Metal hereunder have been satisfied or waived, and (c) Molten Metal is not in default under any of the terms or conditions of this Agreement;

                    f. the opinion of counsel referred to in Subsections 10(d) and 11(d) above; and

                    g. all other documents as may be reasonably required by another party hereto to achieve the purposes and intent of this Agreement.

               4.   by Lockheed Martin:

                    a.   the Working Capital Facility;

                    b.   the Registration Rights Agreement;

                    c. the opinion of counsel referred to Subsections 10(c) and 12(c) above;

                    d. a certificate, dated the Closing Date, from a duly authorized representative of Lockheed Martin to the effect that (a) the representations, warranties and covenants of Lockheed Martin set forth herein are true and correct as though made on and as of the Closing Date, (b) all conditions precedent to the obligations of Lockheed Martin hereunder have been satisfied or waived, and (c) Lockheed Martin is not in default under any of the terms or conditions of this Agreement; and

                    e. all other documents as may be reasonably required by another party hereto to achieve the purposes and intent of this Agreement.

               5.   by the MMT Subsidiary:

                    a. the bill of sale and assignment referred to in Subsection 2(b) above;

                    b. the bill of sale and assignment referred to in Subsection 2(c)(i) above;

                    c. a certificate, dated the Closing Date, from a duly authorized representative of the MMT Subsidiary to the effect that (a) the representations, warranties and covenants of the MMT Subsidiary set forth herein are true and correct as though made on and as of the Closing Date, (b) all conditions precedent to the obligations of the MMT Subsidiary hereunder have been satisfied or waived, and (c) the MMT Subsidiary is not in default under any of the terms or conditions of this Agreement;

                    d. the opinion of counsel referred to in Subsections 10(d) and 11(d) above; and

                    e. all other documents as may be reasonably required by another party hereto to achieve the purposes and intent of this Agreement.

          U.   TERMINATION.

               1. This Agreement shall be terminated, and the transactions contemplated hereby abandoned, if the Closing shall not have occurred on or before May 15, 1996 unless otherwise agreed by the parties hereto in writing. In addition, this Agreement may be terminated at any time prior to the Closing:

                    a.   by the mutual consent in writing of the parties hereto;

                    b. by LESAT or Lockheed Martin if there has been a material breach on the part of M4 or Molten Metal of any representation, warranty, covenant or other agreement of such party contained herein which cannot be or has not been cured within ten (10) days after written notice by LESAT and Lockheed Martin to M4 or Molten Metal, as the case may be, of such breach (provided that LESAT and Lockheed Martin are not then in material breach of any representation, warranty, covenant or other agreement of those parties contained in this Agreement);

                    c. by M4 if there has been a material breach on the part of Molten Metal, LESAT or Lockheed Martin of any representation, warranty, covenant or other agreement of such party contained herein which cannot be or has not been cured within ten (10) days after written notice by M4 to Molten Metal, LESAT or Lockheed Martin, as the case may be, of such breach (provided that M4 is not then in material breach of any representation, warranty, covenant or other agreement of it contained in this Agreement); and

                    d. by Molten Metal if there has been a material breach on the part of M4, LESAT or Lockheed Martin of any representation, warranty, covenant or other agreement of such party contained herein which cannot be or has not been cured within ten (10) days after written notice by Molten Metal to M4, LESAT or Lockheed Martin, as the case may be, of such breach (provided that Molten Metal is not then in material breach of any representation, warranty, covenant or other agreement of it contained in this Agreement).

               2. If this Agreement is terminated as provided above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach), provided, however, that confidentiality provisions of Subsection 18(k) and payment of expenses provisions of Section 16 shall survive termination hereof.

          V.   SURVIVAL; INDEMNIFICATION.

               1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the Closing and remain in full force and effect until the third (3rd) anniversary of the Closing.

               2. SURVIVAL OF COVENANT PROVISIONS. Each covenant provision contained herein shall survive the Closing and remain in full force and effect in accordance with its terms until the obligations arising thereunder have been fully performed and discharged.

               3. M4'S OBLIGATION. M4 agrees to, and does hereby, indemnify and hold harmless Molten Metal, LESAT and Lockheed Martin and, to the extent actually indemnified by Molten Metal, LESAT or Lockheed Martin, each of their respective officers, directors, partners, employees, agents, successors and assigns (as a group, but separately for each business entity, the "REPRESENTATIVES") from and against any and all Adverse Consequences that Molten Metal, LESAT, Lockheed Martin or Representatives of any of them may suffer resulting from, arising out of or in any way relating to (i) any material misrepresentation in or material breach or non-fulfillment of any representation or warranty of M4 or material non-fulfillment of any covenant, obligation or agreement of M4 contained herein or in any Confidential treatment has been requested for this portion of Exhibit 10.2.xhibit hereto or certificate or document delivered hereunder or (ii) M4's failure to perform or in due course pay, satisfy and discharge any Assumed Liability.

               4.   LESAT'S AND LOCKHEED MARTIN'S OBLIGATION.


                    a.



                                        *






- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                      *






















               5. MOLTEN METAL'S OBLIGATION. Molten Metal agrees to, and does hereby, indemnify and hold harmless M4, LESAT and Lockheed Martin and, to the extent actually indemnified by M4, LESAT or Lockheed Martin, their respective


- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

Representatives from and against any and all Adverse Consequences that M4, LESAT, Lockheed Martin or their respective Representatives may suffer resulting from, arising out of or in any way relating to any material misrepresentation in or material breach or non-fulfillment of any representation or warranty of Molten Metal or material non-fulfillment of any covenant, obligation or agreement of Molten Metal contained herein or in any exhibit hereto or certificate or document delivered hereunder.

               6.   LIMITATIONS.

                    a. No party shall be entitled to make any claim for indemnification under this Section 15 with respect to the breach of any particular representation, warranty or covenant after the date upon which such representation, warranty or covenant ceases to survive; provided, however, that if prior to the date upon which such representation, warranty or covenant ceases to survive, the party from whom indemnification is sought (the "INDEMNITOR") shall have received written notification of a claim for indemnity with respect thereto, specifying in reasonable detail the basis for the claim and indemnity with respect thereto, and such claim shall not have been finally resolved or disposed of at such date, the obligation of the Indemnitor under this Section 15 with respect to such claim shall continue until that claim is finally resolved or disposed of; provided, however, that this provision shall not toll the running of applicable statutes of limitation.










                                        *













- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                       *
































- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                       *








               7. NOTICE. No right to indemnification hereunder shall be available to any party seeking indemnification (the "INDEMNITEE") unless the Indemnitee shall have provided, promptly after acquiring knowledge of the existence of a claim (or facts that might reasonably be expected to give rise to a claim in the future), the Indemnitor a written notice describing in reasonable detail the facts giving rise (or which might reasonably be expected to give rise in the future) to the claim for indemnification hereunder and enclosing a copy of any papers served upon the Indemnitee. In the case of the commencement of any action or proceeding, "promptly" shall mean as soon as practicable, but in no event later than ten (10) days after service of notice of the suit, commencement of the action or proceeding or assertion of the claim. In the case of discovery by the Indemnitee of any facts, loss or event giving rise (or which might reasonably be expected to give rise in the future) to indemnity, "promptly" shall mean as soon as practicable, but in no event later than thirty (30) days after such discovery. The failure to give notice as required by this Subsection 15(g) shall not relieve the Indemnitor of any liability that it may have to the Indemnitee except to the extent that the Indemnitor's ability to defend against or mitigate Adverse Consequences associated with the event with respect to which indemnification is sought is materially adversely affected by such failure. The obligation to give notice as set forth in this Subsection 15(g) is in addition to, and not in replacement of, the obligations and conditions set forth in the other subsections of this Section 15.

               8. PROCEDURE. In the event that indemnification is sought for third party claims, the Indemnitor will have the right at any time to assume and thereafter to conduct at its expense the defense of the third party claim with counsel of recognized standing and competence of the Indemnitor's choice (reasonably satisfactory to the Indemnitee); provided, however, that the Indemnitor shall not consent to the entry of a judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnitee (which consent will not be unreasonably withheld)



- --------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

unless (i) the judgment or settlement involves only the payment of monetary damages and does not impose an injunction or other equitable relief upon the Indemnitee and (ii) the Indemnitor pays or causes to be paid all amounts arising out of the judgment or settlement concurrently with the effectiveness thereof. If the Indemnitor assumes the defense of the third party claim it shall allow the Indemnitee a reasonable opportunity to monitor the defense thereof at the Indemnitee's expense with counsel of recognized standing and competence of the Indemnitee's choice (reasonably satisfactory to the Indemnitor). If the Indemnitor does not assume the defense of the action, then the Indemnitee may defend the action in any manner it may reasonably deem appropriate; provided, however, that it shall allow the Indemnitor a reasonable opportunity to monitor the defense thereof at the Indemnitor's expense with counsel of recognized standing and competence of the Indemnitor's choice (reasonably satisfactory to the Indemnitee). The party conducting the defense of an action shall at all times reasonably and diligently pursue the resolution thereof and shall at all times act in good faith and with reasonable prudence to minimize the Adverse Consequences as though these were for its own account.

               9. SHARED DEFENSE. The Indemnitee may elect to share in the defense of a third party claim which has been assumed by Indemnitor. In that event, the Indemnitee shall so notify the Indemnitor in writing. Thereafter, each shall participate at its expense on an equal basis in the defense, management and control of such claim. In this event, the Indemnitee and the Indemnitor shall each be responsible for one-half (1/2) the Adverse Consequences; subject, in the case of LESAT and Lockheed Martin, to the aggregate cap on liability set forth in Subsection 15(f)(v) above.

               10. COOPERATION. A party seeking indemnification for a third party claim shall make available to the Indemnitor and its counsel all books, records and documents relating to the claim and shall offer and cause its Representatives to offer reasonable assistance in the defense of the claim.

               11.  REMEDIES. The indemnification provisions set forth in this
Section 15 shall constitute the exclusive remedy for LESAT, Lockheed Martin, M4, Molten Metal and their Representatives for any alleged breach or default by any party to this Agreement under this Agreement or in connection with or relating to the transactions contemplated by this Agreement, other than claims based upon fraud.

               12. DEFINITIONS. As used in this Section 15, the following terms shall have the following meanings.

                    a. "DUE DILIGENCE DOCUMENT" shall mean any written document furnished to or, pursuant to a specific oral or written request, made available to any Due Diligence Representative at any time from and after July 1, 1995 to and including the date hereof in connection with the due diligence investigation performed by M4, Molten Metal, the MMT Subsidiary and the Due Diligence Representatives relating to this

Agreement, the Partnership Restructuring Agreement and the transactions contemplated hereby or thereby.

                    b. "DUE DILIGENCE REPRESENTATIVES" shall mean Dr. Robert Merriman, Thomas Valunas, Harry Nesteruk, Phillip M. Kannan, Robert Craig, Pat Patton, Hal Haselton as representatives of M4, and William Haney III, Ethan Jacks, Dr. Victor Gatto, Dr. Christopher Nagel, Benjamin Downs, Joseph Grabmeier, Brigitte Smith, Barbara McWeeney and Elliot Mark as representatives of Molten Metal.

          W. PAYMENT OF EXPENSES. Except as otherwise provided herein, regardless of whether the transactions provided for herein are consummated, each of the parties hereto shall pay all costs and expenses (including, without limitation, all fees and expenses of their respective counsel) incurred by them with respect to this Agreement and the transactions set forth herein and contemplated hereby. M4 shall be responsible for any sales or transfer taxes incurred (i) in connection with the transfer of the LESAT Acquired Assets by LESAT to M4 and (ii) in connection with the transfer of the MMT Acquired Assets by the MMT Subsidiary to M4, only to the extent not payable by Molten Metal pursuant to clause (iii) below. MMT and the MMT Subsidiary shall be responsible for any sales or transfer taxes incurred (i) in connection with the transfer by LESAT to Molten Metal of the MMT Acquired Assets, (ii) in connection with the transfer by Molten Metal to the MMT Subsidiary of the MMT Acquired Assets, and
(iii) in connection with the transfer of the MMT Acquired Assets by the MMT Subsidiary to M4 but, with respect to this clause (iii), only to the extent that such taxes are greater than would have been incurred if the MMT Acquired Assets had been transferred directly from LESAT to M4. All other sales and transfer taxes, and all recording, filing and other fees (including any penalties or interest but not penalties or interest incurred with respect to sales and transfer taxes covered by the preceding sentence), incurred in connection with this Agreement and the transactions contemplated hereby will be borne by M4.

          X.   EMPLOYMENT AND EMPLOYEE BENEFIT MATTERS.

               1. EMPLOYEE BENEFITS DEFINITIONS. The following terms shall have the following meanings:

                    a. "CODE" means the Internal Revenue Code of 1986, as amended.

                    b. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                    c. "TRANSFERRED EMPLOYEES" means the persons currently employed by LESAT and listed on Schedule 17(a)(iii) hereto.

               2.   EMPLOYEES AND OFFERS OF EMPLOYMENT.

                    a. M4 shall offer, or shall cause M4 Environmental Management Inc., a Delaware corporation and general partner of M4 (the "GENERAL PARTNER"), to offer, employment to commence on the date of the Closing to all Transferred Employees and, except as provided in Subsection 17(e)(ii) and Subsection 17(f) below, shall be a successor employer for all employment matters with respect to Transferred Employees as of the date of the Closing. Each Transferred Employee shall be offered a position similar to his or her position immediately prior to the Closing Date, at the same job and salary or wage levels, with bonus, incentive and retirement plans and other employee benefit plans and arrangements which (at the minimum) shall be substantially comparable, in the aggregate, to those provided to the Transferred Employees of the RETECH Business immediately prior to the Closing Date. Each member of the senior management of the RETECH Business (as reasonably determined by the President of the General Partner and the Deputy General Manager of the RETECH Business, James Crouch) shall be eligible to participate in the bonus and other incentive programs of M4 or the General Partner, as the case may be, on a substantially similar basis as current employees of M4 or the General Partner, as the case may be, at similar levels with similar responsibilities. Such offers of employment shall be for employment at will and shall be at the same respective locations as those at which such Transferred Employees are employed immediately prior to the date of the Closing.

                    b. LESAT shall provide any notices to Transferred Employees which may be required under the Worker Adjustment Retraining and Notification Act, 29 U.S.C. [Section] 2101 ET SEQ., ("WARN") with respect to events which occur on or prior to the date of the Closing and M4 shall provide any notices to Transferred Employees which may be required under WARN with respect to events which occur after the date of the Closing or which become events requiring notice after the date of the Closing.

                    c. LESAT will not take, and will cause each of its affiliates not to take, any action which would impede, hinder, interfere or otherwise compete with M4's or the General Partner's, as the case may be, effort to hire any Transferred Employees.

               3. WELFARE BENEFITS. Commencing as of the Closing Date, to the extent that M4 or the General Partner, as the case may be, does not elect to adopt life insurance, accidental death and dismemberment, long term disability, and severance plans, and medical, vision and dental coverage plans with the same benefit coverages as the plans offered to the Transferred Employees prior to the Closing Date, M4 or the General Partner, as the case may be, shall provide the Transferred Employees and dependents and beneficiaries thereof (the "ELIGIBLE INDIVIDUALS") life insurance, accidental death and dismemberment, long term disability, and severance coverage, and medical, vision and dental benefit coverage (at the minimum) substantially comparable, in the aggregate, to the coverage provided to the Transferred Employees under the plans listed as Employee Benefit Plans on Schedule 6(x). Any welfare plans offered to the Transferred Employees shall not include any exclusion for a pre-existing condition (other than conditions excluded as of the Closing Date as pre-existing conditions under existing medical, vision and dental coverage of Transferred Employees if identical medical, dental or vision plans are adopted) and shall take into account for purposes of any annual co-payment, deductible and limitation on benefits, the payments made under the comparable Employee Benefit Plan in respect of the Eligible Individuals for otherwise eligible medical, vision and dental services in the current calendar year. Nothing in this paragraph shall be construed to require M4 or the General Partner, as the case may be, to extend any such coverage subsequent to a Transferred Employee's termination of employment (except for continuation coverage required under Title I, Part 6, of ERISA), on account of retirement or otherwise.

               4. 401(k) PLANS. On or prior to the Closing Date, M4 or the General Partner shall designate a tax-qualified 401(k) plan (the "M4 401(k) Plan") in which the Transferred Employees shall be eligible to participate immediately upon the Closing. The M4 401(k) Plan shall credit, to the extent applicable, for plan eligibility and vesting purposes service with LESAT prior to the Closing Date. All contributions to the Lockheed Salaried Employee Savings Plan Plus (the "LESAT 401(k)") and the Lockheed Capital Accumulation Plan (the "CAP Plan") with respect to Transferred Employees shall be discontinued from and after the Closing Date, but from and after that date each Transferred Employee shall be fully vested in his or her account balance under the LESAT 401(k) Plan and CAP Plan and shall be entitled to distribution of his or her account balance to the extent authorized by, and subject to the limitations of, Section 401(k)(10) of the Code. M4 and the General Partner on the one hand and LESAT on the other hand shall reasonably cooperate to facilitate the direct rollover of distributions due the Transferred Employees from the LESAT 401(k) and CAP Plan to the M4 401(k) Plan where elected by Transferred Employees.

               5.   LIABILITY.

                    a. Except as otherwise provided in Subsection 17(e)(ii) or Subsection 17(f) below or in Subsection 15(d), effective upon the Closing, M4 shall have exclusive liability for all claims relating to the terms and conditions of employment of the Transferred Employees, regardless of whether such claim arises or is incurred before or after the Closing or whether such claim is brought by or with respect to a Transferred Employee or a beneficiary of a Transferred Employee, including but not limited to the following: all claims for worker's compensation, vacation, holiday, severance or layoff benefits, medical, life or disability benefits, sickness and other leave; compensation (including incentive and bonus programs); claims for discrimination, wrongful termination, breach of contract, and similar employment related matters; and claims for any nonqualified or other fringe benefits.

                    b. All of the liabilities referred to in Subsection 17(e)(i) above shall be considered Assumed Liabilities for purposes of this Agreement, except that any liabilities or obligations of any nature of Retech that were not assumed by LESAT pursuant to the RETECH Purchase Agreement shall not constitute Assumed Liabilities for purposes of this Agreement but as provided in the definition thereof shall constitute an Excluded Liability for purposes of this Agreement.

               6. LIABILITY UNDER CERTAIN EMPLOYEE BENEFIT PLANS. LESAT and Lockheed Martin shall have and retain exclusive liability and responsibility for providing any and all benefits due and payable to or in respect of participants and other beneficiaries under the LESAT 401(k), the CAP Plan and the Lockheed Martin Management Incentive Compensation Plan (the "MICP PLAN") in accordance with the terms of such Employee Benefit Plans and applicable law.

               7. VACATION AND HOLIDAYS. As of the Closing Date, M4 or the General Partner, as the case may be, shall adopt at its expense vacation and holiday plans for Transferred Employees to succeed LESAT's vacation and holiday plans applicable to the RETECH Business. These plans shall be (at the minimum) identical (in the case of vacation plans) or substantially comparable, in the aggregate (in the case of holiday plans), to the vacation and holiday plans provided to the Transferred Employees immediately prior to the Closing Date and shall be in place of what would have been provided to the Transferred Employees under the current vacation and holiday plans had they remained employees of LESAT, and LESAT shall have no liability or obligation to pay or provide any vacation or holiday payments claimed on or after the Closing Date whether or not due to vacation or holiday days earned before or after the Closing Date. Such plans shall give credit to the Transferred Employees for their service with LESAT as well as M4 or the General Partner, as the case may be.

               8. ACCESS TO INFORMATION. Commencing with the date hereof and continuing to the date of the Closing and thereafter, LESAT shall make reasonably available to M4 or the General Partner, as the case may be, and its agents, employees, accountants and other representatives such actuarial, financial, personnel, and related information as may be reasonably requested by M4 or the General Partner, as the case may be, or such representative with respect to any Employee Benefit Plan or Transferred

Employee, including but not limited to benefit records, compensation and employment histories, policies, interpretations and other records relating to Employee Benefit Plans.

               9. THIRD PARTY BENEFICIARIES. No provision of this Section 17 shall create any third party beneficiary rights in any employee or former employee of LESAT (including any beneficiary or dependent thereof) including, without limitation, any right to continued employment or employment in any particular position by M4 or the General Partner, as the case may be, for any specified period of time after the date of the Closing.

               10. MODIFICATIONS TO PLANS. M4 or the General Partner, as the case may be, shall not modify, amend or terminate any employee plans or arrangements or welfare benefits established or maintained pursuant to this
Section 17, in whole or in part, for the period of one (1) year following the Closing Date which would result in an adverse effect, taken as a whole, on the beneficiaries of such plan or arrangement compared to the benefit requirements of this Section 17. Nothing in this Agreement shall limit or restrict in any way the rights of LESAT, Lockheed Martin, M4 or the General Partner to modify, amend, terminate or establish employee plans or arrangements, in whole or in part, at any time following one (1) year after the Closing Date.

          Y.   MISCELLANEOUS.

               1.   KNOWLEDGE.

                    (i) No knowledge shall be attributable, or deemed attributable, to Lockheed Martin or LESAT solely by virtue of Lockheed Martin's direct or indirect fifty percent (50%) ownership interest in M4.

                    (ii) No knowledge shall be attributable, or deemed attributable, to Molten Metal or the MMT Subsidiary solely by virtue of Molten Metal's direct or indirect fifty percent (50%) ownership interest in M4.

               2. NOTICES. All notices to be given by any party to any other party shall be given by the parties hereto in writing by telecopy, transmission confirmed, or by hand delivery or overnight courier delivery, with a receipt being obtained therefor, or by registered or certified mail, return receipt requested, at the following addresses, or at such other addresses as to which the parties hereto may be notified in accordance herewith from time to time. Any such notice shall be deemed to have been given when received.

                    (i)   If to M4:

                          M4 Environmental L.P.
                          151 Lafayette Drive, Corporate Center
                          Oak Ridge, TN  37830
                          Attn:  Dr. J. Robert Merriman
                          Telecopy:  615/220-4178
                          Telephone:  615/220-4162

                          with a required copy to:

                          M4 Environmental L.P.
                          151 Lafayette Drive, Corporate Center
                          Oak Ridge, TN  37830
                          Attn:  Phillip M. Kannan, Esquire
                          Telecopy:  615/220-4178
                          Telephone:  615/220-4162

                    (ii)  If to LESAT:

                          Lockheed Environmental Systems
                          & Technologies Co.
                          c/o Lockheed Martin Corporation
                          1155 University Boulevard
                          Albuquerque, NM  87106-4320
                          Attn: Peter P. Ottmer, Esquire
                          Telecopy:  505/843-4040
                          Telephone:  505/843-4030

                          with a required copy to:

                          James G. Leyden, Jr., Esquire
                          Richards, Layton & Finger
                          One Rodney Square
                          P. O. Box 551
                          Wilmington, DE  19899
                          Telecopy:  302/658-6548
                          Telephone:  302/658-6541

                    (iii) If to Molten Metal:

                          Molten Metal Technology, Inc.
                          51 Sawyer Road
                          Waltham, MA  02154
                          Attn:  Ethan E. Jacks, Esquire
                          Telecopy:  617/487-7870 or 7872
                          Telephone:  617/487-7660

                          with a required copy to:

                          Bingham, Dana & Gould LLP
                          150 Federal Street
                          Boston, MA  02110
                          Attn: John R. Utzschneider, Esquire
                          Telecopy:  617/951-8000
                          Telephone:  617/951-8736

                    (iv)  If to Lockheed Martin:

                          Lockheed Martin Corporation
                          6801 Rockledge Drive
                          Bethesda, MD 20817
                          Attn:  Stephen M. Piper, Esq.
                          Telecopy:  301/897-6333
                          Telephone:  301/897-6177

                          with a required copy to:

                          James G. Leyden, Jr., Esquire
                          Richards, Layton & Finger
                          One Rodney Square
                          P. O. Box 551
                          Wilmington, DE  19899
                          Telecopy:  302/658-6548
                          Telephone:  302/658-6541

               3. ENTIRE AGREEMENT AND MODIFICATION. This Agreement, including the exhibits and schedules attached hereto and the Partnership Restructuring Agreement, is intended by the parties hereto as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. In furtherance of the foregoing, this Agreement supersedes and replaces any previous or contemporaneous agreement or understanding with respect to the subject matter hereof. This Agreement may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the terms, provisions or conditions hereof (including this subsection) shall be valid unless in writing and signed by the party against which enforcement is sought except as set forth in Subsection 6(af) above.

               4. ASSIGNEES AND SUCCESSORS. Except as set forth herein, this Agreement may not be assigned in whole or in part by any party hereto without the prior written consent of the other parties hereto. This Agreement shall apply to, shall be binding in all respects upon, and shall inure to the benefit of, the respective successors, assigns and legal representatives of the parties hereto.

               5. ACTION TAKEN AT THE CLOSING. Except as otherwise indicated by the stated date and/or time of a document, the execution and delivery of this Agreement, all actions to be taken and transactions to occur in connection with this Agreement at the Closing, and the consummation at the Closing of certain acts and transactions to which reference is made in this Agreement, are to be considered effected simultaneously as part of a number of interrelated transactions, and all deliveries of documents and other acts at the Closing are to be deemed to have been made in escrow until all transactions referred to in, and relating to, this Agreement which are to take place at the Closing have been completed.

               6. SECTION HEADINGS, ETC. The headings of sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to sections or subsections refer to the corresponding sections and subsections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement as a whole (including the schedules and exhibits hereto bound in the separate volume) and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove," and "hereinbelow," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

               7. TIME OF ESSENCE. With respect to all time periods and duties set forth in this Agreement, time is of the essence.

               8. GOVERNING LAW. This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, all rights and remedies being governed by such laws.

               9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to be but one and the same agreement.

               10.  RECORDS.

                    a. LESAT and M4 shall jointly determine which of LESAT's correspondence, files, books, records and any other documents of LESAT relating to the RETECH Business shall be retained by it and not transferred to M4 and which of such records shall be transferred to M4. Notwithstanding the immediately prior sentence, LESAT shall have the exclusive right to retain its minute books, stock books, stock transfer ledgers and financial and tax records.

                    b. To the extent that documents of LESAT relating to the RETECH Business are transferred to M4 pursuant to Subsection 18(j)(i) above, M4, as reasonably requested by LESAT or Lockheed Martin from time to time, will permit LESAT, Lockheed Martin and their Representatives to review such documents and make copies thereof at LESAT's cost. To the extent documents of LESAT relating to the RETECH Business are retained by LESAT and not transferred to M4 pursuant to Subsection 18(j)(i) above, LESAT, as reasonably requested by M4 from time to time, will permit M4 and its Representatives to review such documents and make copies thereof at M4's cost.

               11. CONFIDENTIALITY. Each party to this Agreement and their representatives will hold in confidence all information obtained from each other party hereto and their representatives, employees, attorneys and accountants. In the event that the transactions contemplated by this Agreement are not consummated, each party hereto and their representatives will return to each other party hereto which furnished information all such information as the furnishing party may request and will hold such information as confidential and they will not use any of the information learned in confidence adversely to the interests of the furnishing party.

               12. FURTHER ASSURANCES. The parties hereto agree (i) to furnish upon request to the other parties hereto such further information, (ii) to execute and deliver to the other parties hereto such other documents, and (iii) to do such other acts or things, all as the other parties hereto may at any time reasonably request and all at the sole cost and expense of the requesting party, for the purpose of carrying out the intent of this Agreement and the documents referred to herein, including, without limitation, the exercise of the rights under the RETECH Purchase Agreement retained by LESAT and obtained by M4.

               13. PUBLICITY. Each of M4, Molten Metal, LESAT and Lockheed Martin agree to cooperate with each other in the preparation of any and all public statements regarding any or all of the transactions contemplated hereunder. None of M4, Molten Metal, LESAT and Lockheed Martin shall make or issue any report, statement, filing with the Securities and Exchange Commission or press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without prior consultation with and approval of the other parties hereto, except as may be required by law or may be necessary in order to discharge its disclosure obligations, in which case such party nevertheless shall advise the other parties hereto and, to the extent reasonably possible, discuss the contents of the disclosure before issuing any such report, statement or press release.

               14. NO THIRD-PARTY RIGHTS. This Agreement is not intended to and does not create any rights in favor of any person not a party hereto.

               15. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in application, part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

               16. DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement (as defined in the Partnership Restructuring Agreement).

               17. RELATED AGREEMENT. This Agreement shall be deemed to be a Related Agreement (as defined in the Partnership Restructuring Agreement) within the meaning of the Partnership Restructuring Agreement.

               18. BULK SALES. To the extent permitted by applicable law, each of M4, LESAT, Molten Metal, the MMT Subsidiary and Lockheed Martin hereby waive compliance by M4, LESAT, the MMT Subsidiary and Molten Metal with all bulk sales law and other similar law in any applicable jurisdiction with respect to the transactions contemplated by this Agreement. Further, M4, the MMT Subsidiary and Molten Metal acknowledge that Lockheed Martin and LESAT will not comply with the bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

               19. WAIVER OF JURY TRIAL. EACH OF M4, LESAT, MOLTEN METAL, THE MMT SUBSIDIARY AND LOCKHEED MARTIN HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

               20. WAIVER OF CERTAIN DAMAGES. EACH OF M4, LESAT, MOLTEN METAL, THE MMT SUBSIDIARY AND LOCKHEED MARTIN, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first written above.

                                LOCKHEED ENVIRONMENTAL SYSTEMS
                                  & TECHNOLOGIES CO.

                                By:_______________________________________
                                   Title:

                                M4 ENVIRONMENTAL L.P.

                                By: M4 Environmental Management Inc., as
                                    General Partner

                                By:_______________________________________
                                   Title:

                                LOCKHEED MARTIN CORPORATION

                                By:_______________________________________
                                   Title:

                                MOLTEN METAL TECHNOLOGY, INC.

                                By:_______________________________________
                                   Title:

                                MMT FEDERAL HOLDINGS, INC.

                                By:_______________________________________
                                   Title:

                                                                    Exhibit B to
                                                                    ------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------

                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     THIS AGREEMENT is made as of April 30, 1996, by and between Lockheed Martin Corporation, a Maryland corporation ("LMC"), and Molten Metal Technology, Inc., a Delaware corporation (the "Company").

     This Agreement is made pursuant to an Asset Acquisition Agreement, dated as of March 15, 1996 (as in effect from time to time, the "Asset Agreement"), by and among LMC, the Company, and M4 Environmental L.P., a Delaware limited partnership ("M4"), whereunder LMC has caused its subsidiary, Lockheed Environmental Systems & Technologies Co., a Nevada corporation ("LESAT"), to contribute certain assets and liabilities to M4 and to transfer certain other assets to the Company, and the Company has issued shares of its Common Stock to LESAT in exchange for the applicable assets. LESAT has transferred the applicable shares of Common Stock to LMC. Except as otherwise defined herein, the capitalized terms used in this Agreement shall have the meanings ascribed to them in the Asset Agreement.

     In order to induce LMC to enter into the Asset Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement.

     The  parties hereto agree as follows:

     1.   Definitions.

     "Asset Agreement" has the meaning specified in the preamble.
      ---------------

     "Commission" means the Securities and Exchange Commission.
      ----------

     "COMMON STOCK" means the Common Stock, $0.01 par value per share, of the Company.

     "COMPANY" has the meaning specified in the preamble.

     "LESAT" has the meaning specified in the preamble.

     "LMC" has the meaning specified in the preamble.

     "M4" has the meaning specified in the preamble.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

     "REGISTRABLE SECURITIES" means (i) any Common Stock issued to LESAT under the Asset Agreement and (ii) any securities issued with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public through a broker, dealer or market purchaser in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or sold pursuant to an effective registration statement under the Securities Act.

     "REGISTRATION EXPENSES" has the meaning specified in [SECTION]4.

     "REGISTRATION STATEMENT" has the meaning specified in [SECTION]2.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2. REGISTRATION ON FORM S-3. Within seven (7) days after the Closing (as defined in the Asset Agreement), the Company will prepare and file with the Commission a registration statement on Form S-3 covering all of the Registrable Securities issued to LESAT on the date hereof. If the Company issues additional shares of Common Stock to LESAT pursuant to the Asset Agreement, MMT will promptly thereafter file an additional registration statement on Form S-3 covering all of such additional Registrable Securities (collectively, the "REGISTRATION STATEMENT"). The Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act.

     3. Registration Procedures; Share Repurchase.
        -----------------------------------------

     (a) The Company agrees to use reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the second anniversary of the Closing, or such time as all of the Registrable Securities covered by such registration statement have been sold and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such effective period in accordance with the intended methods of disposition by LMC set forth in the Registration Statement;

          (ii) furnish to LMC such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as LMC may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller;

          (iii) use reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such states of the United States as LMC reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable LMC to consummate the disposition in such jurisdictions of the Registrable Securities owned by LMC; PROVIDED that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (a)(iv), (B) to subject itself to taxation in any such jurisdiction or (C) to consent to general service of process in any such jurisdiction;

          (iv) notify LMC, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request LMC, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; PROVIDED that upon such notification by the Company, LMC will not offer or sell Registrable Securities until the Company has notified LMC that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

          (v) cause all the Registrable Securities to be listed on each securities exchange on which shares of Common Stock issued by the Company are then listed;

          (vi) in connection with any underwritten offering enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as LMC or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities; and

          (vii) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use reasonable efforts promptly to obtain the withdrawal of such order.

     (b) In the event that, despite the Company's compliance with paragraph (a) above, the Registration Statement has not been declared effective by the Commission within either (i) thirty (30) days after its filing date, if the Registration Statement is not reviewed by the Commission, or (ii) ninety (90) days after its filing date, if the Registration Statement is reviewed by the Commission, LMC may, within ten (10) days after such date, request the Company to repurchase the Registrable Securities. If so requested by LMC, MMT shall within five days repurchase such Registrable Securities for a purchase price of $23.72 per share (as appropriately adjusted from time to time to reflect any stock splits, stock dividends or similar events), payable in cash.

     4.   Registration Expenses.
          ---------------------


     All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance for the Company and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (all such expenses being herein called "REGISTRATION EXPENSES"), will be borne by the Company.

     5.   Indemnification.
          ---------------

     (a) The Company agrees to indemnify, to the extent permitted by law, LMC, its officers and directors and each Person who controls LMC (within the meaning of the Securities Act) against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are (i) caused by or contained in any information furnished to the Company by LMC for use therein,
(ii) caused by LMC's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished LMC with a sufficient number of copies of the same, or (iii) caused by LMC's sale of Registrable Securities in violation of the proviso to [SECTION]3(iv) hereof.

     (b) In connection with the Registration Statement, LMC will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages and liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is attributable to the information furnished by LMC to the Company in writing expressly for use in such registration statement or prospectus or supplement thereto.

     (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. Subject to the foregoing terms and provisions of this [SECTION]5(c), each indemnifying party hereunder will reimburse the person entitled to indemnification hereunder for all legal and other expenses reasonably incurred in connection with investigating and defending the action or claim for which such indemnified party seeks indemnification, as such expenses are incurred.

     (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any offering hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (as provided in Section 3(vi)) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; PROVIDED, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

     7.   Miscellaneous.
          -------------

     (a) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities under this Agreement.

     (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities.

     (c) NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, other than the parties hereto and their respective shareholders, any rights or remedies under or by reason of this Agreement.

     (d) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto. In the event of any assignment by LMC of its rights under this Agreement not consented to by the Company, the assignee will not be considered a holder of Registrable Securities for purposes of this Agreement.

     (e) SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     (f) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (g) DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

     (h) SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     (i) GOVERNING LAW, ETC. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules, and, to the extent applicable, federal laws of the United States of America. As provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of state and federal courts located in Delaware.

     (j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     (k) WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     (l) NOTICES. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

        If to the Company:

               Molten Metal Technology, Inc.
               51 Sawyer Road
               Waltham, MA  02154
               Attention:     William M. Haney, III
                              Ethan E. Jacks, Esq.

               With a copy to:

               John R. Utzschneider, Esq.
               Bingham, Dana & Gould LLP
               150 Federal Street
               Boston, MA  02110

        If to LMC:

               Lockheed Martin Corporation
               Energy and Environment Sector
               1155 University Boulevard
               Albuquerque, NM  87106-4320
               Attention:     Peter P. Ottmer, Esq.

               With a copy to:

               James G. Leyden, Jr., Esq.
               Richards, Layton & Finger
               One Rodney Square
               Wilmington, DE  19899

     (m) ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement together with the Related Agreements contains the entire understanding of the parties hereto and thereto, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. The parties further acknowledge and agree that, in entering into this Agreement and entering or causing their Subsidiaries to enter into the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

     (n) FURTHER ASSURANCES. The parties agree to take such reasonable steps and execute such other and further documents as may be necessary or appropriate to cause the terms and conditions contained herein to be carried into effect.

     (o) PUBLIC STATEMENTS OR RELEASES. Each of the parties hereto agrees that prior to the closing of the Asset Agreement no party to this Agreement will make, issue or release any public announcement, statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without first obtaining the consent of the other party hereto. Nothing contained in this Section clause (o) shall prevent either party from making such disclosures as such party may consider necessary to satisfy such party's legal or contractual obligations.

     (p) EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and the Related Agreements and of the transactions contemplated hereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     (q) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                             LMC:
                                             ----

                                             LOCKHEED MARTIN CORPORATION

                                             By
                                                ---------------------------
                                                Name:
                                                Title:

                                             COMPANY:
                                             --------

                                             MOLTEN METAL TECHNOLOGY, INC.

                                             By
                                                ---------------------------
                                                William M. Haney, III
                                                President

                                                                    Exhibit C to
                                                                    ------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                             M4 ENVIRONMENTAL L. P.
                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT

     M4 Environmental Management Inc., a Delaware corporation, as general partner (the "GENERAL PARTNER"), and the undersigned limited partners (each, a "LIMITED PARTNER" and collectively, the "LIMITED PARTNERS"), entered into a Limited Partnership Agreement, dated as of August 9, 1994 (the "ORIGINAL AGREEMENT") in order to form M4 Environmental L.P. as a limited partnership (the "PARTNERSHIP") under the Act for the purposes and on the terms and conditions set forth in the Original Agreement. In connection with a Partnership Restructuring Agreement, dated as of March 15, 1996 (as in effect from time to time, the "RESTRUCTURING AGREEMENT"), between Lockheed Martin Corporation, a Maryland corporation ("LMC"), and Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and for certain purposes, the Partnership, the General Partner and the Limited Partners are entering into this Amended and Restated Limited Partnership Agreement in order to amend and restate the Original Agreement. In addition, Lockheed Environmental Systems & Technologies Co., a Nevada corporation ("LESAT"), shall be deemed to be admitted as a Limited Partner upon execution and delivery of this Agreement. Accordingly, in consideration of the foregoing, and the mutual covenants set forth below, the parties hereto agree to amend and restate the Original Agreement in its entirety to read as follows:

                                    Article 1
                                    ---------

                                   Definitions
                                   -----------

     1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following capitalized terms have the following meanings:

     "ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. [SECTION]17-101, ET SEQ., as amended and in effect from time to time, and any successor statute.

        "ADDITIONAL CAPITAL CONTRIBUTION" means any Capital Contribution effected after the date of the Original Agreement by any Partner, including without limitation, pursuant to Section 5.2 and Article 10.

     "AFFILIATE" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise with respect to any Person, and any other Person controlling, controlled by or under common control with such Person.

     "AGREEMENT" means this Amended and Restated Limited Partnership Agreement, including all exhibits and schedules hereto, as amended, restated or supplemented from time to time.

     "ASSET ACQUISITION AGREEMENT" means the Asset Acquisition Agreement among LMC, MMT and the Partnership entered into pursuant to the Restructuring Agreement, as in effect from time to time.

     "BUSINESS PLAN" has the meaning set forth in the Master Agreement.

     "CAPITAL ACCOUNT" means a separate account maintained for each Partner in the manner described in this paragraph. There shall be credited to each Partner's Capital Account (i) its Capital Contributions; (ii) its allocable share of Partnership profits, including any income or gain that is exempt from federal income taxation; (iii) the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner; and (iv) any other items required by Treasury Regulations [SECTION]1.704-1(b)(2)(iv). There shall be charged against each Partner's Capital Account (i) distributions to it from the Partnership; (ii) its allocable share of Partnership losses, including expenditures that are neither deductible nor properly chargeable to Capital Accounts under Section 705(a)(2)(B) of the Code or are treated as such expenditures under Treasury Regulations [SECTION]1.704-1(b)(2)(iv)(j); (iii) the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership; and (iv) any other items required by Treasury Regulations [SECTION]1.704-1(b)(2)(iv). In connection therewith, the General Partner may make adjustments consistent with Treasury Regulations [SECTION]1.704-1(b)(2)(iv)(f) upon the occurrence of any event described in subparagraph (5) of such Regulations. Any reference in this Agreement to the Capital Account of a then Partner shall include the Capital Account of any prior Partner in respect of the Partnership interest of such then Partner. Upon the occurrences of any event described in Treasury Regulations [SECTIONS]1.704-1(b)(2)(iv)(d) and (f), the Capital Accounts may be restated by the General Partner as set forth therein. The licenses granted by MMT pursuant to the MMT License Agreement shall not constitute a Capital Contribution by MMT for purposes of this Agreement.

        "CAPITAL CONTRIBUTION" means the amount of cash and the fair market value of all property contributed to the Partnership by a Partner in its capacity as such at any point in time, including any Additional Capital Contributions. All such amounts contributed shall be reflected on the books and records of the Partnership. Any reference in this Agreement to the Capital Contribution of a then Partner shall include a Capital Contribution previously made by any prior Partner in respect of the Partnership interest of such then Partner.

     "CATALYTIC EXTRACTION PROCESSING" or "CEP" means the processes, methods and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources), owned or used by MMT, directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing at least one liquefied metal.

     "CEP PLANT" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called "demonstration" facility, on the basis generally provided in the applicable demonstration program).

     "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "DOD" means the United States Department of Defense and, where the context so requires, any Successor Agency.

     "DOE" means the United States Department of Energy and, where the context so requires, any Successor Agency.

     "DISPUTE RESOLUTION AGREEMENT" means the Amended and Restated Dispute Resolution Agreement, dated as of April 30, 1996, among LMC, MMT, the MMT Subsidiary, the LMC Subsidiary, LESAT, the General Partner and the Partnership, as in effect from time to time.

     "EXECUTIVE COMMITTEE" means the Executive Committee of the General Partner maintained pursuant to the Restructuring Agreement.

     "EXHIBIT A" means EXHIBIT A-1 or A-2 to this Agreement, as applicable, as amended and in effect from time to time.

     "FEEDSTOCKS" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

     "GENERAL PARTNER" means M4 Environmental Management Inc., a Delaware corporation, and includes any Person who becomes an additional or successor general partner of the Partnership pursuant to the provisions of this Agreement.

     "GP STOCKHOLDER AGREEMENT" means the Stockholder Agreement, dated as of August 9, 1994, among the MMT Subsidiary, the LMC Subsidiary and the General Partner, as in effect from time to time.

     "INTELLECTUAL PROPERTY" means has the meaning set forth in the MMT License Agreement.

     "LESAT" has the meaning set forth in the preamble.

     "LIMITED GUARANTIES" means a Limited Guaranty delivered by MMT or LMC pursuant to Section 3.4 of the Restructuring Agreement, as in effect from time to time.

     "LIMITED PARTNERS" means the MMT Subsidiary and the LMC Subsidiary, each in its capacity as a limited partner of the Partnership, and includes any Person admitted as an additional limited partner of the Partnership or a substituted limited partner of the Partnership pursuant to the provisions of this Agreement.

     "LMC" has the meaning set forth in the preamble.

     "LMC SUBSIDIARY" means Martin Marietta Environmental Holdings, Inc., a Delaware corporation.

     "LOAN AGREEMENT" means the Revolving Credit Agreement between LMC and the Partnership entered into pursuant to the Asset Acquisition Agreement, as in effect from time to time.

     "MARKET" has the meaning set forth in the Restructuring Agreement.

     "MASTER AGREEMENT" means the Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994, between LMC (as successor by merger to MMC) and MMT, as in effect from time to time.

     "MMC" means Martin Marietta Corporation, a Maryland corporation.

     "MMT" has the meaning set forth in the preamble.

     "MMT LICENSE AGREEMENT" means the Amended and Restated License Agreement, dated as of April 30, 1996, among LMC, MMT and the Partnership, as in effect from time to time.

     "MMT SUBSIDIARY" means MMT Federal Holdings Inc., a Delaware corporation.

     "NONRECOURSE DEBT" means debt of the Partnership or any partnership in which the Partnership holds an interest, directly or indirectly through other partnerships, as to which no partner of the applicable partnership is personally liable, as determined under Section 752 of the Code and Treasury Regulations [SECTION]1.752-1(a)(2) (or any successor regulation).

     "NONRECOURSE DEDUCTIONS" has the meaning set forth in Treasury Regulations [SECTION]1.704-2(c) (or any successor regulation). The amount of Nonrecourse Deductions for a Partnership fiscal year equals the net increase, if any, in the amount of Partnership Minimum Gain during that fiscal year, reduced (but not below zero) by the aggregate distributions made during the year of proceeds of a nonrecourse liability that are allocable to an increase in Partnership Minimum Gain.

     "ORIGINAL AGREEMENT" has the meaning set forth in the preamble.

     "ORIGINAL PARTNERS" means the General Partner, the LMC Subsidiary and the MMT Subsidiary.

     "PARTNER" means any General Partner or Limited Partner.

     "PARTNER NONRECOURSE DEDUCTIONS" means an item of loss, expense or deduction attributable to a nonrecourse liability of the Partnership for which a Partner bears the economic risk of loss within the meaning of Treasury Regulations [SECTION]1.704-2(b)(4) (or any successor regulation).

     "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Treasury Regulations [SECTION]1.704-2(d) (or any successor regulation). The amount of Partnership Minimum Gain equals the total amount of gain the Partnership would realize for federal income tax purposes if it disposed of all assets subject to Nonrecourse Debts for no consideration other than full satisfaction thereof.

     "PARTNER MINIMUM GAIN" means an amount, with respect to each nonrecourse liability of the Partnership for which a Partner bears the economic risk of loss within the meaning of Treasury Regulations [SECTION]1.704-2(b)(4) (or any successor regulation), equal to the Partnership Minimum Gain that would result if such liability were treated as a Nonrecourse Debt, determined in accordance with Treasury Regulations [SECTION]1.704-2(i)(3).

     "PARTNERSHIP" has the meaning set forth in the preamble.

     "PERCENTAGE INTEREST" means the percentage interest of a Partner in the Partnership as set forth on EXHIBIT A.

     "PERMITTED COSTS" means, in connection with any costs incurred by any Person pursuant to this Agreement or any Related Agreement, the amount of such costs determined on a basis consistent with such Person's cost accounting for Federal

Acquisition Regulation ("FAR") purposes, and accordingly including labor at such Person's federally audited and approved rates inclusive of allocation for overhead, fringe benefits, general and administrative expenses and facilities capital cost of money (if and to the extent allowable under FAR) plus third party expenses consistent with FAR.

     "PERSON" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "RECOVERED RESOURCES" means the element and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning set forth in the Restructuring Agreement.

     "RELATED AGREEMENTS" means this Agreement, the Master Agreement, the Restructuring Agreement, the Asset Acquisition Agreement, the Loan Agreement, the Registration Rights Agreement, the GP Stockholder Agreement, the MMT License Agreement, the Dispute Resolution Agreement, the Certificate of Incorporation of the General Partner (as in effect from time to time) and By-Laws of the General Partner (as in effect from time to time) and the Limited Guaranties, and any other agreement between or among any of the Partnership, the General Partner, LMC, MMT, LESAT, the LMC Subsidiary or the MMT Subsidiary relating to the Partnership which specifies that it is a Related Agreement for purposes of this Agreement.

     "RESTRUCTURING AGREEMENT" has the meaning set forth in the preamble.

     "SUBSIDIARY" has the meaning set forth in the Restructuring Agreement.

     "SUCCESSOR AGENCY" has the meaning set forth in the Restructuring
Agreement.

     "TREASURY REGULATIONS" means the regulations promulgated under the Code, as amended and in effect from time to time.

     "USEC" means the United States Enrichment Corporation and, where the context so requires, any Successor Agency thereto.

          1.2. Cross References to Terms Defined Elsewhere in Agreement.
               --------------------------------------------------------

          Term                                                 Section
          ----                                                 -------

          Indemnitees                                          13; 15
          Liquidator                                           9.1
          Losses                                               15
          Project Guaranty                                     10.2
          Project Guaranty Fee                                 10.2
          Return of Capital                                    9.2
          704(c) Difference                                    8.8
          Third Party Claim                                    15
          Unpermitted Deficit                                  8.4

                                    Article 2
                                    ---------

                         Formation of Partnership. Etc.
                         ------------------------------

     2.1. FORMATION; NAME AND PRINCIPAL PLACE OF BUSINESS. Pursuant to the Original Agreement, the Original Partners hereto formed the Partnership as a limited partnership under the Act. Pursuant to the Original Agreement, the Original Partners agreed, and the parties hereto hereby agree, that the rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein. The name of the Partnership shall continue to be "M4 Environmental L.P.". The principal place of business of the Partnership shall be located in Oak Ridge, Tennessee. The General Partner may, at any time, change the name or the principal place of business of the Partnership and shall give notice thereof to the Limited Partners.

     2.2. REGISTERED AGENT AND OFFICE. The registered agent for service of process on the Partnership in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, Wilmington, New Castle County, Delaware 19801 and the registered office of the Partnership in the State of Delaware shall be c/o The Corporation Trust Company at the same address. The General Partner may at any time change the registered agent of the Partnership or the location of such registered office and shall give notice thereof to the Limited Partners.

     2.3. CERTIFICATE OF LIMITED PARTNERSHIP. On August 8, 1994, the General Partner executed and filed a Certificate of Limited Partnership of the Partnership in accordance with the provisions of the Act and the Original Agreement. The General Partner shall execute, file, record and publish as appropriate such amendments, certificates, and other documents as are or become necessary or advisable as determined by the General Partner.

     2.4. TERM. The term of the Partnership shall continue until July 1, 2019, unless the Partnership is sooner dissolved. The existence of the

Partnership as a separate legal entity shall continue until the cancellation of the Partnership's Certificate of Limited Partnership.


                                    Article 3
                                    ---------

                                    Purposes
                                    --------

     The purposes of the Partnership are (i) directly or indirectly through ownership of interests in other entities and subject to the scope of the licenses granted to the Partnership pursuant to the MMT License Agreement, to acquire, invest in, obtain permits for, engineer, construct, start-up, own, hold, operate, renovate, improve, maintain, finance, refinance, manage, lease, sub-license, sell, dispose of, and otherwise deal with plants, plant equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis, and to sublicense CEP technology on the basis permitted by the MMT License Agreement; (ii) if a Competing Business (as defined in Section 7.3(d) of the Restructuring Agreement) or any assets of a Competing Business are acquired by M4 pursuant to Section 7.3(d) of the Restructuring Agreement, to engage anywhere in the world in any lawful act, business, purpose or activity that such Competing Business engaged in, planned to engage in or was permitted to engage in under its organizational documents and exercise all of the powers and privileges that such Competing Business possessed or as may be necessary, desirable, advisable, convenient or incidental to the promotion, conduct or attainment of the business purposes or activities of such Competing Business; and (iii) to engage in all related activities arising therefrom or relating thereto or necessary, desirable, advisable, convenient, incidental or appropriate in connection therewith as the General Partner may determine.


                                    Article 4
                                    ---------

                     Powers, Duties, and Restrictions of the
                     ---------------------------------------
                       Partnership and the General Partner
                       -----------------------------------

     4.1. (a) POWERS. In furtherance of the purposes set forth in Article 3, the Partnership, and the General Partner on behalf of the Partnership, shall have the following powers: (i) to undertake any of the activities described in
Article 3; (ii) to make, perform, and enter into any contract, commitment, activity, or agreement relating thereto; (iii) to open, maintain, and close bank and money market accounts, to endorse, for deposit to any such account or otherwise, checks payable or belonging to the Partnership from any other Person, and to draw checks or other orders for the payment of money on any such account;
(iv) to hold, distribute, and exercise all rights (including voting rights), powers, and privileges and other incidents of ownership with respect to Partnership assets; (v) to borrow funds, issue evidences of indebtedness, and refinance any such indebtedness in furtherance of any or all of the purposes of the Partnership, to guarantee the obligations of others, and to secure any such indebtedness or guarantee by mortgage, security interest, pledge, or other lien on any property or other assets of the Partnership; (vi) to employ or retain such agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Partnership, and to pay such fees, expenses, salaries, wages and other compensation to such Persons as the General Partner shall determine;
(vii) to bring, defend, and compromise actions, in its own name, at law or in equity; and (viii) to take all actions and do all things necessary or advisable or incident to the carrying out of the purposes of the Partnership.

          (b) CERTAIN RELATED AGREEMENTS. The Partnership, and the General Partner on behalf of the Partnership, may enter into and perform the MMT License Agreement, the Restructuring Agreement, the Loan Agreement and the Asset Acquisition Agreement without any further act, vote or approval of any Partner notwithstanding any other provision of this Agreement, the Act or other applicable law, rule or regulation. The General Partner is hereby authorized to enter into the MMT License Agreement, the Restructuring Agreement, the Loan Agreement and the Asset Acquisition Agreement on behalf of the Partnership, but such authorization shall not be deemed a restriction on the power of the General Partner to enter into other agreements on behalf of the Partnership.

     4.2. AUTHORITY AND DUTIES OF GENERAL PARTNER. The General Partner shall have full charge of the management, conduct, control and operation of the Partnership business in all respects and in all matters, including, but not limited to, full power and authority: (i) to determine all matters relating to the conduct, control and management of the Partnership business and its winding up; (ii) to take all of the actions, in the name and on behalf of the Partnership, set forth in or contemplated by Section 4.1 or incidental thereto;
(iii) to act as tax matters partner of the Partnership, as more fully described in Section 12.5; (iv) to make any and all filings necessary or, in the General Partner's sole discretion, appropriate under federal and state securities and other laws; and (v) to assume and exercise all powers and responsibilities granted to a general partner under the Act. The General Partner shall devote to the affairs of the Partnership such time as it, in its absolute discretion, deems necessary for the proper performance of its duties. All decisions to be made or actions to be taken by the General Partner hereunder shall, if at any time and from time to time there is more than one General Partner, be made or taken by those General Partners owning a majority in Percentage Interest in the Partnership then held by all of the General Partners.

     4.3. OTHER INTERESTS. Subject to the limitations imposed upon LMC and the LMC Subsidiary pursuant to Section 7.3 of the Restructuring Agreement and upon MMT and the MMT Subsidiary pursuant to Sections 7.1 and 7.2 of the Restructuring Agreement, each Partner may have other interests and may engage in any business, trade, profession or employment whatsoever, whether or not such business, trade, profession or employment is similar to or competing with the business or purposes of the Partnership, and whether for such Limited Partner's own account or in partnership with, as consultant to, or as employee, officer, director, stockholder, or agent of, any other Person.

     4.4. GENERAL PARTNER COMPENSATION. Subject to Section 4.5, the General Partner shall not be entitled to any compensation for its services as General Partner hereunder.

     4.5. REIMBURSEMENT OF GENERAL PARTNER FOR EXPENSES OF MANAGING THE PARTNERSHIP. The Partnership shall pay, or reimburse the General Partner, as the case may be, for all expenses and costs incurred in connection with managing the business of the Partnership including, without limitation, salaries of all the General Partner's directors, officers and employees and all office expenses, marketing expenses, and any and all other costs and expenses incurred by the General Partner in connection with the Partnership.

     4.6. EXECUTION OF INSTRUMENTS; RELIANCE BY THIRD PARTIES. Any and all instruments executed pursuant to the powers contained herein may create obligations extending beyond the date of any possible termination of this Agreement. Notwithstanding any limitation contained in this Agreement, every agreement relating to property owned by the Partnership and executed in connection with the Partnership by the General Partner, on behalf and in the name of the Partnership, shall be conclusive evidence in favor of every Person relying thereon or claiming thereunder that, at the time of the delivery thereof, this Agreement was in full force and effect, and that the execution and delivery thereof was duly authorized hereunder and that such agreement is binding upon the Partnership. Any Person dealing with the Partnership or with the General Partner may rely upon a certificate given by the General Partner as to its authority to sign documents on behalf of the Partnership or as to any other fact germane to the Partnership or the activity of such Partner; and no third party shall be obliged to see to the application of any money or property delivered to a General Partner or to see that any provision of this Agreement has been complied with.

     4.7. LIMITED PARTNERS. No Limited Partner shall participate in or have any vote with respect to or any control over the Partnership business, operations or affairs in any manner whatsoever. The Limited Partners hereby irrevocably consent to the exercise by the General Partner of the powers conferred by this Agreement. No Limited Partner shall have any authority or right to act for or bind the Partnership. A Limited Partner shall not be deemed to be participating in the control of the business of the Partnership within the meaning of the Act by virtue of its possessing or exercising any rights as set forth in this Agreement, any Related Agreement or the Act. In furtherance of the foregoing a Limited Partner, any Affiliate of a Limited Partner, any director, officer, stockholder, employee, agent or representative of a Limited Partner or an Affiliate thereof may also be an officer, director, member of the Executive Committee or an employee or agent of the

Partnership or the General Partner. The existence of these relationships, and the possession or exercise of such rights and acting in such capacities, shall not cause, or result in, a Limited Partner to be deemed to be participating in the control of the business of the Partnership within the meaning of the Act or otherwise affect the liability of the Limited Partner or the Person so acting.

     4.8. CERTAIN MATTERS REQUIRING UNANIMOUS APPROVAL. The following matters shall require the unanimous approval of the Limited Partners:

           (i) amending this Agreement;

          (ii) increasing the amount of capital contributions or debt guarantees above the thresholds provided for in this Agreement;

         (iii) to admit any new Partner upon the issuance of new limited partner interests in the Partnership;

          (iv) permitting the transfer by a Partner of its limited partner interest in the Partnership under Section 6.1(a) or Section 6.1(b) (but not a transfer under Section 6.1(e));

           (v) to pursue an initial public offering in connection with the Partnership or its assets;

          (vi) acquiring property from any Person relating to acquisitions by way of purchase of stock, partnership interests, membership interests or other equity interests or purchase of assets of businesses engaged in the environmental business;

         (vii) to dissolve the Partnership pursuant to Section 9.1(a)(iv);

        (viii) to sell all or substantially all of the assets of the Partnership;

          (ix) causing the Partnership to merge with or consolidate into another limited partnership or other business entity (as defined in Section 17-211(a) of the Act);

           (x) commencing a voluntary proceeding seeking reorganization or other relief with respect to the Partnership under any bankruptcy or similar law; and

          (xi) causing the Partnership to engage in any material transaction between the Partnership and any Partner not contemplated by the Restructuring Agreement, this Agreement or any other Related Agreement, including the sale of any assets acquired by the Partnership pursuant to the Asset Acquisition Agreement to any Partner or its Affiliate.

                                    Article 5
                                    ---------

                                    Partners
                                    --------

     5.1 PARTNERS; CAPITAL. The Capital Contributions of the Partners made as of the date of the Original Agreement are set forth on EXHIBIT A-1 hereto and after the date of the Original Agreement shall be set forth on the books and records of the Partnership. Pursuant to the Asset Acquisition Agreement, as of the date of this Agreement LESAT is making a Capital Contribution to the Partnership of the assets and liabilities referred to in the Asset Acquisition Agreement. In addition, pursuant to the Asset Acquisition Agreement the MMT Subsidiary is contributing certain assets to the Partnership. The Capital Contributions of the Partners up to and including the date of this Agreement are set forth on EXHIBIT A-2 hereto. Additional Partners may be admitted by the General Partner only with the written consent of the General Partner. No interest shall be paid on any Capital Contributions to the Partnership. No General Partner shall have any personal liability for the repayment of the Capital Contribution of any Partner, and no Partner shall have any obligation to fund any deficit in its Capital Account. Each Partner hereby waives, for the term of the Partnership, any right to partition the property of the Partnership or to commence an action seeking dissolution of the Partnership under the Act.

     5.2. ADDITIONAL CAPITAL CONTRIBUTIONS. No Limited Partner shall be liable for Partnership obligations in excess of the capital contributed by it, plus its share of profits remaining in the Partnership, if any, and such other amounts as it may be liable for pursuant to the Act. The LMC Subsidiary shall be required to make Additional Capital Contributions under the circumstances contemplated by
Article 10.

     5.3. BORROWINGS AND LOANS. If any Partner shall lend any monies to the Partnership, whether pursuant to Article 10 or otherwise, the amount of any such loan shall not constitute an increase in the amount of such Partner's Capital Contribution nor affect in any way such Partner's share of the profits, losses, and distributions of the Partnership. The terms of such loans and the interest rate(s) thereon shall be commercially reasonable terms and rates, as determined by the General Partner in its sole discretion.

                                    Article 6
                                    ---------

                      Transferability of Partner Interests
                      ------------------------------------

     6.1. Restrictions on Transfer.
          ------------------------

     (a) No Limited Partner shall have the right to dispose of, sell, alienate, assign, participate, subparticipate, encumber, or otherwise transfer all or any part of its interest in the Partnership (other than assignments by operation of law) unless prior to such transfer the transferee is approved in writing by the General Partner (or by each General Partner, if at any time and from time to time there is more than one), acting in its absolute discretion.

     (b) The transferee of the Partnership interest of a Limited Partner may become a substituted Limited Partner only upon the terms and conditions set forth in this Article 6. The General Partner shall have the power, in its sole discretion, to admit or to refuse to admit as substituted Limited Partners transferees who acquire the interest, or any part thereof, of a Limited Partner hereunder; PROVIDED, that if at any time and from time to time there is more than one General Partner, the unanimous consent of the General Partners shall be required to admit such transferees as substituted Limited Partners. Except as otherwise provided in this Article 6, the failure or refusal of the General Partner to admit an assignee as a substituted Limited Partner shall not affect the right of such assignee to receive the share of distributions of the Partnership to which its predecessor in interest would have been entitled; however, the assignee of the assigned interest shall not be entitled to exercise any rights of a Partner of the Partnership, including without limitation the right to vote or consent with respect to any proposed action of the Partnership as to which such vote or consent is required, unless and until the assignee is admitted as a substituted Limited Partner. From and after the assignment of any interest or portion thereof, the assignor shall not be entitled to exercise any rights of a Partner of the Partnership in respect of the interest or portion thereof assigned, including without limitation the right to vote or consent with respect to any proposed action of the Partnership, regardless of whether its assignee becomes a substituted Limited Partner. An assignee of a Limited Partner's interest who does not become a substituted Limited Partner as provided herein and who desires to make a further assignment of its interest shall be subject to all of the provisions of this Article 6 to the same extent as any Limited Partner desiring to make an assignment.

     (c) In addition to the foregoing requirements, the admission of an assignee as a substituted Limited Partner shall be conditioned upon the assignee's written acceptance of the terms and provisions of this Agreement and its written assumption of the obligations hereunder of its assignor. Whether or not a transferee who acquired any interest in the Partnership has accepted in writing the terms and provisions of this Agreement and assumed in writing the obligations hereunder of its predecessor in interest, such transferee shall be deemed, by the acquisition of such interest, to have agreed to be subject to and bound by all the obligations of this Agreement with the same effect and to the same extent as any predecessor in interest of such transferee.

     (d) All costs incurred by the Partnership in connection with the admission to the Partnership of a substituted Limited Partner pursuant to this Article 6 shall be borne by the transferor Limited Partner (and if not timely paid, by the substituted Limited Partner), including, without limitation, costs of any necessary amendment hereof, filing fees, if any, and reasonable attorneys' fees.

     (e) Notwithstanding anything in this Agreement to the contrary, LESAT shall be permitted to assign its entire limited partner interest in the Partnership to LMC or a Subsidiary of LMC without any further act, vote or approval of any Partner, and LMC or such Subsidiary shall be deemed admitted as a substituted Limited Partner upon its execution and delivery of a counterpart of this Agreement (if such assignee had not already been admitted as a Limited Partner).

     6.2. ADDITIONAL RESTRICTIONS. Anything contained in the foregoing provisions of this Article 6 expressed or implied to the contrary notwithstanding:

     (a) In no event shall a sale, transfer, assignment, exchange, or other disposition of any Limited Partner's interest take place if such sale, transfer, assignment, exchange, or other disposition could, in the opinion of tax counsel to the Partnership, cause a termination of the Partnership within the meaning of
Section 708 of the Code.

     (b) In no event shall all or any part of a Limited Partner's interest in the Partnership be assigned or transferred to a minor or incompetent.

     (c) The General Partner may, in addition to any other requirement that the General Partner may impose, require as a condition of any sale, transfer, assignment, exchange, or other disposition of any interest in the Partnership that the transferor furnish to the Partnership an opinion of counsel satisfactory (both as to such opinion and as to such counsel) to counsel to the Partnership that such sale, transfer, assignment, exchange, or other disposition complies with applicable federal and state securities laws.

     (d) Any sale, transfer, assignment, exchange, or other disposition in contravention of any of the provisions of this Article 6 shall be void and ineffectual and shall not bind or be recognized by the Partnership.

     6.3. CONTINUATION OF PARTNERSHIP. The liquidation, dissolution, bankruptcy, insolvency, death, or incompetency of any Limited Partner shall not terminate the business of the Partnership or dissolve the Partnership, which shall continue to be conducted upon the terms of this Agreement by the other Partners and by the personal representatives and successors in interest of such Limited Partner.

     6.4. TRANSFER OF INTEREST OF THE GENERAL PARTNER. The General Partner may not sell, transfer, assign, pledge, encumber, mortgage or otherwise hypothecate (hereinafter in this Section 6.4 collectively referred to as "assign" or "assignment") the whole or any part of its interest as General Partner in the Partnership without the unanimous written consent of the Limited Partners. An assignee of all or part of the interest of the General Partner in the Partnership shall be admitted to the Partnership as a general partner of the Partnership only if the Limited Partners approve in writing the admission of such assignee as an additional or successor general partner of the Partnership. If such unanimous written consent is obtained, the admission shall be effective upon the filing of an amendment to the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware which indicates that such Person has been admitted to the Partnership as a general partner of the Partnership, and shall occur and for all purposes shall be deemed to have occurred, immediately prior to the time the assignor ceases to be a general partner of the Partnership. Such additional or successor General Partner is hereby authorized to and shall continue the Partnership without dissolution. Upon the filing of an amendment to the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware which indicates that the General Partner is no longer a general partner of the Partnership, the General Partner shall at that time cease to be a general partner of the Partnership.

                                    Article 7
                                    ---------

                                  Distributions
                                  -------------

     (a) DISTRIBUTIONS. If at any time and from time to time the General Partner determines that the Partnership has cash that is not required for the operations of the Partnership, the payment of liabilities or expenses of the Partnership, or the setting aside of reserves to meet the anticipated cash needs of the Partnership, the General Partner shall distribute all or any portion of that excess cash to the Partners in proportion to their Percentage Interests, unless the distribution is a liquidating distribution, which shall be made in the manner set out in Section 9.2.

     (b) RESTRICTED DISTRIBUTIONS. The Partnership, and the General Partner on behalf of the Partnership, shall not make a distribution to any Partner on account of its interest in the Partnership if and to the extent such distribution would violate [SECTION]17-607 of the Act or other applicable law.

                                    Article 8
                                    ---------

                        Allocations of Profits and Losses
                        ---------------------------------

     8.1. ALLOCATIONS OF PROFITS; GENERAL. Except as provided in Sections 8.4 through 8.8 below, and after application of Section 8.3 and Section 9.3, all net profits and credits of the Partnership (for both accounting and tax purposes) for each fiscal year shall be allocated to the Partners from time to time (but no less often than once annually and before making any distribution to the Partners) in proportion to their Percentage Interests.

     8.2. ALLOCATIONS OF LOSSES; GENERAL. Except as provided in Sections 8.4 through 8.8 and Section 9.3 below, and after application of Section 8.3, all net losses of the Partnership for each fiscal year (for both accounting and tax purposes), and all Nonrecourse Deductions, shall be allocated to the Partners from time to time (but no less often than once annually and before making any distribution to the Partners) in proportion to their Percentage Interests.

     8.3 SPECIAL ALLOCATIONS. Except as provided in Sections 8.4 through 8.8 below, notwithstanding the provisions of Section 8.1 and 8.2, and before making any allocations thereunder, items of Partnership gross expense, loss, and deduction for each fiscal year (for both accounting and tax purposes) of the Partnership shall be specially allocated to the Partners until the Partners' Capital Accounts are in proportion to the Partners' respective Percentage Interests (or in proportion to the aggregate amounts then allocable to the Partners under this Section 8.3, if the total amount to be allocated is less).

     8.4. LIMITATION. Notwithstanding anything otherwise provided in Sections
8.2 or 8.3, no Partner will be allocated any items of Partnership expense, deduction or losses to the extent such allocation results in such Partner's Capital Account having a deficit balance in excess of the sum of (i) such Partner's obligation, if any, to restore deficits on the dissolution of the Partnership and (ii) such Partner's deemed obligation to restore deficits pursuant to Treasury Regulations [SECTIONS]1.704-2(g)(1) and 1.704-2(i)(5) (the "UNPERMITTED DEFICIT"); any items of Partnership expense, deduction or losses not allocable to a Partner under this sentence shall be allocated to the other Partners. In the event any Partner's Capital Account is adjusted (by way of distribution, allocation or otherwise) to create an Unpermitted Deficit, such Partner shall, as soon as possible thereafter, be allocated items of Partnership income to eliminate the Unpermitted Deficit. In addition to the foregoing, if at the end of any fiscal year of the Partnership, there is a net decrease in Partnership Minimum Gain, as compared to the end of the previous fiscal year, prior to any other allocation of profits and losses for such year except that provided in Section 8.5, each Partner shall be allocated (or if more than one Partner has a share of such net decrease, all such Partners shall be allocated ratably between them in accordance with their respective shares) items of Partnership income for such year (and, if necessary, subsequent fiscal years) equal to such Partner's share of the net decrease of Partnership Minimum Gain determined in accordance with Treasury Regulation [SECTION]1.704-2(g). Notwithstanding any provision in this Agreement to the contrary, no Partner shall have any obligation to restore any deficit balance in such Partner's Capital Account.

     8.5. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Partner who (in its capacity, directly or indirectly, as lender, guarantor, or otherwise) bears the economic risk of loss with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations [SECTION]1.704-2(i) or any successor regulation. If at the end of any Partnership fiscal year there is a net decrease in Partner Minimum Gain attributable to such loan as compared to the end of the previous fiscal year (and, if necessary, subsequent fiscal years), such net decrease shall be charged back to that Partner in the manner and to the extent required by Treasury Regulations [SECTION]1.704-2(i)(4) or any successor regulation, pursuant to procedures analogous to those set out in the penultimate sentence of Section 8.4.

     8.6. CALCULATION OF PROFITS AND LOSSES. For all purposes hereof, the Partnership's profits and losses shall be determined by taking into account all of the Partnership's items of income and gain (including items not subject to federal income tax) and all items of loss, expense, and deduction, in each case determined under federal income tax principles.

     8.7. GENERAL PARTNER'S 1% SHARE. Notwithstanding the foregoing provisions of this Article 8, in no event shall there be allocated to the General Partner hereunder less than 1% of the aggregate of the profits, losses or credits (or any item thereof) to be allocated to the Partners hereunder. If the amounts of profits, losses or credits (or of any item thereof) allocable to the General Partner shall not otherwise equal or exceed such 1% share without giving effect to this provision, then all such amounts otherwise allocable to the Limited Partners hereunder shall be reduced in order to assure the General Partner of such one percent share, and the next subsequent allocations to the Partners shall be adjusted as appropriate (and consistent with this Section 8.7) in order to compensate for any adjustment under this Section 8.7.

     8.8. SECTION 704(C) AND CAPITAL ACCOUNT REVALUATION ALLOCATIONS. The Partners agree that to the full extent possible with respect to the allocation of depreciation, amortization or any other cost recovery deduction, loss and gain for federal income tax purposes only, SECTION 704(c) of the Code shall apply with respect to non-cash property contributed to the Partnership by any Partner. Accordingly, (i) if the tax basis of any property contributed differs from its agreed value for purposes of determining Capital Accounts (the "704(c) DIFFERENCE"), on the sale of all or a portion of such property, any tax gain or loss resulting, up to the dollar amount of the 704(c) Difference as adjusted by any prior allocations under this clause (i) and prior allocations of depreciation, amortization or other cost recovery deduction as provided under clause (ii) below, shall be specially allocated to the contributing Partner; and
(ii), to the extent of the 704(c) Difference, any remaining tax depreciation, amortization or other cost recovery deductions with respect to such property shall, for each fiscal year, be specially allocated to the other Partners, up to an amount equal to the amount of depreciation, amortization or other cost recovery deductions with respect to such property allocated to such other Partners for purposes of determining Capital Accounts, and the balance of such tax depreciation, amortization or other cost recovery deduction with respect to such property shall be allocated to the contributing Partner, and the 704(c) Difference shall be reduced by an amount equal to the difference between the amount of tax depreciation, amortization or other cost recovery deduction with respect to such property for such fiscal year so allocated to the Partners and the amount allocated to the Partners for purposes of determining Capital Accounts. For purposes hereof, any allocation of income, loss, gain or any item thereof to a Partner pursuant to
Section 704(c) of the Code shall affect only its tax basis in its Partnership interest and shall not affect its Capital Account in the Partnership. In addition to the foregoing, if Partnership assets are reflected in the Capital Accounts of the Partners at a book value that differs from the adjusted tax basis of the assets (E.G., because of a revaluation of the Partners' Capital Accounts under Treasury Regulations [SECTION]1.704-1(b)(2)(iv)(f)), allocations of depreciation, amortization, or other cost recovery deduction, income, gain or loss with respect to such property shall be made among the Partners in a manner consistent with the principles of Section 704(c) of the Code and this Section 8.8.

                                    Article 9
                                    ---------

                           Dissolution and Winding Up
                           --------------------------

     9.1. General. (a) The Partnership shall be dissolved and its affairs shall be wound up upon:

           (i) the expiration of the term of the Partnership as set forth in
               Section 2.4 of this Agreement;

          (ii)

                                        *
                                        -



         (iii) an event of withdrawal of the General Partner (as defined in [SECTION]17-402 of the Act), unless the business of the Partnership is continued as provided in the Act (any additional or successor General Partner of the Partnership is hereby authorized to and shall continue the business of the Partnership without dissolution); or


- --------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.
- -

          (iv) the unanimous written consent of the Limited Partners pursuant to
               Section 4.8(vii).

     (b) Upon dissolution of the Partnership, the business of the Partnership shall continue for the sole purpose of winding up its affairs. The winding up process shall be carried out by the General Partner unless the dissolution is caused by an event of withdrawal (as defined in [SECTION]17-402 of the Act) by the sole remaining General Partner, in which case a liquidating trustee may be appointed for the Partnership by vote of a majority in Percentage Interest of the Limited Partners (the General Partner or such liquidating trustee is referred to herein as the "LIQUIDATOR"). In winding up the Partnership's affairs, every effort shall then be made to dispose of the assets of the Partnership in an orderly manner, having regard to the liquidity, divisibility and marketability of the Partnership's assets. If the Liquidator determines that it would be imprudent to dispose of any non-cash assets of the Partnership, such assets may be distributed in kind to the Partners, in lieu of cash, proportionately to their rights to receive cash distributions hereunder; PROVIDED, that the Liquidator shall in its sole discretion determine the relative shares of the Partners of each kind of those assets that are to be distributed in kind. The Liquidator shall not be entitled to be paid by the Partnership any fee for services rendered in connection with the liquidation of the Partnership, but shall be reimbursed by the Partnership for all third-party costs and expenses incurred by it in connection therewith and shall be indemnified by the Partnership with respect to any action brought against it in connection therewith by applying, mutatis mutandis, the provisions of Article 13.

     9.2. APPLICATION AND DISTRIBUTION OF PARTNERSHIP ASSETS. The assets of the Partnership in winding up shall be applied or distributed as follows: FIRST, to creditors of the Partnership, whether by payment or the making of reasonable provision for the payment thereof, and including any contingent, conditional and unmatured liabilities of the Partnership, taking into account the relative priorities thereof, and SECOND, to the Partners in proportion to their respective Percentage Interests. A reasonable reserve for contingent, conditional and unmatured liabilities in connection with the winding up of the business of the Partnership shall be retained by the Partnership until such winding up is completed or such reserve is otherwise deemed no longer necessary by the Liquidator. Subject to the provisions of [SECTION] 17-804(a)(1) of the Act, if the Partnership is dissolved by mutual agreement, the LMC Subsidiary shall have returned to it, prior to any distribution to the Partners pursuant to clause SECOND above, any cash Capital Contribution that the LMC Subsidiary has made to the Partnership but which has not yet been expended by the Partnership (with any expenses of the Partnership being deemed to have been made out of cash Capital Contributions prior to any cash on hand that does not represent a Capital Contribution). Any such preferential return to the LMC Subsidiary of its Capital Contributions is referred to herein as a "RETURN OF CAPITAL".

     9.3. CAPITAL ACCOUNT ADJUSTMENTS. For purposes of determining a Partner's Capital Account, if, on liquidation and dissolution, some or all of the assets of the Partnership are distributed in kind, Partnership profits (or losses) shall be increased by the profits (or losses) that would have been realized had such assets been sold for their fair market value on the date of dissolution of the Partnership, as determined by the Liquidator. Any such increase pursuant to the preceding sentence, or any actual profit or loss realized if, on liquidation or dissolution, some or all of the assets of the Partnership are sold, (i) shall be allocated to the Partners in accordance with Article 8 hereof EXCEPT that the special allocation procedure set forth in Section 8.3 shall be applied after taking into account the effect of any Return on Capital on the Partners' Capital Accounts, not only with respect to the items set forth therein, but also with respect to any items of gross income and gain resulting from such hypothetical or actual sale and (ii) shall increase (or decrease) the Partners' Capital Account balances accordingly, it being the general intent that the adjustments contemplated by this subsection shall have the effect, as nearly as possible, of causing the Partners' Capital Account balances to be in proportion to their Percentage Interests.

     9.4. Termination of Partnership.
          --------------------------

     The Partnership shall terminate when all assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article 9, and the Certificate of Limited Partnership of the Partnership shall have been canceled in the manner required by the Act.

                                   Article 10
                                   ----------

                          Financing of the Partnership
                          ----------------------------

     10.1. OBLIGATION TO FUND OPERATING BUDGET. (a) The LMC Subsidiary agrees that it shall fund the operations of the Partnership through August 1, 1999 on the basis provided in this Section 10.1. The Executive Committee shall request funding from the LMC Subsidiary from time to time (but no less often than annually) to fund the operations of the Partnership, including any equity required in order to obtain project financing for a CEP Plant. The LMC Subsidiary shall provide the funds requested by the Executive Committee from time to time, to the extent the Executive Committee considers such funding reasonably necessary for the anticipated operations of the Partnership based on the Business Plan. In no event, however, shall the LMC Subsidiary be obligated pursuant to this Section 10.1 to provide more than $20,000,000 in any one fiscal year or more than $75,000,000 in the aggregate from the date of the Original Agreement through the term of this Agreement, in each case excluding any Additional Capital Contribution made by the LMC Subsidiary, if any, in order to finance its share of the purchase price to be paid by the Partnership pursuant to the Asset Acquisition Agreement or similar agreement contemplated by Section
2.1 of the Restructuring Agreement. Any funding shall be made within ten (10) business days after the funding request of the Executive Committee by wire transfer to an account designated by the Partnership at least two (2) business days prior to the due date.

     (b) If the Partnership requires additional equity financing in excess of the $20,000,000/$75,000,000 amounts referred to above, the Partners foresee that such additional funding will be provided by the Partners in proportion to their respective Percentage Interests, and if not funded by a particular Partner, such additional equity financing will be dilutive and will reduce the non-funding Partner's Percentage Interest on a basis to be determined by the General Partner. The requirement for any such additional financing, including any equity financing for capital expenses or acquisitions, will be discussed and resolved on a case-by-case basis and must be agreed to by all the Partners.

     (c) All funding provided pursuant to paragraph (a) above shall be treated as Additional Capital Contributions by the LMC Subsidiary. Any Capital Contribution made by the LMC Subsidiary on the date of the Original Agreement, including the funding of the Partnership's obligation under the MMT License Agreement, and any additional capital contribution to the General Partner, in its capacity as a stockholder of the General Partner, on or after the date of the Original Agreement by the LMC Subsidiary not matched by the MMT Subsidiary, shall reduce the foregoing obligation of the LMC Subsidiary to make Additional Capital Contributions by an equal amount.

     10.2. OBLIGATION TO PROVIDE PROJECT GUARANTIES. (a) The Partners agree that CEP Plants are to be financed by project and/or third-party financing to the maximum extent reasonably possible. In the event that acceptable project and/or third-party financing is not available for an identified CEP Plant on this basis after reasonable efforts, and if the Executive Committee has approved that CEP Plant, then subject to the conditions set forth in paragraph (b) below, the LMC Subsidiary agrees that for such CEP Plant it will provide a guaranty (or if requested by lenders obtain such a guaranty from LMC) of the third-party financing obtained for such CEP Plant (each a "PROJECT GUARANTY"). Any such Project Guaranty shall be an irrevocable unconditional guaranty of payment of the applicable financing and shall be on commercial terms typically found in project guarantees delivered by major corporations (including LMC) for project financing provided by national institutional lenders.

     (b) The obligations of the LMC Subsidiary to provide a Project Guaranty with respect to any particular CEP Plant is subject to the following conditions:




                                       *
                                       -
























     (c) For each Project Guaranty provided by the LMC Subsidiary or LMC for any CEP Plant, the LMC Subsidiary shall receive an annual fee (the "PROJECT GUARANTY FEE") from the Partnership equal to 2% of the average amount of debt outstanding during such year that was guaranteed by such Project Guaranty. The Project Guaranty Fee payable with respect to any year shall be paid at the same time that the Royalty Payments (as defined in the MMT License Agreement) for such year are payable pursuant to the MMT License Agreement.

- --------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                   Article 11
                                   ----------

              Transactions With the Partnership; Operational Issues
              -----------------------------------------------------

     11.1. GENERAL. Except as otherwise provided in this Agreement, any Limited Partner and any Affiliate of any Limited Partner may lend money to, act as surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Partnership and, subject to applicable law, shall have the same rights and obligations with respect thereto as a Person who is not a partner in the Partnership. Any transactions between a Limited Partner or an Affiliate of a Limited Partner shall be on the terms approved by the General Partner from time to time or, if such transaction is contemplated by this Agreement, the Master Agreement, the Restructuring Agreement, the Loan Agreement or the MMT License Agreement, on the terms provided for in such Related Agreement. The exercise of any such right by a Limited Partner shall not cause a Limited Partner to be deemed to be participating in the control of the business of the Partnership.

     11.2. STAFFING; COMPENSATION. The General Partner shall staff the Partnership with management and other employees on the basis contemplated by the Business Plan. The General Partner shall create appropriate compensation packages for Partnership personnel, including an equity or equity-linked incentive plan.

     11.3. SUPPLEMENTARY ASSISTANCE; MARKETING. (a) The Partnership may request the assistance from time to time of MMT or LMC personnel to supplement the Partnership's own business activities, including without limitation the Partnership's sales and marketing efforts and regulatory, permitting and government regulation activities. The MMT Subsidiary and the LMC Subsidiary shall cause MMT or LMC, as applicable, to furnish the appropriate personnel from time to time to support the Partnership's activities. MMT or LMC shall be compensated for such activities as provided in Section 11.4, excluding, however, services provided by MMT or LMC which are of general support of the business of the Partnership (as compared with project-specific activities) and would normally fall within the classification of selling, general and administrative costs or expenses.

     (b) In connection with these sales and marketing efforts, the MMT Subsidiary shall make available to the Partnership all existing contract opportunities available to MMT for the Market. The General Partner shall cause all marketing activities to be conducted in the name of the Partnership and in such a manner as to emphasize the status of the Partnership as an entity separate and apart from LMC and MMT. In addition, the General Partner will not cause the Partnership to issue any material press releases until such press releases have been reviewed by designees of the MMT Subsidiary and the LMC Subsidiary as contemplated by Section 10 of the Master Agreement and Article 12 of the Restructuring Agreement.

     11.4. GOODS AND SERVICES. (a) The Partnership shall be required to purchase, and the MMT Subsidiary and the LMC Subsidiary shall be required to furnish (to the extent available), goods and services from the LMC Subsidiary or LMC, and the MMT Subsidiary or MMT, as applicable, where such goods and services are essential to the Partnership and, because of their nature, cannot be readily obtained from third parties or developed or produced internally by the Partnership. These goods and services include, in the case of the MMT Subsidiary or MMT, the goods and research and development and other services to be provided by MMT to the Partnership and its sublicensees on the basis set forth in Article 9 of the MMT License Agreement.

     (b) The Partnership shall reimburse MMT, LMC, the LMC Subsidiary or the MMT Subsidiary, as applicable, for any goods and services provided to the Partnership pursuant to this Article 11. Any such reimbursement to any Person shall be (i) in the case of any goods and services provided in connection with a contract that will not allow costs incurred under an arrangement of the type set forth in clause (ii) below, an amount equal to the Permitted Costs incurred plus a profit in an amount equal to * of the estimated costs for such goods and services proposed by such Person and accepted by the Partnership, (ii) in the case of any goods and services not required to be accounted for as provided in clause (i) above, an amount equal to * of the Permitted Costs incurred, and
(iii) in the case of any goods sold by such Person pursuant to catalog or other standardized prices, and notwithstanding the provisions of clauses (i) and (ii) above, the standard price for such goods. The General Partner shall adopt and implement procedures relating to billing, documentation and payment terms for any such reimbursable costs.

     11.5. SURPLUS CEP PLANTS. In the event that the Partnership intends to decommission any CEP Plant developed by the Partnership (whether because such CEP Plant has processed all appropriate Feedstocks from the applicable DOE, DoD, USEC or other host facility or otherwise), then the MMT Subsidiary shall have the option to purchase such CEP Plant (with permits and infrastructure) at a price and on terms to be negotiated at such time.

- --------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                   Article 12
                                   ----------

                          Books, Records and Accounting
                          -----------------------------

     12.1. PARTNERSHIP BOOKS OF ACCOUNT. The Partnership shall cause to be entered in appropriate books, kept at the Partnership's principal place of business, all transactions of or relating to the Partnership. Each Partner shall have access to and the right, at such Partner's sole cost and expense, to inspect and copy such books and all other Partnership records during normal business hours; PROVIDED that the inspecting Partner shall be responsible for any out-of-pocket costs or expenses incurred by the Partnership in making such books and records available for inspection. The General Partner shall not have the right to keep confidential from the Limited Partners any information that the General Partner would otherwise be permitted to keep confidential pursuant to [SECTION]17-305(b) of the Act.

     12.2. DEPOSITS OF PARTNERSHIP FUNDS. All funds of the Partnership shall be deposited in the Partnership's name in such checking, money market, or other account or accounts as the General Partner may from time to time designate; withdrawals shall be made therefrom on such signature or signatures as the General Partner shall determine.

     12.3. FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

     12.4 FINANCIAL STATEMENTS; REPORTS TO PARTNERS. The Partnership, at its cost and expense, shall prepare and furnish to each of the Partners, within ninety (90) days after the close of each taxable year, financial statements of the Partnership, and all other information necessary to enable such Partner to prepare its tax returns, including without limitation a statement showing the balance in such Partner's Capital Account.

     12.5. TAX MATTERS PARTNER. The General Partner shall be the tax matters partner of the Partnership for purposes of the Code, and shall be entitled to take such actions on behalf of the Partnership in any and all proceedings with the Internal Revenue Service as it, in its absolute discretion, deems appropriate without regard to whether such actions result in a settlement of tax matters favorable to some Partners and adverse to other Partners. The tax matters partner shall not be entitled to be paid by the Partnership any fee for services rendered in connection with any tax proceeding, but shall be reimbursed by the Partnership for all third-party costs and expenses incurred by it in connection with any such proceeding and shall be indemnified by the Partnership with respect to any action brought against it in connection with the settlement of any such proceeding by applying, mutatis mutandis, the provisions of Article 13.

     12.6. TAX ELECTIONS. The General Partner may, in its absolute discretion, make all tax elections (including, but not limited to, elections relating to depreciation and elections pursuant to Section 754 of the Code) as it deems appropriate. Notwithstanding anything contained in Article 8 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner. Each Partner will furnish the Partnership with all information necessary to give effect to any such election and will pay the costs of any election applicable as to it.

                                   Article 13
                                   ----------

     (a) EXCULPATION AND INDEMNIFICATION. The General Partner together with its shareholders, directors, employees, and other agents, any officers, agents or employees of the Partnership, including the General Manager (as defined in the Restructuring Agreement) and any member of the Executive Committee (collectively, the "INDEMNITEES") shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership or such Partner that arises out of any action or inaction of the General Partner (or any other Indemnitee) if the General Partner or such other Indemnitee, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or willful misconduct of the General Partner (or other Indemnitees). To the fullest extent permitted by law, the General Partner (and such other Indemnitees) shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses (including, without limitation, reasonable attorneys' fees and court costs) and amounts paid in settlement of any claims sustained by it in connection with the Partnership, provided that the same were not the result of gross negligence or willful misconduct. Any Person claiming reimbursement of expenses under this Article 13 shall be paid amounts to which he or it would be entitled hereunder as such expenses are incurred upon presentation of appropriate documentation to the Partnership, subject to providing a written undertaking to repay any such amounts to which such Person ultimately turns out not to be entitled under the standards herein set forth. The indemnification and advancement of expenses provided by this Section shall continue as to an Indemnitee who has ceased to be a General Partner (or otherwise an Indemnitee), and shall inure to the benefit of the heirs, executors, administrators, and successors of the General Partner (and the other Indemnitees). Any indemnification pursuant to this Article 13 shall be solely out of the assets of the Partnership and shall not be a personal obligation of any Partner, including any Limited Partner.

     (b) DUTIES OF INDEMNITEE. To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement and any Related Agreement. The provisions of this Agreement and any Related Agreement, to the extent that they restrict the duties and liabilities of an

                                     --27-

Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

                                   Article 14
                                   ----------

                        Maintenance of Separate Business
                        --------------------------------

     The Partnership shall at all times (a) to the extent the Partnership's office is located in the offices of an Affiliate, pay fair market rent for its executive office space located therein, (b) maintain the Partnership's books, financial statements, accounting records and other partnership documents and records separate from those of an Affiliate or any other Person, (c) not commingle the Partnership's assets with those of any Affiliate or any other Person, (d) maintain the Partnership's books of account, bank accounts and payroll separate from those of any Affiliate, (e) act solely in its name and through its own authorized agents, and in all respects hold itself out as a legal entity separate and distinct from any other Person, (f) make investments directly or by brokers engaged and paid by the Partnership or its agents (provided that if any agent is an Affiliate of the Partnership it shall be compensated at a fair market rate for its services), (g) manage the Partnership's liabilities separately from those of any Affiliate and pay its own liabilities, including all administrative expenses and compensation to employees, consultants or agents, and all operating expenses, from its own separate assets, except that an Affiliate may pay the organizational expenses of the Partnership, and (h) pay from the Partnership's assets all obligations and indebtedness of any kind incurred by the Partnership. The Partnership shall abide by all partnership formalities, including the maintenance of current records of Partnership affairs, and the Partnership shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Partnership. The Partnership shall (i) pay all its liabilities, (ii) not assume the liabilities of any Affiliate and (iii) not guarantee the liabilities of any Affiliate. The General Partner shall make decisions with respect to the business and daily operations of the Partnership independent of and not dictated by any Affiliate.

                                   Article 15
                                   ----------

                                 Indemnification
                                 ---------------

     The Partnership agrees to indemnify and hold MMT, LMC, the LMC Subsidiary and the MMT Subsidiary and their directors, stockholders, officers and employees (also referred to herein as "INDEMNITEES") harmless from and with respect to any and all claims, liabilities, losses, damages, costs and expenses, including without limitation the reasonable fees and disbursements of counsel (collectively, the "LOSSES") relating to or arising directly or indirectly out of any action, suit, proceeding or demand against an Indemnitee by any third party related to the ownership, construction, start-up or operation of any CEP Plant or other facility developed by the Partnership or any sublicensee of the Partnership (a "THIRD PARTY CLAIM"), including any claim against an Indemnitee as a supplier of goods or services to the Partnership or any claim against MMT in its capacity as licensor to the Partnership pursuant to the MMT License Agreement. Notwithstanding the foregoing, the Partnership shall not have to indemnify any Indemnitee with respect to any Losses pursuant to this Article 15 to the extent
(x) such Losses are attributable to the gross negligence or willful misconduct of such Indemnitee, (y) to the extent the applicable Third Party Claim is subject to the indemnification obligations of MMT or the Partnership under Sections 10.3 or 10.4 of the MMT License Agreement or (z) to the extent such Losses are attributable to a breach by such Indemnitee of its obligations under this Agreement or any of the Related Agreements or any other agreement entered into pursuant to this Agreement or any Related Agreement (including without limitation any warranty made by MMT in connection with sales of goods pursuant to Section 9.5 of the MMT License Agreement). The Partnership shall have the obligation to take all actions reasonably necessary to oppose or defend any Third Party Claim. In the course of defending any such Third Party Claim, the Partnership shall consult with the Indemnitees in connection with all material issues relating to such defense and shall consult with the Indemnitees prior to commencing the same and shall consider any recommendations by the Indemnitees with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Third Party Claim. In the event that the Partnership does not undertake to oppose or defend any such action within ninety (90) days after the Partnership becomes aware of such Third Party Claim, the Indemnitees will have the right to undertake the defense of such claim. In the event that an Indemnitee undertakes the defense of such claim, such Indemnitee shall consult with the Partnership in connection with all material issues relating to such opposition or defense and shall consult with the Partnership prior to commencing the same and shall consider any recommendations by the Partnership with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Third Party Claim. If the Indemnitees undertake to oppose or defend any Third Party Claim pursuant to the procedure provided for in this Article 15, the Partnership shall bear all costs of such defense. Any indemnification pursuant to this Article 15 shall be solely out of the assets of the Partnership and shall not be a personal obligation of any Partner, including any Limited Partner.

                                   Article 16
                                   ----------

                                        *
                                        -









                                   Article 17
                                   ----------

                                     General
                                     -------

     17.1. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Related Agreements contains the sole and entire agreement of the parties hereto and thereto with respect to the subject matter hereof and thereof. This Agreement may only be changed or terminated by a written agreement signed by all of the parties hereto. No waiver of any provision of this Agreement shall be effective unless evidenced by a written instrument signed by the waiving party. The LMC Subsidiary, the General Partner, the MMT Subsidiary and LESAT further acknowledge and agree that, in entering into this Agreement, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Exhibits hereto or the Related Agreements.

     17.2. BINDING AGREEMENT. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective personal representatives, successors in interest and permitted assigns.

     17.3 DISPUTES. Any disputes arising under this Agreement shall be resolved in accordance with the provisions of the Dispute Resolution Agreement.

- --------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

     17.4. NOTICES. Any and all notices contemplated by this Agreement shall be deemed adequately given if in writing and delivered in hand, or upon receipt when sent by telecopy confirmed by one of the other methods for providing notice set forth herein, or one (1) business day after being sent, postage prepaid, by nationally recognized overnight courier (E.G., Federal Express), or five (5) days after being sent by certified or registered mail, return receipt requested, postage prepaid, to the party or parties for whom such notices are intended. All such notices to Limited Partners shall be addressed to the last address of record on the Partnership books; all such notices to the Partnership or the General Partner shall be addressed to the Partnership or the General Partner, as applicable, at the address set forth in Section 2.1 or at such other address as such entity may have designated by notice given in accordance with the terms of this subsection.

     17.5. CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

     17.6. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules. As provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of state and federal courts located in Delaware.

     17.7. WAIVER OF JURY TRIAL. EACH OF THE PARTNERS AND THE PARTNERSHIP HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     17.8. Waiver of Certain Damages. EACH OF THE PARTNERS AND THE PARTNERSHIP TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     17.9. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, except the General Partner and the Limited Partners, any rights or remedies under or by reason of this Agreement.

     17.10. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.11. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     17.12. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of _____________ __, 1996.

                                      General Partner:
                                      ----------------

                                      M4 ENVIRONMENTAL MANAGEMENT INC.

                                      By:
                                          -------------------------------
                                      Title:

                                      Limited Partners:
                                      ----------------

                                      MMT FEDERAL HOLDINGS INC.

                                      By:
                                          -------------------------------
                                      Title:

                                      MARTIN MARIETTA ENVIRONMENTAL
                                        HOLDINGS, INC.

                                      By:
                                          -------------------------------
                                      Title:

                                      LOCKHEED ENVIRONMENTAL SYSTEMS &
                                        TECHNOLOGIES CO.

                                      By:
                                          -------------------------------

                                      Title:
                                             ----------------------------



                                   Exhibit A-1
                                   -----------

                                                 Percentage        Capital
     Partner                                      Interest      Contribution
     -------                                      --------      ------------

     General Partner:
     ---------------

     M4 Environmental Inc.                         1.00%         $   76,500.00
     c/o Martin Marietta Energy Systems
     P.O. Box 2009
     Bear Creek and Scarborough Roads
     Oak Ridge, TN  37831-8014

     Limited Partners:
     ----------------

     MMT Federal Holdings Inc.
     c/o Molten Metal Technology, Inc.             49.50%        $        0.00
     51 Sawyer Road
     Waltham, MA 02154

     Martin Marietta Environmental                 49.50%        $7,573,500.00
       Holdings, Inc.
     c/o Martin Marietta Corporation
     P.O. Box 2009
     Bear Creek and Scarborough Roads
     Oak Ridge, TN  37831-8014


                                   Exhibit A-2
                                   -----------

                                                     Percentage        Capital
    Partners                                          Interest       Contribution
    --------                                          --------       ------------
    General Partner:
    ----------------

    M4 Environmental Inc.                              1.00%         $   440,000.00
    c/o Martin Marietta Energy Systems
    P.O. Box 2009
    Bear Creek and Scarborough Roads
    Oak Ridge, TN  37831-8014

    Limited Partners:
    -----------------

    MMT Federal Holdings Inc.                         49.50%         $ 9,770,586.25(1)
    c/o Molten Metal Technology, Inc.
    51 Sawyer Road
    Waltham, MA 02154

    Martin Marietta Environmental Holdings, Inc.       ____%(2)      $43,560,000.00
    c/o Martin Marietta Corporation
    P.O. Box 2009
    Bear Creek and Scarborough Roads
    Oak Ridge, TN  37831-8014

    Lockheed Martin Environmental                      ____%(2)      $ 9,770,586.25(1)
      Systems & Technologies Co.
    1155 University Boulevard S.E.
    Albuquerque, NM  87106-4320
                                                       ----          --------------
                                                       100%          $53,770,586.25
                                                       ====          ==============


- ----------

(1) The amount of the Capital Contribution will be one-half of the Contribution Value referred to in the Asset Acquisition Agreement (as adjusted pursuant to Section 3(c) of the Asset Acquisition Agreement).

(2)  To be updated after Closing to reflect the adjustments contemplated by
Section 3(c) of the Asset Acquisition Agreement. Martin Marietta Environmental Holdings, Inc. and LESAT in the aggregate hold (and will hold after such adjustments) a 49.50% Percentage Interest.


                                                                    Exhibit D to
                                                                    ------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------

                     AMENDED AND RESTATED LICENSE AGREEMENT

     This is an Amended and Restated License Agreement dated as of April 30, 1996 (as in effect from time to time, the "AGREEMENT"), by and among M4 Environmental L.P., a Delaware limited partnership (the "PARTNERSHIP"), Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and Lockheed Martin Corporation, a Maryland corporation ("LMC"), as successor by merger to Martin Marietta Corporation, a Maryland corporation ("MMC").

     WHEREAS, MMT is an environmental technology company engaged in the commercialization and continued development of its innovative, proprietary processing technology known as Catalytic Extraction Processing or CEP;

     WHEREAS, MMT and LMC (as successor by merger to MMC) have entered into a Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (as in effect from time to time, the "MASTER AGREEMENT"), pursuant to which MMT and MMC formed the Partnership in order to effectively commercialize CEP by selling, engineering, constructing and operating CEP Plants, and sublicensing CEP technology to appropriate third parties to permit them to engineer, construct and operate CEP Plants, to serve the environmental remediation, waste management, decontamination, decommissioning, chemical and biological demilitarization, pollution prevention and waste minimization needs of the Department of Energy or the Department of Defense;

        WHEREAS, MMT and LMC, and for certain purposes, the Partnership, have entered into a Partnership Restructuring Agreement, dated as of March 15, 1996 (as in effect from time to time, the "RESTRUCTURING AGREEMENT"), pursuant to which they agreed to restructure certain aspects of their business relationship; and

        WHEREAS, in the Restructuring Agreement LMC and MMT agreed to enter into, and to cause the Partnership to enter into, this Agreement to amend and restate the terms of the License Agreement, dated as of August 9, 1994 (the "ORIGINAL AGREEMENT"), among MMT, MMC and the Partnership.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MMT, LMC and the Partnership agree to amend and restate the Original Agreement in its entirety to read as follows:

                                    Article 1
                                    ---------

                                  Defined Terms
                                  -------------

     In addition to the defined terms found elsewhere in this Agreement, as used in this Agreement the following terms shall have the following meanings:

     "Additional Market Segments" has the meaning set forth in Section 3.2.

     "Advisors" means, with respect to any Person, any of such Person's attorneys, accountants, lenders or consultants.

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise.

     "Agreement" has the meaning set forth in the preamble.

     "Asset Acquisition Agreement" means the Asset Acquisition Agreement entered into pursuant to the Restructuring Agreement, as in effect from time to time.

     "Business Day" means any day other than a Saturday or Sunday or federal holiday.

     "Business Plan" has the meaning set forth in the Restructuring Agreement.

     "Bankruptcy" means, with respect to any Person, (i) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code, or corresponding provisions of future laws (or any other federal or state insolvency law), (ii) the filing by such Person of an answer consenting to or acquiescing in any such petition, (iii) the making by such Person of any assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, (iv) the filing of an involuntary petition against such Person under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within a 60-day period after the occurrence of such event, or (v) the entry against such Person of a final non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect.

     "Catalytic Extraction Processing" or "CEP" means the processes, methods and systems (including all intellectual and intangible and tangible property associated therewith and including all aspects of accepting Feedstocks, reactions within a CEP Plant, and handling Recovered Resources), owned or used by MMT, directed to the processing of Feedstocks by introducing the Feedstocks to a processing vessel containing liquefied metal.

     "CEP Plant" means the plant, equipment and other facilities necessary to perform, operate and maintain CEP on a commercial basis (or, in the case of any so-called "demonstration" CEP Plant, on the basis generally provided in the applicable demonstration program).

     "Commercial Operation" means, with respect to any CEP Plant, that such CEP Plant has commenced processing Feedstocks on a commercial basis (or in the case of any so-called "demonstration" CEP Plant, processing feedstocks pursuant to the applicable demonstration program).

     "Conceptual Design Package" means the specifications of the technical and operational parameters and configuration of a particular CEP Plant more fully described in Exhibit A to the Original Agreement.

     "Dispute Resolution Agreement" means the Amended and Restated Dispute Resolution Agreement dated as of the date hereof among MMT, LMC, LESAT, the MMT Subsidiary, the LMC Subsidiary, the General Partner and the Partnership, as in effect from time to time.

     "DoD" means the United States Department of Defense and, where the context so requires, any Successor Agency.

     "DOE" means the United States Department of Energy and, where the context so requires, any Successor Agency.

     "Employee Non-Disclosure Agreement" has the meaning set forth in Section
6.7.

     "EPA" means the United States Environmental Protection Agency and any successor agency thereto.

     "Executive Committee" means the executive committee formed pursuant to the Master Agreement and continued pursuant to the Restructuring Agreement to govern the Partnership and the General Partner.

     "Existing Patents" means the patents listed on ANNEX A to the Original Agreement.

     "Existing Patent Applications" means the patent applications listed on ANNEX B to the Original Agreement.

     "Existing Trademarks" means the Trademarks listed on ANNEX C to the Original Agreement.

     "Failure Notice" has the meaning set forth in Section 6.8.

     "Fee Certificate" has the meaning set forth in Section 5.6.

     "Feedstocks" means, with respect to any CEP Plant, the wastes, industrial by-products and other materials to be processed by such CEP Plant.

     "GAAP" means generally accepted accounting principles that are (i) the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect for the fiscal period in question, (ii) applied on a consistent basis and (iii) such that a "big six" accounting firm would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements prepared in conformity with such principles.

     "General Manager" means the General Manager appointed from time to time pursuant to the Restructuring Agreement.

     "General Partner" means M4 Environmental Management Inc., a Delaware corporation.

     "Government Authority" means any federal, national, state, municipal, local, territorial or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

     "Gross CEP Revenue" means, for any fiscal year, the total revenues of the Partnership for such fiscal year generated from any activities related to CEP, including any sublicensing as contemplated by Article 8, determined in accordance with GAAP.

     "Hazardous" means, with respect to Feedstocks, Feedstocks that are defined as "hazardous" within the meaning of RCRA.

     "Improvements" means any improvements, developments, updates, upgrades, enhancements, additions, revisions, corrections, fixes and other modifications to the MMT Licensed Property as it then exists that MMT, LMC or the Partnership may acquire, discover, invent, originate, conceive or have a right to develop or manufacture, whether or not the same is patentable, commercially useful or reducible to writing or practice.

     "Infringements" has the meaning set forth in Section 10.1.

     "Initiation Fee" has the meaning set forth in Section 5.1.

     "Intellectual Property" means all patents, inventions, patent applications, patent rights, trademarks, trademark registrations, trade names, brand names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, copyrights (including those in computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications and data), software, trade secrets, know-how, mask works, industrial designs, formulae, processes and technical information, including confidential and proprietary information, whether or not subject to statutory registration or protection.

     "LESAT" means Lockheed Environmental Systems & Technologies Co., a Nevada corporation.

     "Licensed Copyrights" means any and all copyright protection of MMT covering any of the Licensed Software Programs, the Licensed Know-How or any Improvements thereto.

     "Licensed Know-How" means any information possessed by MMT or, subject to
Section 2.2, licensed to MMT, relating to CEP, whether or not considered proprietary and whether or not subject to statutory registration or protection, including, without limitation, inventions disclosed by the Existing Patent Applications, invention records, research records and reports, development reports, experimental and other engineering reports, pilot plant designs, production plant designs, production specifications, raw material specifications, quality control reports and specifications, drawings and photographs, models, tools and parts, manufacturing and production techniques, processes, methods and marketing surveys. If any information or material qualifies for purposes of this Agreement both as Licensed Know-How and as any of the Licensed Patents, Licensed Copyrights, Licensed Software Programs or Licensed Trademarks for purposes of this Agreement, such information or material shall not be treated as Licensed Know-How for purposes of this Agreement but shall be treated, as applicable, as part of the Licensed Patents, Licensed Copyrights, Licensed Software Programs or Licensed Trademarks for purposes of this Agreement.

     "Licensed Patent Applications" means the Existing Patent Applications and any U.S. or foreign patent applications filed or acquired by or, subject to the restrictions set forth in Section 2.2 relating to patent applications licensed to MMT, licensed to MMT during the term of this Agreement, to the extent such patent applications relate to CEP.

     "Licensed Patents" means the Existing Patents and any U.S. or foreign patents granted to, acquired by, or, subject to the restrictions set forth in
Section 2.2 relating to patents licensed to MMT, licensed to MMT during the term of this Agreement, to the extent such patents relate to CEP.

     "Licensed Software Programs" means any computer programs the copyrights to which are owned by or, subject to Section 2.2, licensed after the date of this Agreement to MMT relating to CEP.

     "Licensed Trademarks" means the Existing Trademarks and any Trademarks developed or acquired by or, subject to Section 2.2, licensed to MMT during the term of this Agreement, to the extent such Trademarks relate to CEP and do not relate to MMT's corporate identity.

     "Limited Feedstocks" means, at any time, Feedstocks (other than Market Feedstocks of the type referred to in clause (I) of the definition thereof) for which the annual amount generated in the United States at such time is *
     , as determined by MMT and confirmed in writing to the Partnership.

     "Limited Guaranties" means the Limited Guarantees delivered by LMC and MMT pursuant to the Restructuring Agreement, as in effect from time to time.

     "LMC" has the meaning set forth in the preamble.

     "LMC Confidential Information" means any confidential or proprietary information of LMC, including but not limited to any confidential or proprietary portion of the Relevant LMC Technology.

     "LMC Subsidiary" means Martin Marietta Environmental Holdings, Inc., a Delaware corporation.

     "Loan Agreement" means the Revolving Credit Agreement between LMC and the Partnership entered into pursuant to the Asset Acquisition Agreement, as in effect from time to time.

     "Market" means the environmental remediation, waste management, decontamination, decommissioning, chemical and biological demilitarization (including disposal of unexploded ordnance), pollution prevention and waste minimization needs of the DoD, DOE or USEC anywhere in the world with respect to Market Feedstocks.

     "Market Feedstocks" means USEC Feedstocks and any of the following
Feedstocks:

- -----------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          (I) any of the Feedstocks described in the following clauses (i)-(iv), to the extent such Feedstocks are owned by, generated by or stored by DOE or DoD, pursuant to the legal authority given to DoD or DOE under applicable law as of the date of the Original Agreement:

                (i) any Hazardous, Toxic or Radioactive Feedstocks;

               (ii) any Mixed Feedstocks;

              (iii) any Medical Waste; and

               (iv) any Scrap Material for Recycling;

          (II) any Superfund, Hazardous or Toxic Feedstocks, other than Limited Feedstocks, which DoD or DOE specifically requests to be processed through an existing CEP Plant of the Partnership, but only to the extent such Superfund, Hazardous or Toxic Feedstocks represent a minor portion of the Feedstocks processed at the applicable CEP Plant in any year; and

          (III) any Feedstocks for which: (a) the processing of such Feedstocks is funded by U.S. governmental appropriations; (b) the processing of such Feedstocks is pursuant to a designated program initiative for which DoD or DOE is the responsible U.S. agency for implementation of such initiative, such as the Soviet Nuclear Threat Reduction Act of 1991, 22 U.S.C. [SECTION]2551 note, the Cooperative Threat Reduction ("CTR") program, or a government-to-government Agreement for Cooperation under the Peaceful Use of Atomic Energy program of the Atomic Energy Act, 42 U.S.C. [SECTION]2153; and (c) the processing of such Feedstocks is associated with environmental restoration, waste management, decontamination and decommissioning, pollution prevention, waste management or chemical or biological demilitarization at sites and facilities within the former Soviet Union.

          Notwithstanding the foregoing, Market Feedstocks do not, however, include any Municipal Waste or waste or other materials from commercial nuclear power plants.

     "Master Agreement" has the meaning set forth in the preamble.

     "Medical Waste" means, with respect to any Feedstocks, Feedstocks that constitute "medical waste" as defined in 40 C.F.R. [SECTION]259.10.

     "Mixed Feedstocks" means, with respect to Feedstocks, Feedstocks that contain Radioactive Materials in combination with Hazardous and/or Toxic materials.

     "MMC" has the meaning set forth in the preamble.

     "MMT" has the meaning set forth in the preamble.

     "MMT Confidential Information" means any confidential or proprietary information of MMT, including but not limited to any confidential or proprietary portion of the MMT Licensed Property.

     "MMT Infringement Claim" has the meaning set forth in Section 10.3.

     "MMT Licensed Property" means the Licensed Patents, the Licensed Patent Applications, the Licensed Trademarks, the Licensed Software Programs, the Licensed Copyrights and the Licensed Know-How.

     "MMT Subsidiary" means MMT Federal Holdings, Inc., a Delaware corporation.

     "Municipal Waste" means solid waste, other than Hazardous, Toxic, Radioactive or Mixed Feedstocks, that is typically generated by households, retail facilities or business offices.

     "Operations Fee" has the meaning set forth in Section 5.2.

     "Original Agreement" has the meaning set forth in the preamble.

     "Partnership" has the meaning set forth in the preamble.

     "Partnership Agreement" means the Amended and Restated Limited Partnership Agreement, dated as of April 30, 1996, among the LMC Subsidiary, the MMT Subsidiary, LESAT and the General Partner, as in effect from time to time.

     "Partnership Cash Flow" means, with respect to any period, the Partnership's net income for such period, PLUS to the extent deducted in the computation of net income, any amortization, depreciation or other non-cash charges, with all of the foregoing determined in accordance with GAAP, LESS any reasonable reserves approved by the Executive Committee.

     "Partnership Confidential Information" means any confidential or proprietary information of the Partnership.

     "Partnership Infringement Claim" has the meaning set forth in Section 10.4.

     "Partnership Services" has the meaning set forth in Section 6.8.

     "Performance Shortfall" means, with respect to any CEP Plant developed by the Partnership or its sublicensees, that,



                                        *
                                        -



     "Permitted Costs" means, in connection with any costs incurred by MMT pursuant to this Agreement, the amount of such costs determined on a basis consistent with MMT's cost accounting for Federal Acquisition Regulation ("FAR") purposes, and accordingly including labor at MMT's federally audited and approved rates inclusive of allocation for overhead, fringe benefits, general and administrative expenses and facilities capital cost of money (if and to the extent allowable under FAR) plus third party expenses consistent with FAR.

     "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Plant Start-Up Fees" has the meaning set forth in Section 5.3.

     "Quality Standard" has the meaning set forth in Section 6.8.

     "Radioactive" means, with respect to Feedstocks, Feedstocks that contain disintegrating isotopes, either natural or man-made, that have been either added to or enhanced in the material that make up such Feedstock.

     "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. [SECTION]6901 ET SEQ.), and the federal regulations implementing such Act.

     "Recovered Resources" means the elements and compounds produced by a CEP Plant (whether or not produced through the use of reactants) that are suitable for use or sale.

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

     "Registration Rights Agreement" means the Registration Rights Agreement entered into pursuant to the Restructuring Agreement, as in effect from time to time.

     "Related Agreements" means this Agreement, the Master Agreement, the Restructuring Agreement, the Partnership Agreement, the Registration Rights Agreement, the Asset Acquisition Agreement, the Loan Agreement, the Certificate of Incorporation of the General Partner (as in effect from time to time) and the By-Laws of the General Partner (as in effect from time to time), the Stockholder Agreement, the Limited Guaranties and the Dispute Resolution Agreement, and any other agreement between or among any of MMT, LMC, the LMC Subsidiary, the MMT Subsidiary, the General Partner or the Partnership relating to the Partnership which specifies that it is a Related Agreement for purposes of this Agreement.

     "Related Technology" has the meaning set forth in Section 7.1.

     "Relevant LMC Technology" has the meaning set forth in Section 7.2.

     "Restructuring Agreement" has the meaning set forth in the preamble.

     "Retech Technology" means the Intellectual Property acquired by the Partnership pursuant to the Asset Acquisition Agreement.

     "Royalty Payment" has the meaning set forth in Section 5.4.

     "Scrap Materials for Recycling" means any bits and pieces of plastic, metal or other parts (e.g., bars, turnings, rods, sheets, wire) or metal, plastic or other pieces that may be combined together with bolts or soldering (e.g. radiators, scrap automobiles, railroad box cars), which when worn or superfluous can be recycled.

     "Small CEP Plants" has the meaning set forth in Section 9.5.

     "Stockholder Agreement" means the Amended and Restated Stockholder Agreement, dated as of the date hereof, among the MMT Subsidiary, the LMC Subsidiary and the General Partner, as in effect from time to time.

     "Subsidiary" means a corporation, company or other entity:

          (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

          (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interests representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     "Substantial Interest" means, with respect to any interest held by the Partnership in any third Person:

          (i) the ownership by the Partnership of at least twenty-five percent (25%) of the equity interest in such third Person; and

          (ii) the authority of the Partnership to appoint one or more members to the Board of Directors of such third Person or, if such third Person is not a corporation, its equivalent governing authority.

     "Successor Agency" has the meaning set forth in Section 2.1.

     "Superfund" means, with respect to any Feedstocks, Feedstocks that are being treated, remediated or cleaned up pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. [SECTION]9601 et. seq.

     "Technical Liaison" has the meaning set forth in Section 4.1.

     "Toxic" means, with respect to Feedstocks, Feedstocks that are chemical substances or mixtures that are regulated under Section 6 of TSCA, 15 U.S.C. [SECTION]2605.

     "Trademarks" shall mean:

          (i) all of the trademarks, service marks, trade names, designs, logos, indicia, corporate names (other than the corporate names of MMT and its Subsidiaries), company names, business names, fictitious names, trade styles, elements of package or trade dress, and/or other source and/or other service identifiers and general intangibles of like nature, used or associated with CEP, which (A) are set forth on ANNEX C to the Original Agreement, or
               (B) are in the future adopted, acquired, owned, held and/or used by MMT in its business; and

          (ii) all past, present or future federal, state, local and foreign registrations or recordations of any of the foregoing enumerated in clause (i), all renewals and extensions of such registrations or recordations, all past, present and future applications for any such registrations or recordations of any of the foregoing enumerated in clause (i) (and any such registrations or recordations thereof upon approval of such applications), including such recordings, registrations or applications set forth on ANNEX C to the Original Agreement.

     "TSCA" means the Toxic Substance Control Act, 15 U.S.C. [SECTION]2601 ET SEQ., and the federal regulations implementing such Act.

     "USEC" means the United States Enrichment Corporation and, where the context so requires, any Successor Agency thereto.

     "USEC Feedstocks" means any of the Feedstocks described in the following clauses (i)-(iv), to the extent such Feedstocks are owned by, generated by or stored by USEC from and after July 1, 1993, pursuant to legal authority given to USEC under applicable law as of August 9, 1994:

           (i) any Hazardous, Toxic or Radioactive Feedstocks;

          (ii) any Mixed Feedstocks;

         (iii) any Medical Waste; and

          (iv) any Scrap Material for Recycling.

                                    Article 2
                                    ---------

                   Technology License; Certain Related Matters
                   -------------------------------------------

     2.1. Grant of License.
          ----------------

     (a) Subject to the terms and conditions of this Agreement, MMT hereby grants to the Partnership:

          (i) a non-transferable royalty-bearing exclusive license (including the fact that MMT, its Affiliates and licensees are likewise excluded except for those activities permitted under Sections 3.1 or 3.2)) under the MMT Licensed Property (other than the Licensed Trademarks) to: (x) establish, own, permit, finance, design, engineer, construct, start-up and operate CEP Plants anywhere in the world that process Market Feedstocks; (y) establish, own, permit, finance, design, engineer, construct, start-up and operate CEP Plants in the United States that process Superfund, Toxic or

               Hazardous Feedstocks, other than Market Feedstocks and Limited Feedstocks, generated in the United States, to the extent the amount of such Feedstocks processed at any such CEP Plant in any
               year *   ; and (z) establish, own, permit, finance, design,
               engineer, construct, start-up and operate CEP Plants in the United States that process, in the aggregate on a cumulative basis, that number of tons of Hazardous, Toxic and Superfund Feedstocks generated in the United States, other than Market Feedstocks and Limited Feedstocks, equal to the number of tons of Market Feedstocks processed, in the aggregate on a cumulative basis, by * and MMT and their successors in interest pursuant to
               Section 3.1(b) below;

          (ii) a non-transferable royalty-bearing exclusive license (including the fact that MMT, its Affiliates and licensees are likewise excluded except for those activities permitted under Sections 3.1 or 3.2) to sublicense the MMT Licensed Property, subject to and in accordance with the requirements of Article 8, to third parties (including Affiliates and Subsidiaries of LMC and MMT) in order to permit them to establish, own, permit, finance, construct, start-up and operate CEP Plants located anywhere in the world that process Market Feedstocks;

          (iii) a non-transferable royalty-bearing non-exclusive license to use the Licensed Trademarks in connection with activities permitted under subparagraph (i) or subparagraph (ii) above; and

          (iv) a non-transferable royalty-bearing non-exclusive license to use the MMT Licensed Property for its own internal use in connection with the activities contemplated by subparagraphs (i)-(iii) above.

     (b) In the event that the environmental remediation or other similar responsibility of any governmental organization other than DOE, DoD or USEC, or any private entity, is transferred to or assumed by DoD, DOE or USEC (such as the DoD's Army Corps of Engineers assuming responsibility for remediation of Superfund sites otherwise under the jurisdiction of the EPA or a private entity), any Feedstocks nominally subject to or related to such responsibility shall not constitute "Market Feedstocks" for purposes of this Agreement and the Related Agreements.

- --------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          Accordingly, the Partnership and its sublicensees shall not be entitled to process any such Feedstocks and Section 3.1 below shall not prevent MMT and its licensees from processing any such Feedstocks. However, subject to any restrictions imposed by MMT's current or future agreements with third parties, in the event DoD, DOE or USEC is assigned or assumes environmental remediation or similar responsibility from a government agency with respect to all of such government agency's facilities or otherwise assumes all of the environmental remediation or similar responsibility of such government agency, MMT shall give the Partnership a right of first offer, pursuant to terms and procedures equivalent to those in Section 3.2, with respect to any such Feedstocks.

     (c) To the extent that the environmental remediation or similar responsibility currently under the control of DOE, DoD or USEC is assigned to or assumed by any other government agency (a "SUCCESSOR AGENCY"), then the Partnership and its sublicensees shall be permitted to process the same type of Feedstocks with respect to such Successor Agency as those which the Partnership and its sublicensees could process prior to such transfer to the Successor Agency and MMT's restrictions under Section 3.1 shall be extended to such Successor Agency.

     (d)  MMT further agrees to include within the licenses granted pursuant to
          Section 2.1 all Intellectual Property acquired by MMT or, subject to
          Section 2.2, licensed to MMT, after the date of this Agreement not already then subject to such licenses by the terms hereof, if such Intellectual Property is being commercialized by MMT for the Treatment or Recycling (as such terms are defined in the Restructuring Agreement) of Feedstocks or other wastes in a manner which (i) competes directly with CEP or (ii) involves the Treatment or Recycling of Feedstocks or other waste.

     2.2. THIRD PARTY LIMITATIONS ON LICENSE GRANTS. The licenses granted by MMT pursuant to Section 2.1 above, insofar as they relate to technology, property or rights that are developed or acquired with or from any third party in the future, may become subject to any applicable restrictions and consents relating to such technology, property or rights under any license or similar agreement to which MMT may in the future become a party. In the event that any such license or other agreement imposes restrictions that may apply to the transactions contemplated by this Agreement, MMT will make reasonable efforts to obtain license rights as contemplated by this Agreement for the Partnership. If MMT is unable to so obtain such rights, it will cooperate to make available to the Partnership such rights as the third party is willing to grant to or for the Partnership. As part of the foregoing, MMT shall use reasonable efforts to assure that the Partnership enjoys license or other rights no less favorable with respect to the applicable Intellectual Property acquired from such third parties than other licensees of MMT generally.

     2.3. EXTENSION OF LICENSE TO SUBSIDIARIES. The licenses granted in Section
2.1 shall include the right of the Partnership to sublicense its Subsidiaries. Any such sub-license shall be on terms and conditions satisfactory to each of MMT, LMC and the Partnership.

     2.4. COMMERCIAL AND TECHNICAL TARGETS AFTER 1998. MMT, LMC and the Partnership shall meet from time to time as appropriate in 1998 to discuss and implement appropriate commercial and technical goals for the Partnership after 1998 to replace the commercial and technical goals set forth in Sections 10.3 and 10.4 of the Restructuring Agreement, which are only in effect through 1998.

                                    Article 3
                                    ---------

                     Exclusivity; Additional Market Segments
                     ---------------------------------------

     3.1. Exclusive Market Obligation of MMT.
          ----------------------------------

     (a) MMT agrees that, during the term of this Agreement, except pursuant to this Agreement and the Related Agreements it shall not either directly or indirectly (whether through its Affiliates, as a shareholder, partner, or consultant):

          (i) except to the extent permitted under paragraphs (b), (c) or (d) below, own or operate any CEP Plant that processes any Market Feedstocks; or

          (ii) except to the extent permitted under paragraphs (b), (c) or (d) below, sell or license any CEP Plant pursuant to sale or license terms which permit such CEP Plant to process any Market Feedstocks.

     (b) Notwithstanding the provisions of paragraph (a) above, under relationships existing as of July 1, 1994 between MMT and

                                        *
                                        -
          or their successors in interest,* and MMT (solely to the extent it is acting together with * pursuant to either such relationship) may own and operate CEP Plants located in the United States that process Market Feedstocks generated in the United States, excluding, however, Radioactive or Mixed Market Feedstocks,

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          which may not be processed by * or MMT pursuant to this paragraph (b). MMT shall determine annually the quantity of any such Feedstocks so processed. The Partnership and its sublicensees shall be allowed to process, at CEP Plants owned by the Partnership or its sublicensees and located in the United States, an amount of Hazardous, Toxic or Superfund Feedstocks, other than Limited Feedstocks, that are generated in the United States but which are not Market Feedstocks, equal to the amount of such Market Feedstocks so processed by * or MMT. Any CEP Plants developed by * or MMT, or their successors in interest, beyond the scope of the relationships existing as of July 1, 1994 between MMT and * shall not qualify for the exemption provided by this paragraph (b) but instead shall be subject to the provisions of paragraph (c) below. MMT has previously disclosed in a writing acknowledged by MMC the nature of MMT's relationships with * .

     (c) Except for any agreement entered into with * or their Subsidiaries consistent with the provisions of paragraph (b) above, no agreement entered into after July 1, 1994 by MMT with any Person other than the Partnership shall permit the applicable licensee to process any Market Feedstocks at the CEP Plant to be developed pursuant to such agreement. However, to provide some flexibility for unintended processing of Market Feedstocks, LMC and the Partnership agree that if any such licensee processes Market Feedstocks, generated in the United States, at a CEP Plant located in the United States and developed pursuant to such agreement, in an amount * , such action will not be considered a breach of such agreement. Correspondingly, MMT agrees that if the Partnership processes Superfund, Hazardous or Toxic Feedstocks generated in the United States, other than Market Feedstocks or Limited Feedstocks, at any CEP Plant within the United States in an amount * , such action shall not be considered a breach of this Agreement.

     (d) The provisions of this Section 3.1 shall not restrict MMT and its licensees from owning, operating, selling, or licensing any CEP Plant processing Market Feedstocks to the extent such CEP Plant is developed by MMT or its licensees pursuant to Section 8(b) of the Restructuring Agreement.

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

     3.2. Additional Market Segments.
          --------------------------

     (a) In addition to MMT's obligation under Section 3.1 with respect to DoD, DOE or USEC facilities, MMT agrees that, during the term of this Agreement, except pursuant to this Agreement and the Related Agreements it shall not grant a license to any third party to operate CEP Plants serving all facilities under the sole control of any other United States federal government agency or authority (the "ADDITIONAL MARKET SEGMENTS"), without first offering such opportunity to the Partnership pursuant to this Section 3.2. An example of an Additional Market Segment would be a proposed license to a third party for CEP Plants serving all Department of Agriculture facilities.

     (b) If MMT wishes to grant a license to a third party as provided in paragraph (a) above, it shall provide notice to the Executive Committee together with sufficient information to enable the Executive Committee to decide whether it wishes to pursue such opportunity through the Partnership. MMT shall not be required to have identified any particular third party or to have received an offer prior to implementing the procedures contemplated by this Section 3.2. The Executive Committee shall make its decision as promptly as practicable after receipt of such information, but in no event more than sixty
          (60) days after receipt of MMT's first notice, and provide prompt written notice of such decision to MMT.

          If the Executive Committee decides that it does not wish to pursue such opportunity through the Partnership, MMT shall thereafter be free to pursue such opportunity on its own. If the Executive Committee decides that it does wish to pursue such opportunity through the Partnership, the Partnership and MMT shall negotiate in good faith for thirty (30) days and if MMT and the Partnership are able to reach agreement within such period on the terms pursuant to which MMT shall permit the Partnership to pursue such opportunity, then MMT shall not pursue such opportunity outside the Partnership. If, after such decision, the Executive Committee decides not to pursue such opportunity any further, it shall provide prompt notice thereof to MMT, who shall thereafter be free to pursue such opportunity on its own outside the Partnership.

     (c) Notwithstanding the foregoing, if additional capital is required from LMC in order for the Partnership to pursue any particular Additional Market Segment, such decision to pursue the Additional Market Segment shall be made by LMC as opposed to the Executive Committee.

     (d) Any information disclosed by MMT to the Executive Committee pursuant to this Section 3.2 shall be subject to Section 6.2.

                                    Article 4
                                    ---------

                     Technical Liaison; Access to Technology
                     ---------------------------------------

     4.1. TECHNICAL LIAISONS. MMT and the Partnership have designated one or more employees to serve as technical liaison (the "TECHNICAL LIAISON") for them under this Agreement and have notified the other party of the identity and address of such Technical Liaison. The Technical Liaison will continue to be the primary interface for all issues under this Agreement relating to technology, including the access to MMT Licensed Property referred to in Section 4.2 below, the ongoing program referred to in Section 6.7 relating to confidentiality concerns, the treatment of Improvements, Related Technology and Relevant LMC Technology pursuant to Article 7 and the sublicensing program referred to in
Article 8. However, no Technical Liaison shall be authorized to amend or waive any provision of this Agreement or any Related Agreement. Each of MMT and the Partnership may change its Technical Liaison at any time and from time to time during the term of this Agreement by notifying the other party and its Technical Liaison in writing. Each Technical Liaison may nominate a designee to act on its behalf by giving a similar notification.

     4.2. Access to Technology.
          --------------------

     (a) In order to ensure that the Partnership has sufficient access to and familiarity with the MMT Licensed Property, the Technical Liaisons shall meet from time to time to review and discuss the MMT Licensed Property. The Technical Liaisons shall, as appropriate, cause appropriate MMT and Partnership employees to attend such meetings. The MMT Technical Liaison shall provide the Partnership Technical Liaison with such writings, documents, instruments, programs (in object code form), information, data, and recordations of or other tangible embodiments or manifestations of any portion of the MMT Licensed Property as is reasonably requested by the Partnership Technical Liaison.

     (b) All information furnished to the Partnership pursuant to paragraph (a) above shall be subject to the confidentiality and other obligations of
          Article 6 and shall be furnished or made available to the Partnership in a manner consistent with the procedures contemplated by Article 6.

                                    Article 5
                                    ---------

                  License Fees and Royalties; Interest; Reports
                  ---------------------------------------------

     5.1. Initiation Fee. Upon execution and delivery of the Original Agreement, the Partnership paid MMT the amount of seven million, five hundred thousand dollars ($7,500,000) (the "INITIATION FEE").

     5.2. Operations Fees. The Partnership paid MMT the amount of $6,500,000 (the "OPERATIONS FEE") on the first anniversary of the date of the Original Agreement.

     5.3. PLANT START-UP FEES. The Partnership shall pay to MMT $2,000,000 for each of the first, second and third CEP Plants developed by the Partnership or any sublicensee of the Partnership, payable at the time such CEP Plant first commences Commercial Operation ("Plant Start-Up Fees"). Each Plant Start-Up Fee shall be paid on the date due (or, if not a Business Day, on the next succeeding Business Day) by wire transfer in immediately available funds to an account designated by MMT at least two (2) Business Days prior to the date of payment.

     5.4. ONGOING ROYALTY. (a) Except as provided in paragraph (b) below, during the term of this Agreement the Partnership shall pay to MMT with respect to any fiscal year of the Partnership, within thirty (30) days after the final preparation of audited financial statements of the Partnership for such fiscal year, but in no event later than May 30 of the following year, royalty payments (each a "ROYALTY PAYMENT") calculated as follows:

      (i) with respect to any Gross CEP Revenue attributable to the processing of USEC Feedstocks under a sublicense granted by the Partnership to any Person in which it does not have an ownership interest, in the amount of 15% of the royalty attributable to the processing of USEC Feedstocks received from such sublicensee for such fiscal year;

     (ii) with respect to any Gross CEP Revenue attributable to the processing of USEC Feedstocks under a sublicense granted by the Partnership to any Person in which it has an ownership interest (whether or not a Substantial Interest), in the amount of 3.5% of the royalty attributable to the processing of USEC Feedstocks received from such sublicensee for such fiscal year; and

    (iii) in all other cases, in the amount of 2% of the Gross CEP Revenue for such fiscal year, excluding any Gross CEP Revenue subject to Section
          5.5 below and excluding any Gross CEP Revenue attributable to the processing of Feedstocks other than Market Feedstocks pursuant to separate contractual arrangements between the Partnership and MMT for Feedstock processing outside the scope of this Agreement;

          provided, however, that the Partnership shall not be required to pay any portion of the Royalty Payment for any fiscal year to the extent the Partnership does not have sufficient Partnership Cash Flow remaining after making any payments required to be made prior to such payment pursuant to Section 5.6(b). In the event that an amount equal to 50% of Partnership Cash Flow for the applicable fiscal year is insufficient, after making any payments required to be made prior to such payment pursuant to Section 5.6(b), for any fiscal year to pay in full the Royalty Payment due for such fiscal year, then the unpaid portion of such Royalty Payment shall be deferred until such time as the Partnership has generated sufficient Partnership Cash Flow to make all such deferred payments, which the Partnership shall pay at such time as provided in Section 5.6(b).

        (b)
                                        *
                                        -

              For purposes of this Section 5.4, "net cash flow" means, with respect to any CEP Plant, the total revenues generated by such CEP Plant less the operating costs of such CEP Plant, excluding non-cash charges, corporate overhead and other expenses not directly related to the operations of such CEP Plant,

                                        *

        (c)

                                        *


- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                        *



     5.5. USEC UP-FRONT FEES. The Partnership shall also pay MMT fifteen percent (15%) of any initiation or up-front fee it receives with respect to any sublicense for USEC Feedstocks granted to any Person in which the Partnership has no ownership interest or has an ownership interest but not a Substantial Interest. For purposes of applying the aforementioned 15% payment to any such sublicense fee, MMT and the Partnership shall negotiate in good faith respecting the anticipated quantities of USEC Feedstocks, as compared to other Market Feedstocks, to be processed by the CEP Plants to be developed pursuant to the applicable sublicense, and shall apply the following formula for purposes of such allocation:

          Where "x" denotes the quantity of USEC Feedstocks and "y" denotes the quantity of all other Market Feedstocks covered by the applicable sublicense and "z" denotes the total initiation fee paid by the sublicensee, the Partnership shall pay MMT in accordance with the following formula: (15% of zx)/(x+y).

     5.6. Reports and Payments.
          --------------------

     (a) Within twenty (20) days after completion of the Partnership's audited financial statements for any fiscal year, but in no event later than May 30 of the following year, the Partnership shall deliver to MMT copies of the audited financial statements for such fiscal year, together with a certificate of the General Manager (the "FEE CERTIFICATE") setting forth in reasonable detail (i) the Gross CEP Revenues for such fiscal year, (ii) the Partnership Cash Flow for such fiscal year, (iii) a calculation of the Royalty Payment due with respect to such fiscal year and (iv) a calculation of the sum of all accrued and unpaid Royalty Payments attributable to prior fiscal years. The Partnership shall permit MMT and its authorized Advisors to inspect, on a confidential basis, the books and records of the Partnership in order to verify the accuracy of the Fee Certificate.

     (b) At the time of delivery of the Fee Certificate, the Partnership shall pay to MMT the following amounts, not to aggregate in excess of 50% of the Partnership Cash Flow for the preceding fiscal year, and in the following priorities:

          (i) any accrued and unpaid Royalty Payments for any preceding fiscal years (with the longest outstanding Royalty Payment being paid first); and

          (ii) the Royalty Payment due for such fiscal year.


- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

               Any such payments shall be made by wire transfer of immediately available funds to an account designated by MMT for such purpose at least two (2) Business Days prior to the date of payment. Any such payment and the acceptance thereof shall be without prejudice to the rights of MMT or the Partnership under paragraph
               (d) below.

          (c)  Any portion of any Royalty Payment not paid pursuant to paragraph
               (b) above because of insufficient Partnership Cash Flow shall continue to accrue until the delivery of a Fee Certificate for the subsequent fiscal year, when it shall become payable pursuant to the formula set forth in paragraph (b) above and the level of Partnership Cash Flow for such fiscal year.

          (d) If MMT disputes any amount or calculation set forth in a Fee Certificate or the amount or timing of any payment made to MMT, then MMT and the Partnership shall resolve such dispute pursuant to the Dispute Resolution Agreement.

     5.7. GUARANTY BY LMC. Pursuant to the Limited Guaranty executed and delivered by LMC pursuant to the Restructuring Agreement, LMC shall unconditionally guaranty to MMT the payment of the Plant Start-Up Fees.

     5.8. MUTUAL TERMINATION. In the event of any termination by the mutual agreement of the parties hereto of the business relationship contemplated by this Agreement and the Related Agreements, then unless otherwise agreed at such time no further fees shall become payable by the Partnership pursuant to this
Article 5.

                                    Article 6
                                    ---------

                         Title to MMT Licensed Property;
                         -------------------------------
                       Confidentiality and Related Matters
                       -----------------------------------

     6.1. TITLE TO MMT LICENSED PROPERTY. Title to all MMT Licensed Property shall at all times remain and vest solely with MMT. Each of the Partnership and LMC agrees that it will not claim or assert any right, title or interest in or to any such MMT Licensed Property or, except for sublicensing effected in accordance with Article 8, attempt to transfer any right, title or interest in or to any MMT Licensed Property to any third parties, or challenge the validity of or assert the invalidity of any Licensed Copyrights or Licensed Trademarks. Nothing in this Section 6.1 shall effect the rights of LMC, MMT or the Partnership to assert a claim under this Agreement for any breach by any other party of any representation or warranty in this Agreement.

     6.2. Confidentiality Obligations of Partnership and LMC.
          --------------------------------------------------

     (a) Each of the Partnership and LMC agrees that it will use MMT Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any MMT Confidential Information to any Person except as expressly permitted by this Section 6.2.

     (b) Subject to the provisions of paragraph (d) below, the Partnership may disclose MMT Confidential Information:

           (i) to LMC;

          (ii) to the General Partner's or the Partnership's officers and employees who have a reasonable need to know the contents thereof and who have signed an Employee Non-Disclosure Agreement;

         (iii) on a confidential basis to those Advisors of the Partnership who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
               Section 6.7(c);

          (iv) to any other Person if the MMT Technical Liaison consents to such disclosure and such disclosure is made pursuant to the procedures referred to in Section 6.7(c);

           (v) to any sublicensee pursuant to any sublicense granted by the Partnership pursuant to Article 8;

          (vi) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that the Partnership has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that MMT (through the MMT Technical Liaison) is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

         (vii) to the extent such MMT Confidential Information has become generally available publicly through no fault of the Partnership, LMC or their directors, officers, employees, Advisors or sublicensees.

          (c) Subject to the provisions of paragraph (d) below, LMC may disclose MMT Confidential Information:

                (i) to its directors, officers and employees, its Subsidiaries and their directors, officers and employees, in each case to the extent they have a reasonable need to know the contents thereof and who have agreed in writing with MMT to be bound by the provisions of this Article 6;

               (ii) on a confidential basis to those Advisors of LMC who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 6.7(c);

              (iii) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that LMC has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that MMT (through the MMT Technical Liaison) is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

               (iv) to the extent such MMT Confidential Information has become generally available publicly through no fault of the Partnership, LMC or their directors, officers, employees, Advisors or sublicensees.

          (d) To the extent required to address the Partnership's expanded technology and market base (other than with CEP) beyond DoD, DOE and USEC, and the possibility that MMT and the Partnership could compete outside the Market, the Executive Committee will develop procedures to ensure that MMT Confidential Information is disclosed pursuant to paragraphs (b)(ii) and (c)(i) above only on a "need to know basis", and in particular to prevent the disclosure of MMT Confidential Information to Partnership personnel (other than the Partnership's executive management or their Advisors) who are responsible for developing, marketing, or selling technologies which are competitive with MMT or CEP.

     6.3. Confidentiality Obligations of Partnership and MMT.

     (a) Each of the Partnership and MMT agrees that it will use LMC Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any LMC Confidential Information to any Person except as expressly permitted by this Section 6.3.

     (b)  The Partnership may disclose LMC Confidential Information:

           (i) to MMT;

          (ii) to the Partnership's officers and employees who have a reasonable need to know the contents thereof and who have signed an Employee Non-Disclosure Agreement;

         (iii) on a confidential basis to those Advisors of the Partnership who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
               Section 6.7(c);

          (iv) to any other Person if LMC consents to such disclosure and such disclosure is made pursuant to the procedures referred to in
               Section 6.7(c);

           (v) to any sublicensee pursuant to any sublicense granted by the Partnership pursuant to Article 8;

          (vi) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that the Partnership has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that LMC is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

         (vii) to the extent such LMC Confidential Information has become generally available publicly through no fault of the Partnership, MMT or their directors, officers, employees, Advisors or sublicensees.

     (c) MMT may disclose LMC Confidential Information:

                (i) to its directors, officers and employees, its Subsidiaries and their directors, officers and employees, in each case to the extent they have a reasonable need to know the contents thereof and who have agreed in writing with LMC to be bound by the provisions of this Article 6;

               (ii) on a confidential basis to those Advisors of MMT who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in Section 6.7(c);

              (iii) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that MMT has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that LMC is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended);

               (iv) with respect to any LMC Confidential Information that also constitutes Relevant LMC Technology, to third parties in connection with the use or sublicense of such Relevant LMC Technology as contemplated by Section 7.2, PROVIDED THAT such third parties enter into a confidentiality agreement with MMT in a form satisfactory to MMT and LMC; and

                (v) to the extent such LMC Confidential Information has become generally available publicly through no fault of the Partnership, MMT or their directors, officers, employees, Advisors or sublicensees.


     6.4. Confidentiality Obligations of MMT and LMC.
          ------------------------------------------

     (a) Each of MMT and LMC agrees that it will use Partnership Confidential Information only in connection with the activities contemplated by this Agreement and the Related Agreements, and it will not disclose any Partnership Confidential Information to any Person except as expressly permitted by this Section 6.4.

     (b) Subject to the provisions of paragraph (d) below, MMT may disclose Partnership Confidential Information:

           (i) to LMC;

          (ii) to MMT's officers and employees who have a reasonable need to know the contents thereof and who have agreed in writing with the Partnership to be bound by the provisions of this Article 6;

         (iii) on a confidential basis to those Advisors of MMT who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
               Section 6.7(c);

          (iv) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that MMT has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that the Partnership is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

           (v) to the extent such Partnership Confidential Information has become generally available publicly through no fault of MMT or LMC or their directors, officers, employees, Advisors or sublicensees.

     (c) Subject to the provisions of paragraph (d) below, LMC may disclose Partnership Confidential Information:

           (i) to MMT;

          (ii) to its directors, officers and employees, its Subsidiaries and their directors, officers and employees, in each case to the extent they have a reasonable need to know the contents thereof and who have agreed in writing with the Partnership to be bound by the provisions of this Article 6;

         (iii) on a confidential basis to those Advisors of LMC who have a reasonable need to know the contents thereof, so long as such disclosure is made pursuant to the procedures referred to in
               Section 6.7(c);

          (iv) to the extent required by applicable statute, rule or regulation or any court of competent jurisdiction; PROVIDED that LMC has made reasonable efforts to conduct its relevant business activities in a manner such that the disclosure requirements of such statute, rule or regulation or court of competent jurisdiction do not apply, and PROVIDED FURTHER that the Partnership is given notice and an adequate opportunity to contest such disclosure or to use any means available to minimize such disclosure (E.G., the "confidential treatment" provisions of Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended); and

           (v) to the extent such Partnership Confidential Information has become generally available publicly through no fault of MMT or LMC or their directors, officers, employees, Advisors or sublicensees.

     (d) To the extent required to address the Partnership's expanded technology and market base (other than CEP) beyond DoD, DOE and USEC, and the possibility that MMT and the Partnership could compete outside the Market, the Executive Committee will develop procedures to ensure that Partnership Confidential Information (other than Partnership Confidential Information relating to CEP) is disclosed to Partnership personnel and the Executive Committee and their Advisors only on a "need to know" basis and is not disclosed to MMT.

     6.5. TREATMENT OF LICENSED SOFTWARE PROGRAMS. Any Licensed Software Programs furnished by MMT to the Partnership shall be furnished in object code form only (i.e., in magnetic or electronic binary form on software media, which are readable and usable by machines, but not generally readable by humans without reverse assembly, reverse compiling or reverse engineering). The Partnership agrees that it will not attempt to modify, disassemble, decompile, reverse-engineer or otherwise endeavor to discover or disclose the methods and concepts embodied in the Licensed Software Programs. All Licensed Software Programs shall be marked with such copyright, patent, proprietary legends, restrictions or other notices as MMT may request, and the Partnership agrees not to remove or destroy any such mark or notice on any of the Licensed Software Programs.

     6.6. DISCLOSURE TO GOVERNMENT AUTHORITIES. The Technical Liaisons shall promptly establish and implement all procedural safeguards required or advisable in connection with the performance of government contracts to protect the confidentiality and value of the MMT Licensed Property and the assets of the Partnership. Each of LMC, MMT and the Partnership agree to comply, and cause their employees to comply, with such procedural safeguards.

     6.7. Ongoing Confidentiality Program; Patent Markings.
          ------------------------------------------------

     (a) In order to ensure that each of the Partnership, LMC and MMT complies with its obligations in Sections 6.1 through 6.6, the Technical Liaisons shall meet from time to time as required to discuss issues relating to confidentiality and disclosure and other matters addressed by this Article 6.

     (b) With respect to any disclosure by the Partnership to any of its officers or employees permitted pursuant to Section 6.2(b)(ii) or
          Section 6.3(b)(ii), the Partnership shall cause each of its officers and employees to sign employee non-disclosure and invention agreements in the form attached to the Original Agreement as EXHIBIT B or in such other form as is approved from time to time by the MMT Technical Liaison ("EMPLOYEE NON-DISCLOSURE AGREEMENTS").

     (c) With respect to any disclosure by the Partnership, MMT or LMC to any of its Advisors or by the Partnership to any prospective customers, vendors, suppliers or other third Persons pursuant to Section 6.2(b)(iv) or (v) or Section 6.3(b)(iv) or (v), the Technical Liaison will institute procedures designed to maintain the confidentiality of MMT Confidential Information, the Partnership Confidential Information and LMC Confidential Information while facilitating the Partnership's business activities. These procedures shall include the preparation of standard forms of confidentiality agreements to be used by the Partnership in connection with its business.

     (d) The Technical Liaisons will implement a program for the use of patent markings by the Partnership as appropriate to fully protect the Licensed Patents and Licensed Patent Applications in each applicable country where they exist.

     6.8. QUALITY CONTROL. The Partnership shall provide to MMT a reasonable opportunity to inspect the CEP Plants using the MMT Licensed Property and the services provided by the Partnership under the Licensed Trademarks (collectively, the "PARTNERSHIP SERVICES"), upon MMT's reasonable request from time to time, no more frequently than four times per year (or more often as is required in the event that MMT determines in good faith that an emergency condition exists), in order to enable MMT to maintain an appropriately high level of quality commensurate with the valuable goodwill associated with the Trademarks (the "QUALITY STANDARD"). If MMT reasonably determines that the applicable CEP Plants or the Partnership Services being performed by the Partnership do not meet the Quality Standard, MMT shall provide the Partnership with written notice (the "FAILURE NOTICE") of such failure, specifying the particular aspect of the applicable CEP Plants or the Partnership Services which MMT claims does not meet the Quality Standard and the particular failure, together with any supporting documentation of such failure. If the Partnership shall not have met such Quality Standard for such Partnership Services and does not (i) take appropriate action to diligently commence to cure such failure within thirty (30) days after receipt of the Failure Notice and (ii) cure such failure by causing such Partnership Services to meet such Quality Standard and provide documentation of such cure reasonably acceptable to MMT within sixty (60) days after the receipt of the Failure Notice (or, if such failure is not reasonably susceptible to cure within such 60-day period, within 120 days after the receipt of the Failure Notice), MMT may pursue any available remedies pursuant to the Dispute Resolution Agreement.

     6.9. CORPORATE NAMES. The Partnership shall be entitled to refer to MMT and LMC in its advertising and other promotional materials, subject to compliance with guidelines, to be adopted by the Executive Committee, addressing the need to maintain a separate corporate identity for the Partnership, to identify the Partnership as a licensee of the MMT Licensed Property and similar concerns.

                                    Article 7
                                    ---------

                           Improvements and Inventions
                           ---------------------------

     7.1. Improvements and Inventions.
          ---------------------------

     (a) All Intellectual Property (including all Improvements) relating to CEP or necessary or useful to any application of CEP conceived, created, made, developed or reduced to practice by or for MMT or Partnership personnel, or LMC personnel assigned to work on Partnership activities ("RELATED TECHNOLOGY"), will be owned by MMT and title to all such Intellectual Property, including patents, patent applications and copyrights filed or granted, patents issued with respect thereto will be issued solely in MMT's name.

     (b) LMC and the Partnership agree to give the MMT Technical Liaison prompt notice of any Related Technology, using a standard form of invention disclosure form to be approved from time to time by the Technical Liaisons. LMC and the Partnership agree to give MMT all reasonable assistance in obtaining patent, copyright or other protection and in preparing and prosecuting any patent application or copyright application filed by MMT for any Related Technology, and each of LMC and the Partnership will cause to be executed all assignments and other instruments and documents as MMT may consider necessary or appropriate to carry out the intent of this Section 7.1. MMT shall be solely responsible for all decisions relating to seeking or maintaining patent or copyright or other protection for any Improvement or Related Technology, and shall be responsible for all expenses incurred in obtaining and maintaining any such protection.

     (c) All Improvements and Related Technology, to the extent that they come within the definition of MMT Licensed Property, will be subject to the licenses granted by MMT pursuant to Section 2.1, and neither LMC nor the Partnership shall be required to pay any royalties or other fees for the license of such Improvements and Related Technology other than those fees and royalties to be paid by the Partnership set forth in
          Article 5. Subject to MMT's obligations under Article 3, MMT shall have the unrestricted right to license any of the Improvements or Related Technology to any third parties without notice or accounting to LMC or the Partnership.

     (d) The Technical Liaisons will formulate and prepare for the Executive Committee guidelines relating to appropriate compensation to be paid by the Partnership to LMC employees who generate patentable Related Technology as contemplated by paragraphs (a) and (b) above. These guidelines, which will in no event provide for compensation greater than that payable under LMC's existing policies, shall be subject to the approval and modification from time to time by the Executive Committee.

     7.2. LMC INTELLECTUAL PROPERTY. To the extent that management of LMC involved with the business of the Partnership or any employees or management of the Partnership become aware of any Intellectual Property owned or controlled by LMC or its Subsidiaries that could be necessary or useful to the Partnership's activities ("RELEVANT LMC TECHNOLOGY"), LMC shall provide information relating to such Intellectual Property through the LMC Technical Liaison to the MMT Technical Liaison. The Technical Liaisons shall meet from time to time to discuss any such Relevant LMC Technology and its potential usefulness to the Partnership. If requested by the MMT Technical Liaison and subject to any limitations arising from third party rights (other than any rights of any employees of LMC or its Affiliates), LMC shall grant to MMT and the Partnership a royalty-free, non-exclusive, world-wide perpetual license, with rights to sub-license, to all Relevant LMC Technology, for use by MMT and the Partnership solely for use in connection with CEP Plants.

                                    Article 8
                                    ---------

                                  Sublicensing
                                  ------------

        8.1. OBLIGATIONS TO SUBLICENSE. In order to commercialize CEP technology in the Market, the Partnership shall create and implement a comprehensive program to promote sublicensing of the MMT Licensed Property to appropriate third parties in order to permit them to establish, own, permit, finance, construct, start-up and operate CEP Plants located anywhere in the world that process Market Feedstocks.

     8.2. FORM OF SUBLICENSING AGREEMENTS. As part of the comprehensive sublicensing program referred to in Section 8.1, the Technical Liaisons shall develop various forms of sublicense agreements to be used by the Partnership. With respect to any sublicense agreement to be used by the Partnership, MMT shall have the right to approve the sublicensee to the extent that the past practices of the sublicensee raise quality control issues, and MMT shall have the right to approve those terms of the sublicense agreement relating to the MMT Licensed Property, the confidentiality and other safeguards to be required and any operating requirements designed to promote quality control.

                                    Article 9
                                    ---------

                     Research and Development and Certain Related Issues
                     ---------------------------------------------------

     9.1. RESEARCH AND DEVELOPMENT. In order to leverage MMT's technical expertise and MMT's CEP demonstration facilities, both MMT and the Partnership shall participate in all government research opportunities relating to the business of the Partnership, with MMT to perform all required research, development and other technical services. The Partnership shall be responsible for obtaining such research opportunities and shall enter into a teaming or similar arrangement with MMT whereby MMT provides all required research, development and technical services in connection with the performance of these government research contracts. The Technical Liaisons or their designees for such purpose (who may be sales and marketing personnel of the Partnership and MMT) shall meet from time to time to evaluate the opportunities for government research opportunities and the progress in this area made by the Partnership and MMT. MMT agrees that all commercial opportunities generated by these research contracts, to the extent they fall within the scope of the licenses granted in
Section 2.1, shall be for the benefit of the Partnership.

     9.2. PRDA LICENSE. If MMT is required to grant a license of the MMT Licensed Property to DOE or its designee in connection with MMT's existing Program Research Development Announcement ("PRDA") contract with DOE, MMT shall provide the economic benefits of such license grant and PRDA contract to the Partnership.

     9.3. ACCESS TO FALL RIVER FACILITY. MMT shall provide the Partnership with priority access to MMT's recycling, research and development facility in Fall River, Massachusetts and access to its technical staff as contemplated by this Agreement.

     9.4. TECHNICAL TRAINING. MMT shall provide the Partnership and its sublicensees from time to time with ongoing training and technical support for the operation of CEP to ensure that the Partnership's and such sublicensees' CEP Plant operators are technically proficient. The Technical Liaisons or their designees for such purpose will meet from time to time as required to coordinate this training.

     9.5. Component Sales.
          ---------------

     (a) As an accommodation to the Partnership and its sublicensees, MMT shall sell to the Partnership and its sublicensees essential CEP system components, such as feed injection components, automated control systems and containment components, as required by the Partnership and its sublicensees in connection with the development and operation of their CEP Plants. In addition, in connection with small CEP Plants ("SMALL CEP PLANTS") to be developed by the Partnership or its sublicensees (I.E., CEP Plants which are designed to process * per year of Radioactive Feedstocks or * per year of non-Radioactive Feedstocks), MMT shall have the right to provide such Small CEP Plants on a "turn key" or similar basis. As part of the ongoing quality control program of MMT, the Partnership and its sublicensees shall be required to purchase such CEP components and Small CEP Plants from MMT. The essential CEP components to be purchased with respect to any CEP Plant shall be specified in the applicable Conceptual Design Package. The Partnership's obligation to purchase such components and Small CEP Plants from MMT shall be conditioned upon MMT (or, if MMT purchases such components from another supplier, such supplier) offering reasonable warranty provisions acceptable to the Partnership and LMC.

     (b) The Technical Liaisons or their designees for such purpose shall meet from time to time to coordinate the ordering and purchase of components and Small CEP Plants so as to eliminate backlogs or overorders. Any sales by MMT of such components and Small CEP Plants shall be pursuant to purchase orders or other documentation developed under the supervision of the Technical Liaisons.

     9.6. CEP PLANT DEVELOPMENT. For any CEP Plant to be built by the Partnership or its sublicensees, MMT shall perform, and the Partnership and any such sublicensees shall be required to retain MMT to perform or have performed at its direction, all research and development activities required to prepare a conceptual design for such CEP Plant.

     9.7. CONCEPTUAL DESIGN PACKAGE, ETC. MMT shall have the right and obligation to produce the Conceptual Design Package for each CEP Plant, it being understood that the Executive Committee shall authorize the final Conceptual Design Package prior to execution. All services associated with engineering and construction of

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

such CEP Plant shall be performed by firms selected from time to time by the Partnership.

     9.8. REIMBURSEMENT FOR GOODS AND SERVICES. The Partnership shall reimburse MMT for any goods and services provided by MMT pursuant to this Article 9. Any such reimbursement shall be (i) in the case of any goods and services provided in connection with a contract that will not allow costs incurred under an arrangement of the type set forth in clause (ii) below, an amount equal to the Permitted Costs incurred plus a profit in an amount equal to * (or, in the case of Small CEP Plants, * or, in any case where the allowability of Permitted Costs is subject to FAR, the maximum amount (but not more than *) permitted by FAR) of the estimated costs for such goods and services proposed by MMT and accepted by the Partnership, (ii) in the case of any goods and services not required to be accounted for as provided in clause (i) above, an amount equal to * (or, in the case of Small CEP Plants, * or, in any case where the allowability of Permitted Costs is subject to FAR, the maximum amount (but not more than *) permitted by
FAR) of the Permitted Costs incurred, and (iii) in the case of any goods sold by MMT pursuant to catalog or other standardized prices, and notwithstanding the provisions of clauses (i) and (ii) above, the standard price for such goods. The Executive Committee shall adopt and implement procedures relating to billing, documentation and approval and payment terms for any such reimbursable costs.

     9.9. CERTAIN TECHNOLOGY ISSUES. As provided in the Stockholder Agreement, in the event that at any time prior to August 9, 1997 the Executive Committee is deadlocked with respect to the application or deployment of any MMT Licensed Property for the development of any CEP technology not contemplated by the Business Plan, the members of the Executive Committee designated by MMT shall control such decision.

                                   Article 10
                                   ----------

                                  Infringements
                                  -------------

     10.1. Detection of Infringements, Etc.
           -------------------------------

     (a) MMT and the Partnership shall use their respective reasonable efforts to detect any infringement, misappropriation, violation, dilution or unauthorized or improper use of the MMT Licensed Property or unfair competition related to the Licensed Trademarks (collectively, "INFRINGEMENTS", and individually an "INFRINGEMENT"). In the event that

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          either MMT or the Partnership shall become aware of any such Infringement, or of any claim that the use of the MMT Licensed Property infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person, or of any product liability claim or action based on or arising out of the use of the MMT Licensed Property by either MMT or the Partnership, such party shall promptly give written notice thereof to the other parties.

     (b)  As part of the Technical Liaisons' regular meetings referred to in
          Article 4, the Technical Liaisons shall discuss any issues related to Infringement or the other matters referred to in paragraph (a) above.

     10.2. Infringements of MMT Licensed Technology.
           ----------------------------------------

     (a) In the event of any Infringement of the MMT Licensed Property arising prior to * which is materially and adversely affecting the Market, MMT shall undertake all actions reasonably required to redress, oppose, prevent, or restrain such Infringement. In the event that MMT does not take appropriate actions with a view to addressing such Infringement within ninety (90) days of MMT becoming aware of such Infringement (as evidenced by the written notice thereof given by MMT or the Partnership to the other party as provided in Section 10.1 above), the Partnership will have the right to commence such a legal action or proceeding to the extent reasonably required to redress, oppose, prevent, or restrain such Infringement. Either party bringing any such legal action or proceeding shall consult with the other party prior to commencing the same and shall consider any recommendations by the other party with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Infringement matter. Each party shall cooperate as may be reasonably necessary or appropriate in the prosecution, settlement or compromise of any such legal action or proceeding commenced by the other party in respect of any Infringement of the MMT Licensed Property, and agrees to be joined as a party to any such action or proceeding if it is deemed to be necessary or desirable by counsel retained by the other party for the prosecution of such action or proceeding. If either party proceeds to bring any legal action or proceeding pursuant to the procedure provided for in this Section 10.2, MMT will bear all reasonable costs of such action or proceeding and will be entitled to receive and retain all proceeds

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          realized as a result of any settlement thereof or any judgment thereon ("PROCEEDS"). However, in the event that MMT receives any Proceeds, and any portion of such Proceeds is directly attributable to Infringement that adversely affected the Market, MMT shall remit to the Partnership, after reimbursement of MMT's costs of such action or proceeding, such portion of such Proceeds.

     (b) In the event of any Infringement arising * and adversely affecting the Market, either MMT or the Partnership shall be free to take all actions deemed advisable to redress, oppose, prevent or restrain such Infringement. In the event MMT or the Partnership takes any such action, they will provide notice to the other party and keep the other party reasonably informed through the Technical Liaisons as to the status of any such actions.

     10.3. MMT INFRINGEMENT CLAIMS. Except for any claim to be defended by the Partnership pursuant to Section 10.4, in the event of any claim that any MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property (including without limitation any Conceptual Design Package), infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person (each an "MMT INFRINGEMENT CLAIM"), then, subject to Section 10.5 below MMT shall have the obligation to take all actions reasonably necessary to oppose or defend such claims and to pay any judgment or settlement amount awarded or obtained with respect to such MMT Infringement Claim. In the course of opposing or defending any such MMT Infringement Claim, MMT shall consult with the Partnership and LMC in connection with all material issues relating to such opposition or defense and shall consult with the Partnership and LMC prior to commencing the same and shall consider any recommendations by the Partnership with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the MMT Infringement Claim. In the event that MMT does not undertake to oppose or defend any such action within ninety (90) days after MMT becomes aware of such MMT Infringement Claim, the Partnership will have the right to undertake the opposition or defense of such claim in MMT's name. In the event that the Partnership undertakes the opposition or defense of such claim, the Partnership shall consult with MMT in connection with all material issues relating to such opposition or defense and shall consult with MMT prior to commencing the same and shall consider any recommendations by MMT with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the MMT Infringement Claim. The Partnership shall not settle any MMT Infringement Claim without MMT's prior written consent. If the Partnership undertakes

- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

to oppose or defend any MMT Infringement Claim pursuant to the procedures provided for in this Section 10.3, MMT shall bear all costs of such action or proceeding and shall pay any judgment or settlement amount awarded or obtained with respect to such MMT Infringement Claim. In the event that the Partnership does not undertake to oppose or defend any such action within 180 days after the Partnership becomes aware of such MMT Infringement Claim, LMC shall have the right to undertake the opposition or defense of such claim in MMT's name on the same basis as is applicable to the Partnership pursuant to the preceding sentences.

     10.4. PARTNERSHIP INFRINGEMENT CLAIMS. In the event of any claim that any combination by the Partnership of any non-infringing MMT Licensed Property, or any non-infringing equipment, material or process based on or utilizing MMT Licensed Property (including without limitation any Conceptual Design Package), with any Intellectual Property not furnished by MMT or any claim that the use by the Partnership of the MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property (including without limitation any Conceptual Design Package), in a manner not contemplated by this Agreement infringes, misappropriates, violates or dilutes any proprietary right or property of any third Person (each a "PARTNERSHIP INFRINGEMENT CLAIM"), then, subject to Section 10.5 below, the Partnership shall have the obligation to take all actions reasonably necessary to oppose or defend such claims and to pay any judgment or settlement amount awarded or obtained with respect to such Partnership Infringement Claim. In the course of opposing or defending any such Partnership Infringement Claim, the Partnership shall consult with MMT and LMC in connection with all material issues relating to such opposition or defense and shall consult with MMT and LMC prior to commencing the same and shall consider any recommendations by MMT and LMC with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Partnership Infringement Claim. In the event that the Partnership does not undertake to oppose or defend any such action within ninety (90) days after the Partnership becomes aware of such Partnership Infringement Claim, MMT will have the right to undertake the opposition or defense of such claim in the Partnership's name. In the event that MMT undertakes the opposition or defense of such claim, MMT shall consult with the Partnership in connection with all material issues relating to such opposition or defense and shall consult with the Partnership prior to commencing the same and shall consider any recommendations by the Partnership with respect to the conduct and settlement or compromise thereof and any reasonable alternative resolutions of the Partnership Infringement Claim. MMT shall not settle any Partnership Infringement Claim without the Partnership's prior written consent. If MMT undertakes to oppose or defend any Partnership Infringement Claim pursuant to the procedure provided for in this Section 10.4, the Partnership shall bear all costs of such action or proceeding and shall pay any judgment or settlement amount awarded or obtained with respect to such Partnership Infringement Claim. In the event that MMT does not undertake to oppose or defend any such action within 180 days after the Partnership becomes aware of such Partnership Infringement Claim, LMC shall have the right to undertake the opposition or defense of such claim in the Partnership's name on the same basis as is applicable to MMT pursuant to the preceding sentences.

     10.5. MIXED CLAIMS. In the event of any claim of infringement, misappropriation, violation or dilution of any proprietary right or property of any third Person based solely on the MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property (including without limitation any Conceptual Design Package), such claim will be treated as an MMT Infringement Claim and governed by the defense, indemnification and other provisions of Section 10.3. In the event of any such claim based solely on the combination by the Partnership of any non-infringing MMT Licensed Property, or any non-infringing equipment, material or process based on or utilizing MMT Licensed Property, with any Intellectual Property not furnished by MMT or any such claim based solely on the use by the Partnership of the MMT Licensed Property, or any equipment, material or process based on or utilizing MMT Licensed Property, in a manner not contemplated by the applicable Conceptual Design Package, such claim will be treated as a Partnership Infringement Claim and governed by the defense, indemnification and other provisions of Section
10.4. In the event of any claim which combines elements of both an MMT Infringement Claim and a Partnership Infringement Claim, MMT and the Partnership shall defend such claim jointly, with the costs of such defense and any judgment or settlement amount awarded or obtained to be shared between them based on the damages attributable to the MMT Infringement Claim versus the damages attributable to the Partnership Infringement Claim.

                                   Article 11
                                   ----------

                Representations and Warranties of the Partnership
                -------------------------------------------------

     The Partnership represents and warrants to MMT as follows:

     11.1. POWER AND AUTHORITY. The Partnership has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     11.2. APPROVAL; BINDING EFFECT. The Partnership has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Partnership and constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms.

     11.3. NON-CONTRAVENTION; APPROVALS. Neither the execution and delivery of this Agreement by the Partnership nor the consummation by the Partnership of the transactions contemplated hereby constitutes a violation of, or conflicts with, constitutes or creates a default under, or results in the creation or imposition of any liens upon any property of the Partnership pursuant to (a) the Restructuring Agreement; (b) any agreement or commitment to which the Partnership is a party or by which the Partnership or any of its properties is bound or to which the Partnership or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which the Partnership or any of its properties is subject. No consent, approval or authorization of, or registration, qualification or filing by the Partnership with, any governmental agency or authority is required for the execution and delivery of this Agreement by the Partnership or for the consummation by the Partnership of the transactions contemplated hereby and thereby.

     11.4. ABSENCE OF LIENS. The Partnership shall keep all of the MMT Licensed Property and all of its rights under this Agreement free and clear of any lien, charge, security interest or other encumbrance.

                                   Article 12
                                   ----------

                      Representations and Warranties of MMT
                      -------------------------------------

     MMT represents and warrants to the Partnership as follows:

     12.1. OWNERSHIP OF TECHNOLOGY AND TRADEMARKS. Except as previously disclosed in writing to the Partnership and acknowledged in writing by the Partnership, as of the date of this Agreement no claim had been made in writing that the MMT Licensed Property or the use or practice thereof by MMT and its Affiliates does or may violate the rights of any other Person. As of the date of this Agreement, there had been no decision adverse to MMT's claim of ownership rights in or exclusive rights to use and practice the MMT Licensed Property in any jurisdiction or to keep and maintain all letters patent, copyright registrations and Trademark registrations in full force and effect, and there was no proceeding involving said rights threatened or pending in any court or regulatory or governmental office or tribunal in any jurisdiction. As of the date of this Agreement, to the knowledge of MMT none of the MMT Licensed Property was involved in or the subject of any interference, opposition, or cancellation proceedings, or any litigation before any court or regulatory or governmental office or tribunal in any jurisdiction.

     12.2. RIGHT TO GRANT LICENSE. MMT has the unencumbered and unrestricted right to grant the licenses set forth in Section 2.1, and the execution, delivery and performance of this Agreement by MMT does not conflict with or contravene any contractual provision binding on MMT with respect to the MMT Licensed Property.

     12.3. POWER AND AUTHORITY. MMT has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     12.4. APPROVAL; BINDING EFFECT. MMT has obtained all necessary authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by MMT and constitutes the legal, valid and binding obligation of MMT, enforceable against MMT in accordance with its terms.

     12.5. NON-CONTRAVENTION; APPROVALS. Neither the execution and delivery of this Agreement by MMT nor the consummation by MMT of the transactions contemplated hereby constitutes a violation of, or conflicts with, constitutes or creates a default under, or results in the creation or imposition of any liens upon any property of MMT pursuant to (a) its charter or by-laws; (b) any agreement or commitment to which MMT is a party or by which MMT or any of its properties is bound or to which MMT or any of its properties is subject; or (c) any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court or other tribunal to which MMT or any of its properties is subject. No consent, approval or authorization of, or registration, qualification or filing by MMT with, any governmental agency or authority is required for the execution and delivery of this Agreement by MMT or for the consummation by MMT of the transactions contemplated hereby and thereby.

                                   Article 13
                                   ----------

                                 Export Controls
                                 ---------------

     The Partnership agrees that it will comply with all United States and foreign laws regarding the import or export of any of the MMT Licensed Property or any embodiment thereof.

                                   Article 14
                                   ----------

                                   Termination
                                   -----------

     14.1. EVENTS OF TERMINATION. Except as provided in Section 14.2 below, this Agreement shall terminate upon the earliest to occur of:

     (a) upon the mutual written consent at any time of the Partnership, MMT and LMC;

     (b)  *

     (c) the election of LMC within ninety (90) days after the occurrence of any Bankruptcy of MMT, or the election of MMT within ninety (90) days after the occurrence of any Bankruptcy of LMC; and

     (d) July 1, 2019, unless MMT, LMC and the Partnership agree prior to such date to renew this Agreement for an additional term.

     14.2. Effects of Termination.
           ----------------------

     (a) In the event of any termination of this Agreement pursuant to Section 14.1, (i) the licenses granted pursuant to Article 2 and Article 8 shall terminate except as provided in paragraph (b) below; (ii) the provisions of Articles 1 and 5 (except with respect to Sections 5.3 and 5.4, insofar as they relate to CEP Plants remaining in operation after such termination), Article 6, Sections 7.1 and 9.8, and Articles 10, 13, 14, 15 and 16 shall survive such termination, (iii) any license granted pursuant to Section 7.2 shall not terminate but shall remain perpetual, and (iv) such termination shall not effect any party's rights with respect to any breach or non-performance by any other party prior to such termination.

     (b) In the event of any termination of this Agreement pursuant to Section 14.1, the licenses granted pursuant to Article 2 shall remain in effect with respect to (i) all CEP Plants previously constructed by the Partnership, (ii) any CEP Plants under contract which have not yet commenced Commercial Operation, to the extent the Executive Committee, pursuant to the procedures referred to in Section 10.6(b) of the Restructuring Agreement, elects to complete the development of such CEP Plants, and (iii) any sublicense in effect at the time of termination. The licenses granted in Article 2 and any sublicense granted pursuant to Article 8 shall remain in effect with respect to any such CEP Plant for the life of such CEP Plant.


- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                   Article 15
                                   ----------

                                        *







                                   Article 16
                                   ----------

                                     General
                                     -------

     16.1. DISCLOSURE AND PUBLICITY. The Partnership agrees to provide prior notice of any material press releases to each of MMT and LMC.

     16.2. EXPENSES. Except as expressly set forth in this Agreement, all expenses of the preparation, execution and consummation of this Agreement and the Related Agreements and of the transactions contemplated hereby, including, without limitation, attorneys', accountants and outside advisers' fees and disbursements, shall be borne by the party incurring such expenses.

     16.3. NOTICES. All notices, demands and other communications thereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid or if sent by overnight courier or sent by written telecommunication, as follows:

        If to MMT:

        Molten Metal Technology, Inc.
        51 Sawyer Road
        Waltham Massachusetts 02154

               Attention:    William M. Haney, III,


- -------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

                                 President and Chief Executive
                                 Officer

                              Ethan E. Jacks, Esq., Vice President
                                 and General Counsel

        with a copy sent contemporaneously to:

        Bingham, Dana & Gould LLP
        150 Federal Street
        Boston, Massachusetts 02110

               Attention:    John R. Utzschneider, Esq.

        If to the Partnership to:

        c/o Martin Marietta Energy Systems
        P.O. Box 2009
        Bear Creek and Scarborough Roads
        Oak Ridge, TN  37831-8024

             Attention:    President

        with a copy sent contemporaneously to
        MMT or LMC, as applicable:

        If to LMC:

        Lockheed Martin Corporation
        Energy and Environment Sector
        1155 University Boulevard
        Albuquerque, NM  87106-4320

             Attention:      President

        with a copy sent contemporaneously to:

        Richards, Layton & Finger
        One Rodney Square
        Wilmington, DE  19801

               Attention:    James G. Leyden, Esq.

     16.4. ENTIRE AGREEMENT. This Agreement (including the Exhibits and Annexes hereto) and the Related Agreements contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended or waived except by a written instrument hereafter signed by all of the parties hereto. In particular, this Agreement supersedes in its entirety the Original Agreement (except for the Annexes and Exhibits thereto, which are incorporated herein by this reference). LMC, the Partnership and MMT further acknowledge and agree that, in entering into this Agreement and the Related Agreements, they have not in any way relied upon any oral or written agreements, statements, promises, information, arrangements, understandings, representations or warranties, express or implied, not specifically set forth in this Agreement or the Related Agreements.

     16.5. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules. As provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of state and federal courts located in Delaware.

     16.6. WAIVER OF JURY TRIAL. EACH OF MMT, LMC AND THE PARTNERSHIP HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     16.7. WAIVER OF CERTAIN DAMAGES. EACH OF MMT, LMC AND THE PARTNERSHIP TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT THEY MAY HAVE TO PUNITIVE, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     16.8. SECTIONS AND SUBSECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     16.9. ASSIGNS. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto.

     16.10. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, except MMT, LMC and the Partnership, any rights or remedies under or by reason of this Agreement.

     16.11. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16.12. DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

     16.13. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     16.14. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered as a sealed instrument as of the date and year first above written.

                                       MOLTEN METAL TECHNOLOGY, INC.

                                       By:
                                          -------------------------------------
                                          William M. Haney
                                          President and Chief Executive Officer

                                       M4 ENVIRONMENTAL L.P.

                                       By: M4 Environmental Inc.
                                           as General Partner

                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                       LOCKHEED MARTIN CORPORATION

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                  Exhibit E-1 to
                                                                  --------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT
                             ----------------------


     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement") has been made and entered into as of this 30th day of April, 1996, by and among M4 Environmental Management Inc., a Delaware corporation (the "Corporation"), Martin Marietta Environmental Holdings, Inc., a Delaware corporation ("LMC Sub"), and MMT Federal Holdings Inc., a Delaware corporation ("MMT Sub").

     WHEREAS, the Corporation, LMC Sub and MMT Sub entered into a Stockholders Agreement dated as of August 9, 1994 (the "Original Stockholders Agreement");

     WHEREAS, the Corporation, LMC Sub and MMT Sub desire to enter into this Agreement as contemplated by the Partnership Restructuring Agreement, dated as of March 15, 1996 (the "Restructuring Agreement"), between Molten Metal Technology Inc., a Delaware corporation, Lockheed Martin Corporation, a Maryland corporation, and M4 Environmental L.P., a Delaware limited partnership (the "Partnership") only for certain limited purposes;

     WHEREAS, LMC Sub and MMT Sub have organized the Corporation to act as the sole general partner of the Partnership;

     WHEREAS, the parties hereto desire to provide for the governance of the Corporation and to set forth in detail their respective rights and duties relating to the Corporation with respect to the matters set forth herein, and to amend and restate the Original Stockholders Agreement in its entirety.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby amend and restate the Original Stockholders Agreement in its entirety and hereby agree as follows:

     1. EFFECTIVE DATE; TERM. This Agreement shall become effective as of the date hereof and shall remain in effect until the termination of the Restructuring Agreement, or the dissolution of the Corporation, whichever sooner occurs.

     2. STOCK SUBSCRIPTION. The Corporation has sold to each of LMC Sub and MMT Sub, and each of LMC Sub and MMT Sub have purchased from the Corporation, the number of shares of Class A or Class B Common Stock, $.01 par value, of the Corporation (the "Shares") set forth opposite the name of such stockholder on the signature page of this Agreement, at a purchase price of $1.00 per share which was paid as of the date of the Original Stockholders Agreement. The Corporation has delivered certificates for the Shares to the respective purchasers thereof against payment to the Corporation therefor in cash. The

Corporation has paid all expenses in connection with the preparation, issuance and delivery of the Shares and the certificates therefor.

     3. RESTRICTIONS ON TRANSFER. Neither the Shares nor any interest thereon may be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of (each, a "Disposition") including, without limitation, by operation of law or otherwise, except as specifically permitted in Section 4 hereof. Any purported Disposition of any of the Shares in violation of this Section 3 shall be null and void and of no force and effect as to the proposed transferee.

     4. CERTAIN PERMITTED DISPOSITIONS. Prior to making any Disposition, the stockholder desiring to make such Disposition (the "Seller") shall (a) notify each of the other stockholders (the "Other Holders") and the Corporation in writing and specify in such notice all of the terms and conditions of the proposed Disposition, which terms and conditions may only involve a Disposition of all of the Seller's shares in one transaction to one person; (b) for a period of thirty (30) calendar days after receipt of such notice, the Other Holders shall have the right in their sole discretion to object to such proposed Disposition; and (c) in the event of such objection, no Disposition is permitted.

     5. LEGEND AND STOP TRANSFER ORDER. Each holder of the Shares hereby consents (a) to the placement of an appropriate legend on each certificate evidencing the Shares subject to this Agreement and on any share certificate issued at any time in exchange or in substitution for any certificate bearing such legend; (b) to the entry of a Stop Transfer Order in the Corporation's stock books, or with the Corporation's stock transfer agent, prohibiting the transfer of any of the Shares, except in compliance with this Agreement; and (c) to the refusal by the Corporation to transfer any of the Shares, except in compliance with this Agreement.

     6. CERTAIN TECHNOLOGY ISSUES. In the event that at any time prior to August 9, 1997 the Board of Directors of the Corporation (the "Board of Directors") is deadlocked with respect to the application or deployment of any MMT Licensed Property (as defined in the MMT License Agreement) for the development of any CEP technology not contemplated by the Business Plan, the members of the Board of Directors elected by MMT Sub shall recommend a course of action in respect of such application or deployment and LMC Sub shall cause the directors elected by it to vote in favor of such recommended course of action.

     7. OBLIGATION TO FUND CORPORATION. LMC Sub agrees that it shall fund the operations of the Corporation, in the Corporation's capacity as general partner of the Partnership, through August 1, 1999 on the limited basis provided in this
Section 7. The Board of Directors shall request funding from LMC Sub from time to time (but no less often than annually) to fund the operations of the Corporation. LMC Sub shall provide the funds requested by the Board of Directors from time to time, to the extent that the Board of Directors considers such funding reasonably necessary for the anticipated operations of the Corporation based on the Business Plan. In no event, however, shall LMC Sub be obligated to provide more than $20 million in any one fiscal year to the Partnership pursuant to the Partnership Agreement and the Corporation pursuant to this Agreement, or more than $75 million in the aggregate from August 9, 1994 (the date of the Original Stockholders Agreement) through the term of the Partnership Agreement and this Agreement to the Partnership and the Corporation. Any funding shall be made within ten (10) business days after the funding request of the Board of Directors by wire transfer to an account designated by the Corporation at least two (2) business days prior to the due date. LMC Sub shall have no obligation to provide any additional funding or financing to the Partnership and the Corporation in excess of the $20 million/$75 million amounts referred to above without its written agreement to do so. Any contribution made by LMC Sub to the Partnership or the Corporation, regardless of whether made in its capacity as a limited partner of the Partnership or as a stockholder of the Corporation not matched by MMT Sub, shall reduce the foregoing obligation of LMC Sub to make contributions to the Corporation and the Partnership by an equal amount. It is the intent of the parties to this Agreement and the Related Agreements that the maximum obligation of LMC Sub to contribute funds to the Partnership and the Corporation is expressly limited to provide no more than $20 million in any one fiscal year to the Partnership and the Corporation or more than $75 million from August 9, 1994 (the date of the Original Stockholders Agreement) through the term of the Partnership Agreement and this Agreement. It is the intent of the parties to this Agreement and the other Related Agreements that LMC Sub and MMT Sub shall not have any personal liability for the debts, liabilities or obligations of the Corporation or the Partnership. The $20 million/$75 million amounts referred to above exclude any amount provided by the LMC Sub, if any, to consummate the acquisition by the Partnership of Retech Technology pursuant to the Asset Acquisition Agreement.

     8. CERTAIN TRANSFERS OF LIMITED PARTNER INTERESTS. LMC Sub agrees that the Corporation shall not consent to any transfer by LMC Sub of its limited partner interest in the Partnership, without the prior consent of the Directors elected by MMT Sub. MMT Sub agrees that the Corporation shall not consent to any transfer by MMT Sub of its limited partner interest in the Partnership, without the prior consent of the Directors elected by LMC Sub.

     9.   MISCELLANEOUS.

          a. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws or rules. As provided in the Dispute Resolution Agreement, the parties hereto have submitted to the exclusive jurisdiction of state and federal courts located in the State of Delaware.

          b. DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Agreement shall be subject to the Dispute Resolution Agreement.

          c. SEVERABILITY. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provisions of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          d. CERTAIN DEFINITIONS. (i) "Person" includes a natural person, partnership, joint venture, corporation, limited liability company, trust or any other association or entity; and (ii) capitalized terms used herein and not otherwise defined are used as defined in the Restructuring Agreement.

          e. RELATED AGREEMENT. This Agreement shall constitute a Related Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

500             Shares of Class A         MARTIN MARIETTA
                Common Stock              ENVIRONMENTAL HOLDINGS, INC.



                                          By: /s/ John F. Egan
                                              ---------------------------------
                                              Title:  President



500             Shares of Class B         MMT FEDERAL HOLDINGS, INC.
                Common Stock


                                          By: /s/ Benjamin T. Downs
                                              ---------------------------------
                                              Title:  Executive Vice President




                                          M4 ENVIRONMENTAL MANAGEMENT INC.



                                          By: /s/ J. Robert Merriman
                                              ---------------------------------
                                              Title:  President

                                                                  Exhibit E-2 to
                                                                  --------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                         Amendment to General Partner's
                         ------------------------------
                          Certificate of Incorporation
                          ----------------------------


     Article FOURTH of the General Partner's Certificate of Incorporation shall be amended to change each reference from "three (3) directors" to "four (4) directors".

     Article SIXTH of the General Partner's Certificate of Incorporation shall be amended in its entirety to read as follows:

          "SIXTH: The Board of Directors shall consist of eight (8) members. Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot. At all meetings of the Board of Directors, a quorum for the transaction of business shall be the presence of an equal number of directors elected by the holders of Class A Stock and Class B Stock (so long as such directors present constitute at least one-third of the total authorized number of directors)."








                    ________________________________________

                                                                  Exhibit E-3 to
                                                                  --------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                         Amendments to General Partner's
                         -------------------------------
                                     By-Laws
                                     -------

     Sections 2.1, 2.2, 4.1, 4.2 and 4.3 of the General Partner's By-Laws will be amended to read as follows:

          Section 2.1. NUMBER; QUALIFICATIONS. The Board of Directors shall consist of eight (8) members. Directors need not be stockholders.

          Section 2.2. ELECTION; RESIGNATION; REMOVAL; VACANCIES. The Board of Directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of Class A Common Stock, $.01 par value, ("Class A Stock") shall elect four (4) directors and the holders of Class B Common Stock, $.01 par value, ("Class B Stock") shall elect four (4) directors, each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation. Any vacancy occurring in the Board of Directors for any cause may be filled by a majority vote of the directors elected by the Class of Common Stock which elected the director who is no longer serving, even though less than a quorum, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

          Section 4.1. EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. The Directors elected by the holders of Class B Stock, even though less than a quorum (so long as such directors number at least one-third of the total of the authorized number of directors), shall elect a Chairman of the Board pursuant to the procedures set forth in the Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (as amended from time to time, the "MASTER AGREEMENT") between Lockheed Martin Corporation, a Maryland corporation (as successor by merger to Martin Marietta Corporation, a Maryland corporation) ("LMC"), and Molten Metal Technology, Inc., a Delaware corporation ("MMT), as amended by the Partnership Restructuring Agreement, dated as of March 15, 1996 (the "RESTRUCTURING AGREEMENT"), among LMC, MMT and the other party named therein. The Directors elected by the holders of Class A Stock, even though less than a quorum (so long as such directors number at least one-third of the total of the authorized number of directors), shall elect a President pursuant to the procedures set forth in the Restructuring Agreement. The Board of Directors shall elect a Secretary, and it may, if it so determines, choose a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers pursuant to the procedures set forth in the Restructuring Agreement. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, in the case of the President pursuant to the procedures set forth in the Restructuring Agreement, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

          Section 4.2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, except as may be otherwise required under the laws of the State of Delaware. He shall also perform such other duties as may be assigned to him by these By-laws or the Board of Directors. The Chairman of the Board shall also have such other duties as are assigned to him by the Restructuring Agreement.

          Section 4.3. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and of the Board of Directors. He shall be the Chief Executive Officer and may be the Chief Operating Officer of the corporation, shall have general and active management of the business of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall perform such other duties as may be assigned to him by these By-laws or the Board of Directors and, in particular, he shall act as the General Manager to the Partnership and shall have the powers and be subject to the responsibilities as set forth in the Restructuring Agreement, including, without limitation, the powers and responsibilities set forth in Section 6.6 of the Restructuring Agreement, and may be removed pursuant to the procedures set forth in the Restructuring Agreement.






                     _____________________________________

                                                                  Exhibit F-1 to
                                                                  --------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------



                                    GUARANTY
                                    --------

     THIS GUARANTY is made as of the 30th day of April, 1996 (this "GUARANTY") by Lockheed Martin Corporation, a Maryland corporation (the "GUARANTOR"), in favor of and for the benefit of Molten Metal Technology, Inc., a Delaware corporation ("MMT"), and MMT Federal Holdings Inc., a Delaware corporation (the "MMT SUBSIDIARY").

                                    RECITALS:

     WHEREAS, the Guarantor (as successor by merger to Martin Marietta Corporation, a Maryland corporation ("MMC")) and MMT have entered into a Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (the "MASTER AGREEMENT"). Initially capitalized terms used herein and not otherwise defined are used as defined in the Restructuring Agreement as referred to below.

     WHEREAS, MMT and LMC and the Partnership (only for certain limited purposes specified therein) have entered into a Partnership Restructuring Agreement, dated as of March 15, 1996 (as in effect from time to time, the "RESTRUCTURING AGREEMENT"), pursuant to which they agreed to restructure certain aspects of their business relationship; and

     WHEREAS, pursuant to Section 4.4 of the Master Agreement, the Guarantor has elected to have Martin Marietta Environmental Holdings, Inc., a Delaware corporation (the "LMC Subsidiary"), a wholly-owned subsidiary of the Guarantor, serve as a limited partner of the Partnership and as a stockholder of the General Partner in lieu of LMC.

     WHEREAS, in accordance with the Master Agreement and the Restructuring Agreement, the Guarantor has agreed to execute and deliver to MMT and the MMT Subsidiary this Guaranty to guarantee the payment and performance of the obligations of LMC Subsidiary under



                                        *





     WHEREAS, in accordance with Section 5.7 of the MMT License Agreement, the Guarantor has also agreed to execute and deliver this Guaranty to guarantee the obligations of the Partnership under Section 5.3 of the MMT License Agreement to pay to MMT the Plant Start-Up



- -------------------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

Fees (as defined in the MMT License Agreement) (collectively, the "LICENSE AGREEMENT OBLIGATIONS").

     NOW, THEREFORE, in consideration of value received, the sufficiency of which is hereby acknowledged, the Guarantor does hereby agree as follows.

     1. GUARANTOR GUARANTEE OF THE LMC SUBSIDIARY OBLIGATIONS UNDER PARTNERSHIP AGREEMENT AND GP STOCKHOLDER AGREEMENT. The Guarantor hereby unconditionally guarantees the prompt and complete payment and performance, when due, of the LMC Subsidiary Obligations to the MMT Subsidiary. This Guaranty is one of payment and not of collection.

     2. GUARANTOR GUARANTEE OF LICENSE AGREEMENT OBLIGATIONS OF PARTNERSHIP UNDER THE MMT LICENSE AGREEMENT. The Guarantor hereby guarantees the prompt and complete payment and performance, when due, of the License Agreement Obligations to MMT. This Guaranty is one of payment and not of collection.

     3. WAIVER OF SURETYSHIP DEFENSES. MMT and the MMT Subsidiary may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (i) make any change in the terms of any obligation or liability of the LMC Subsidiary or the Partnership, (ii) take or fail to take any action of any kind in respect of any security for any obligation or liability of the LMC Subsidiary or the Partnership to MMT or the MMT Subsidiary, (iii) exercise or refrain from exercising any rights against the LMC Subsidiary or the Partnership, or (iv) compromise or subordinate any obligation or liability of the LMC Subsidiary or the Partnership to MMT or the MMT Subsidiary including any security therefor. The Guarantor hereby waives all suretyship defenses.

     4. WAIVER OF NOTICES. The Guarantor hereby waives notice of acceptance of this Guaranty, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by MMT or the MMT Subsidiary against the LMC Subsidiary, the Partnership or the Guarantor.

     5. TERMINATION OF LIMITED GUARANTY. This Guaranty shall continue in full force and effect until all LMC Subsidiary Obligations and all License Agreement Obligations have been paid or satisfied in full. Notwithstanding any provision of this Guaranty or any Related Agreement to the contrary, upon the payment or performance of any LMC Subsidiary Obligation or any License Agreement Obligation by the Guarantor, the Partnership and/or the LMC Subsidiary, the Guarantor shall be discharged, and its obligations hereunder shall cease and terminate, with respect to any such Obligation that has been satisfied by payment or performance, notwithstanding whether any payment is required to be disgorged or returned by MMT, the MMT Subsidiary or the Partnership.

     6. NO WAIVER OF SUBROGATION, INDEMNITY AND/OR CONTRIBUTION RIGHTS. Notwithstanding any provision of this Guaranty to the contrary, no subrogation rights, indemnity rights and/or contribution rights are being waived hereunder by the Guarantor, except for any subrogation rights, indemnity rights and/or contribution rights of the Guarantor with respect to the License Agreement Obligations to MMT, which are hereby waived.

     7. DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Guaranty shall be subject to the Dispute Resolution Agreement.

     8. GOVERNING LAW. This Guaranty shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware (without regard to its conflict of laws rules), and all rights and remedies shall be governed by such laws.

     9. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provisions of this Guaranty, and this Guaranty shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby has duly and validly executed this Guaranty as of the day and year first written above.

                                        GUARANTOR:
                                        ----------

                                        LOCKHEED MARTIN CORPORATION



                                        By:__________________________________
                                           Title:


Accepted:

MMT:
- ----

MOLTEN METAL TECHNOLOGY, INC.



By:______________________________________
   Title:

                                                                  Exhibit F-2 to
                                                                  --------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                                    GUARANTY
                                    --------

     THIS GUARANTY is made as of the 30th day of April, 1996 (this "GUARANTY") by Molten Metal Technology, Inc., a Delaware corporation (the "GUARANTOR"), in favor of and for the benefit of Lockheed Martin Corporation, a Maryland corporation ("LMC"), and Martin Marietta Environmental Holdings, Inc., a Delaware corporation (the "LMC SUBSIDIARY").

                                    RECITALS:

     WHEREAS, the Guarantor and LMC (as successor by merger to Martin Marietta Corporation, a Maryland corporation ("MMC")) have entered into a Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (the "MASTER AGREEMENT"). Initially capitalized terms used herein and not otherwise defined are used as defined in the Restructuring Agreement referred to below.

     WHEREAS, MMT and LMC and the Partnership (only for certain limited purposes specified therein) have entered into a Partnership Restructuring Agreement, dated as of March 15, 1996 (as in effect from time to time, the "RESTRUCTURING AGREEMENT"), pursuant to which they agreed to restructure certain aspects of their business relationship; and

     WHEREAS, pursuant to Section 4.4 of the Master Agreement, the Guarantor has elected to have MMT Federal Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "MMT Subsidiary"), serve as a limited partner of the Partnership and as a stockholder of the General Partner in lieu of MMT.

               WHEREAS, in accordance with the Master Agreement and the Restructuring Agreement, the Guarantor has agreed to execute and deliver to LMC this Guaranty to guarantee the payment and performance of the obligations of the MMT Subsidiary under




                                        *
                                        -




- ---------------------------

* Confidential treatment has been requested for this portion of Exhibit 10.2.

     NOW, THEREFORE, in consideration of value received, the sufficiency of which is hereby acknowledged, the Guarantor does hereby agree as follows.


     1. GUARANTOR GUARANTEE OF THE MMT SUBSIDIARY OBLIGATIONS UNDER PARTNERSHIP AGREEMENT AND GP STOCKHOLDER AGREEMENT. The Guarantor hereby unconditionally guarantees the prompt and complete payment and performance, when due, of the MMT Subsidiary Obligations to the LMC Subsidiary. This Guaranty is one of payment and not of collection.

     2. WAIVER OF SURETYSHIP DEFENSES. LMC and the LMC Subsidiary may at any time and from time to time without notice to or consent of the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder: (i) make any change in the terms of any obligation or liability of the MMT Subsidiary, (ii) take or fail to take any action of any kind in respect of any security for any obligation or liability of the MMT Subsidiary to the LMC Subsidiary or the Partnership, (iii) exercise or refrain from exercising any rights against the MMT Subsidiary, or (iv) compromise or subordinate any obligation or liability of the MMT Subsidiary to the LMC Subsidiary or the Partnership including any security therefor. The Guarantor hereby waives all suretyship defenses.

     3. WAIVER OF NOTICES. The Guarantor hereby waives notice of acceptance of this Guaranty, and waives presentment, demand for payment, protest, notice of dishonor or non-payment of any such obligation or liability, suit or the taking of other action by LMC or the LMC Subsidiary against the MMT Subsidiary or the Guarantor.

     4. TERMINATION OF LIMITED GUARANTY. This Guaranty shall continue in full force and effect until all MMT Subsidiary Obligations have been paid or satisfied in full. Notwithstanding any provision of this Guaranty or any Related Agreement to the contrary, upon the payment or performance of any MMT Subsidiary Obligation by the Guarantor and/or the MMT Subsidiary, the Guarantor shall be discharged, and its obligations hereunder shall cease and terminate, with respect to any such Obligation that has been satisfied by payment or performance, notwithstanding whether any payment is required to be disgorged or returned by LMC, the LMC Subsidiary or the Partnership.

     5. NO WAIVER OF SUBROGATION, INDEMNITY AND/OR CONTRIBUTION RIGHTS. Notwithstanding any provision of this Guaranty to the contrary, no subrogation rights, indemnity rights and/or contribution rights are being waived hereunder by the Guarantor.

     6. DISPUTE RESOLUTION. All disputes or claims arising under or in any way relating to this Guaranty shall be subject to the Dispute Resolution Agreement.

     7. GOVERNING LAW. This Guaranty shall be governed by, construed and enforced in accordance with, the laws of the State of Delaware (without regard to its conflict of laws rules), and all rights and remedies shall be governed by such laws.

     8. SEVERABILITY. If any provision of this Guaranty shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provisions of this Guaranty, and this Guaranty shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby has duly and validly executed this Guaranty as of the day and year first written above.

                                   GUARANTOR:
                                   ----------

                                   MOLTEN METAL TECHNOLOGY, INC.



                                   By:___________________________________
                                      Title:


Accepted:

LMC:
- ----

LOCKHEED MARTIN CORPORATION

By:______________________________
   Title:

                                                                    Exhibit G to
                                                                    ------------
                                             Partnership Restructuring Agreement
                                             -----------------------------------


                              AMENDED AND RESTATED
                          DISPUTE RESOLUTION AGREEMENT
                          ----------------------------


     THIS AMENDED AND RESTATED DISPUTE RESOLUTION AGREEMENT is made and entered into as of this 30th day of April, 1996 by and among Lockheed Martin Corporation, a Maryland corporation ("LMC"), MMT Federal Holdings Inc., a Delaware corporation (the "MMT SUBSIDIARY"), Martin Marietta Environmental Holdings, Inc., a Delaware corporation (the "LMC SUBSIDIARY"), Lockheed Environmental Systems & Technologies Co., a Nevada corporation ("LESAT"), M4 Environmental L.P., a Delaware limited partnership (the "Partnership"), M4 Environmental Management Inc., a Delaware corporation (the "GENERAL PARTNER"), and Molten Metal Technology, Inc., a Delaware corporation ("MMT").

     WHEREAS, LMC (as successor by merger to Martin Marietta Corporation, a Maryland corporation ("MMC") and MMT are parties to a Master Agreement for Government Market Development and Commercialization of CEP Technology, dated as of August 9, 1994 (as in effect from time to time, the "MASTER AGREEMENT"), pursuant to which they have agreed to form the Partnership in order to effectively commercialize CEP by selling, engineering, constructing and operating CEP Plants, and sublicensing CEP technology to appropriate third parties to permit them to engineer, construct and operate CEP Plants, to service the environmental remediation, waste management, decontamination, decommissioning, chemical and biological demilitarization, pollution prevention and waste minimization needs of the Department of Energy or the Department of Defense; and

     WHEREAS, MMT, LMC and the Partnership (only for certain limited purposes specified therein) have entered into a Partnership Restructuring Agreement, dated as of March 15, 1996 (as in effect from time to time, the "RESTRUCTURING AGREEMENT"), pursuant to which they agreed to restructure certain aspects of their business relationship; and

     WHEREAS, in the Restructuring Agreement LMC and MMT agreed to enter into this Agreement to amend and restate the terms of the Dispute Resolution Agreement, dated as of August 9, 1994 (the "ORIGINAL AGREEMENT"), and to cause the MMT Subsidiary, the LMC Subsidiary, LESAT, the Partnership and the General Partner to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety to read as follows:

     1. DEFINED TERMS. Defined terms used in this Agreement without definition have the meanings given to such terms in the Restructuring Agreement. In addition, the following defined terms have the following meanings:

     "Affiliate" means, with respect to any Person, any Person controlling, controlled by or under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract or otherwise with respect to any Person, and any other Person controlling, controlled by or under common control with such Person.

     "Agreement" means this Amended and Restated Dispute Resolution Agreement, including the preamble and premises and any exhibits and schedules hereto, as in effect from time to time.

     "Asset Agreement" means the Asset Acquisition Agreement dated as of March 15, 1996, by and among LMC, MMT and the Partnership (for certain limited purposes as specified therein).

     "Covered Disputes" has the meaning set forth in Section 2.

     "Delaware Superior Court" has the meaning set forth in Section 7.

     "Designated Representatives" has the meaning set forth in Section 3.3.

     "Master Agreement" has the meaning set forth in the preamble.

     "Mediator" has the meaning set forth in Section 3.4.

     "Notice Date" has the meaning set forth in Section 3.1.

     "Noticed Dispute" has the meaning set forth in Section 3.1.

     "Permitted Litigation" has the meaning set forth in Section 3.2.

     "Person" means any individual, partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Proceeding" has the meaning set forth in Section 7.

     "Related Agreements" means this Agreement, the Master Agreement, the Restructuring Agreement, the Asset Agreement, the Partnership Agreement, the Registration Rights Agreement, the Loan Agreement, the GP Stockholder Agreement, the MMT License Agreement, the Certificate of Incorporation of the General Partner, the By-Laws of the General Partner, each of the Limited Guaranties, and any other agreement between any of the Partnership, LMC, MMT, the General Partner, LESAT, the LMC Subsidiary or the MMT Subsidiary relating to the Partnership which specifies that it is a Related Agreement for purposes of this Agreement.

     "Requesting Party" has the meaning set forth in Section 3.1.

     "Settlement Information" has the meaning set forth in Section 3.5.1.

     "Subsidiary" means a corporation, company or other entity:

          (i) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

          (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interests representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

     "Summary Proceeding" has the meaning set forth in Section 7.

     "Summary Proceeding Rules" has the meaning set forth in Section 7.

     "Voting Securities" mean, with respect to any Person, all securities issued by such Person having the ordinary power to vote in the election of directors of such Person, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

     2. COVERED DISPUTES. The dispute resolution procedures provided for in this Agreement shall apply to all disputes which may arise among any of the parties hereto or any of their Subsidiaries, whether denominated as claims for breach of contract, claims sounding in tort, claims based on equitable principles or otherwise, with regard to any aspect of the interpretation or performance of any of the Related Agreements, or any aspect of or circumstance relating to the negotiations, preparation, execution of any of the Related Agreements or any aspect of the relationship contemplated by the Restructuring Agreement. Such disputes subject to this Agreement are referred to herein as "COVERED DISPUTES."

     3.   DISPUTE RESOLUTION PROCEDURES.

     3.1. NOTICE AND INVOCATION OF MEDIATION PROCEDURES. The procedures provided for by this Agreement shall not apply to any Covered Dispute unless and until either LMC, the Partnership or MMT (a "REQUESTING PARTY") shall have given written notice invoking the mediation procedures contained herein to each other party to the Covered Dispute. Such notice shall specify in reasonable detail the dispute to which it is intended to apply. Such dispute is hereinafter referred to as a "NOTICED DISPUTE." The effective date of delivery of such notice is referred to herein as the "NOTICE DATE."

     3.2. STAY OF LITIGATION UPON ELECTION OF MEDIATION; TOLLING. (a) Each of the parties hereto agrees that it will not commence any litigation relating to any Covered Dispute unless prior thereto such party has engaged in the mediation procedures contemplated by this Section 3 with respect to such Covered Dispute, except that any party shall be entitled to exercise any remedy in connection with such Covered Dispute if such party reasonably believes that a statute of limitations or repose or other similar statute or doctrine will bar its claim or claims unless a judicial proceeding is commenced or that its rights cannot be protected other than through immediate injunctive or equitable relief (collectively, "PERMITTED LITIGATION").

          (b) In the event that the Requesting Party delivers a notice of a Noticed Dispute, each party hereto shall refrain from commencing any litigation relating to the Noticed Dispute against any other party to this Agreement and each of such other party's Subsidiaries, except for any Permitted Litigation. Such stay shall remain in effect until the earlier of (i) sixty (60) days after the Notice Date, (ii) completion of the dispute resolution process without settlement of the Noticed Dispute, or (iii) written agreement by all parties to discontinue the dispute resolution procedures. If any litigation (other than Permitted Litigation) is pending at the time of the notice, the parties shall each take appropriate steps, including all necessary filings with the court having jurisdiction over such litigation to suspend such litigation for the period of the stay provided for by this Section 3.2. During the pendency of the stay of litigation provided for in this Section 3.2, all statutes of limitation which may be applicable to the Noticed Dispute shall be tolled as between or among the parties hereto and their respective Subsidiaries.

     3.3. NEGOTIATION. Within five (5) days after the Notice Date, each party to such Noticed Dispute shall designate in writing to the other parties the name of one of its senior executive officers who shall be its "DESIGNATED REPRESENTATIVE" in the dispute resolution proceedings. Designation by any party of its Designated Representative shall constitute a representation by such party that its Designated Representative has full power and authority to bind such party to any compromise of the Noticed Dispute or any release of rights in connection therewith. The Designated Representatives shall negotiate in good faith for ten (10) days to resolve such Noticed Dispute.

     3.4. THIRD PARTY MEDIATOR. In the event that the Designated Representatives are unable to resolve the Noticed Dispute, then within twenty
(20) days after the Notice Date, the parties shall mutually appoint a neutral third party mediator (the "MEDIATOR"). In selecting the Mediator, the parties shall select someone with substantial experience in corporate and partnership legal matters. If the parties are unable to agree upon the Mediator by the 20th day following the Notice Date, any party may obtain the appointment of the Mediator by Endispute/J.A.M.S. or its successor (or if such organization shall no longer exist or shall refuse to act) by any court of competent jurisdiction. Thereafter the parties to such Noticed Dispute shall use good faith efforts for thirty (30) days to mediate the Noticed Dispute using the services of the Mediator. In the event the parties have not resolved the Noticed Dispute within such thirty (30) day period, the dispute resolution procedures shall be deemed completed, and any litigation stay shall terminate.

     3.5.   CONFIDENTIALITY; USE IN LITIGATION.

          3.5.1. All statements, disclosures, submissions, and other communications made by a party in the course of mediation of a Noticed Dispute (collectively, "SETTLEMENT INFORMATION") shall be confidential information and shall not be disclosed to any Person other than the employees, officers, counsel and consultants directly involved in the Noticed Dispute, and each party in receipt of Settlement Information shall require all persons to whom it is permitted to disclose Settlement Information to make a similar nondisclosure commitment for the benefit of and enforceable by the party providing Settlement Information. Such nondisclosure obligation shall remain in effect for a period of six years from the date of disclosure.

          3.5.2. Prior to commencing the mediation process, the parties shall require the Mediator to sign a confidentiality agreement in which he or she commits, for the benefit of and on a basis which is enforceable by each party and its respective Affiliates, that he or she will hold the Settlement Information confidential and not disclose it to any party other than the parties and their respective Affiliates, counsel and advisors and agents involved in the Noticed Dispute except under order of disclosure by a court of competent jurisdiction or pursuant to a written authorization signed by the party or parties providing the Settlement Information which is to be disclosed. Each party agrees that it will not and it will not cause or permit any of its Affiliates to seek a court order requiring testimony in any court or other proceeding by the Mediator, with respect to any matter.

          3.5.3. All Settlement Information shall be deemed to be statements made in the furtherance of settlement negotiations and, as such, shall not be admissible in any litigation or proceeding; PROVIDED, THAT, no party shall be prevented from obtaining discovery concerning or offering evidence of facts disclosed in Settlement Information from sources other than disclosures made in mediation, to the extent otherwise permissible by law.

     4. FEES AND EXPENSES OF MEDIATOR. The fees and expenses of the Mediator shall be divided equally by LMC and MMT.

     5. SCOPE OF OBLIGATION; SPECIFIC PERFORMANCE. The parties are agreeing to utilize the settlement procedures outlined above in a good faith effort to provide for a speedy and economical means of resolving disputes. However, the parties agree that no party shall be in default or in breach hereof for failure to adhere to any of the procedures outlined above except that (i) compliance with the procedures hereof in full when and as required shall be a condition precedent to the other party's obligation to continue its participation in the negotiation and mediation procedures and (ii) either party may obtain an order of specific performance in respect of the other party's obligation under Sections 3.2, 3.5.1, 3.5.2, and 3.5.3 and an award of money damages in respect of Section 4. In addition, nothing herein shall be construed to require any party to agree to any particular settlement of a dispute. It is the intention of the parties that this Agreement be purely procedural in nature. Its purpose is to ensure that the possibilities of settlement are fully explored by the parties with the aid of a neutral mediator before either party resorts to or continues the prosecution of litigation.




                                        *





     7. SUMMARY PROCEEDING. (a) No Covered Dispute where the amount in controversy as to at least one party, exclusive of interest and costs, exceeds One Million Dollars ($1,000,000) (a "SUMMARY PROCEEDING"), shall be litigated (whether before or after invocation and completion of the mediation procedures set forth in Section 3) except in the Superior Court of the State of Delaware (the "DELAWARE SUPERIOR COURT") as a summary proceeding pursuant to Rules 124-131 of the Delaware Superior Court, or any successor rules (the "SUMMARY PROCEEDING RULES"). Each of the parties hereto hereby irrevocably and unconditionally (i) submits to the jurisdiction of the Delaware Superior Court for any Summary Proceeding, (ii) agrees not to commence any Summary Proceeding except in the Delaware Superior Court; (iii) waives, and agrees not to plead or to make, any objection to the venue of any Summary Proceeding in the Delaware Superior Court, (iv) waives, and agrees not to plead or to make, any claim that the Delaware Superior Court lacks personal jurisdiction over it, and (iv) waives its right to remove any Summary Proceeding to the federal courts except where such courts are vested with sole and exclusive jurisdiction by statute.

          (b) In the event any action, suit or proceeding arising out of or relating to any Covered Dispute where the amount in controversy as to at least one party, exclusive of interest and costs, does not exceed One Million Dollars ($1,000,000) (a "PROCEEDING"), the parties to such Proceeding agree to make application to the Delaware Superior Court to proceed under the Summary Proceeding Rules. Until such time as such application is rejected, such Proceeding shall be treated as a Summary Proceeding and all of the foregoing provisions of this Section relating to Summary Proceedings shall apply to such Proceeding.



- ----------------------------------
* Confidential treatment has been requested for this portion of Exhibit 10.2.

          (c) Each of the parties agrees, to the extent such party is not a resident of the State of Delaware, to appoint irrevocably and to maintain an agent in the State of Delaware, and to notify promptly each other party hereto of the name and address of such agent.

     8.   MISCELLANEOUS.

     8.1. ENTIRE AGREEMENT. This Agreement together with the Related Agreements constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and merges and replaces all prior negotiations, discussions, offers, representations, warranties, covenants, and agreements of the parties in respect of such subject matter.

     8.2. AMENDMENT; WAIVER. This Agreement may be amended only by a written instrument signed by all parties. The failure of any party to insist on one or more occasions upon strict performance by the other party of any its obligations hereunder shall not constitute a waiver, release, or amendment of such party's right to insist upon strict performance of such obligation on future occasions.

     8.3. NOTICES. Notices given to either of the parties pursuant to, or in connection with, this Agreement shall be effective upon delivery and shall be transmitted by manual delivery, certified or registered mail with return receipt requested or express courier at the address set forth below in respect of each party:

          8.3.1.  If to MMT, to:

          Molten Metal Technology, Inc.
          51 Sawyer Road
          Waltham, Massachusetts  02154

          Attention:  William M. Haney, III, President
                       and Chief Executive Officer
                      Ethan E. Jacks, Esq., Vice President
                       and General Counsel

     with a copy sent contemporaneously to:

          Bingham, Dana & Gould LLP
          150 Federal Street
          Boston, Massachusetts  02154

          Attention:  John R. Utzschneider, Esq.

          8.3.2.  If to LMC, to:

          Lockheed Martin Corporation
          Energy and Environmental Sector
          1155 University Boulevard, S.E.
          Albugquerque, New Mexico  87106-4320

          Attention:  Peter P. Ottmer, Esq.
                      Vice President and General Counsel

     with a copy sent contemporaneously to:

          Richards, Layton & Finger
          One Rodney Square
          Wilmington, DE  19801

          Attention:  James G. Leyden, Esq.

          8.3.3. If to MMT Sub, c/o MMT at the address provided pursuant to
Section 8.3.1; and if to LMC Sub, c/o LMC at the address provided pursuant to
Section 8.3.2.

          8.3.4. If to the General Partner or the Partnership, c/o MMT Sub and LMC Sub at the address provided pursuant to Sections 8.3.1 and 8.3.2 above.

     8.4. GOVERNING LAW, ETC. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, all rights and remedies being governed by such laws, without regard to its conflict of laws rules.

     8.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OR ANY OF THEM RELATING THERETO.

     8.6. WAIVER OF CERTAIN DAMAGES. EACH OF THE PARTIES HERETO TO THE FULLEST EXTENT PERMITTED BY LAW IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY RELATED AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.

     8.7. SECTIONS AND SECTION HEADINGS. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

     8.8. ASSIGNS. This Agreement and the Related Agreements shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement and the Related Agreements nor the obligations of any party hereunder or thereunder shall be assignable or transferable by such party without the prior written consent of the other party hereto.

     8.9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.10 CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     8.11 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement or any Related Agreement shall not affect the other provisions hereof or thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first set forth above.

                                             MOLTEN METAL TECHNOLOGY, INC.


                                             By:_______________________________
                                                Name: _________________________
                                                Title:_________________________


                                             LOCKHEED MARTIN CORPORATION

                                             By:_______________________________
                                                Name: _________________________
                                                Title:_________________________


                                             MARTIN MARIETTA ENVIRONMENTAL
                                             HOLDINGS, INC.


                                             By:_______________________________
                                                Name: _________________________
                                                Title:_________________________

                                         LOCKHEED ENVIRONMENTAL
                                         SYSTEMS & TECHNOLOGIES CO.


                                         By:_______________________________
                                            Name: _________________________
                                            Title:_________________________



                                         MMT FEDERAL HOLDINGS INC.

                                         By:_______________________________
                                            Name: _________________________
                                            Title:_________________________



                                         M4 ENVIRONMENTAL L.P.

                                         By:  M4 Environmental Management Inc.,
                                               as General Partner

                                         By:_______________________________
                                            Name: _________________________
                                            Title:________________________


                                         M4 ENVIRONMENTAL MANAGEMENT INC.


                                         By:_______________________________
                                            Name: _________________________
                                            Title:_________________________

                                 Schedule 3.6 to
                       Partnership Restructuring Agreement
                       -----------------------------------


(i) Amending the Limited Liability Company Agreement (the "LLC AGREEMENT") of the successor to M4 Environmental L.P. (the "NEW LLC");

(ii) Increasing the amount of capital contributions or debt guarantees above the thresholds provided for in the LLC Agreement;

(iii) To admit any new Member upon the issuance of new limited liability company interests;

(iv) Permitting the transfer by a member of its limited liability company interest;

(v) To pursue an initial public offering in connection with the New LLC or its assets;

(vi) Acquiring property from any Person relating to acquisitions by way of purchase of stock, partnership interests, membership interests or other equity interests or purchase of assets of businesses engaged in the environmental business;

(vii)  To dissolve the New LLC;

(viii) To sell all or substantially all of the assets of the New LLC;

(ix) Causing the New LLC to merge with or consolidate into another business entity;

(x) Commencing a voluntary proceeding seeking reorganization or other relief with respect to the New LLC under any bankruptcy or similar law; and

(xi) Causing the New LLC to engage in any material transaction between the New LLC and any member of the New LLC not contemplated by the Partnership Restructuring Agreement and the Related Agreements, including the sale of Retech assets to any member or its affiliate.